       [THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS
          HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
       COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH
              "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."




                           SECOND AMENDED AND RESTATED

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                     BETWEEN

                             AMERICAN AIRLINES, INC.

                                       AND

                                   SABRE INC.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             --  DEFINITIONS AND INTERPRETATION..........................................................1

         1.1      DEFINITIONS.....................................................................................1

         1.2      EXHIBITS........................................................................................1

ARTICLE II            --  TERM....................................................................................2

         2.1      TERM OF AGREEMENT...............................................................................2

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

ARTICLE III           --  SERVICES AND EXCLUSIVITY................................................................5

         3.1      SERVICES IN GENERAL.............................................................................5

         3.2      ACCESS TO AND USE OF FACILITIES.................................................................5

         3.3      NEW/OUT-OF-SCOPE SERVICES.......................................................................7

         3.4      TSG'S RIGHTS TO MANAGE ITS RESOURCES............................................................7

         3.5      KEEPING PLATFORM TECHNOLOGY CURRENT.............................................................7

         3.6      SHARED ENVIRONMENT UPGRADES.....................................................................8

         3.7      EFFICIENCY AND COST EFFECTIVENESS...............................................................8

         3.8      REFRESH FOR DEVICE SUPPORT......................................................................8

         3.9      TSG SUPPORT FOR THIRD-PARTY PRODUCTS............................................................9

         3.10     EXCLUSIVITY.....................................................................................9

         3.11     NON-EXCLUSIVE SERVICES.........................................................................11

         3.12     ENGAGING THIRD PARTIES FOR NON-EXCLUSIVE SERVICES..............................................12

         3.13     EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS..............................................13

         3.14     CHANGES IN DEMAND FOR TSG SERVICES.............................................................14

         3.15     PREFERRED CUSTOMER FOR DEPLOYMENT OF SKILLED PERSONNEL.........................................14

         3.16     SPECIAL PROVISIONS FOR RESERVATIONS 800 SERVICES...............................................14

         3.17     SPECIAL PROVISIONS CONCERNING SITA AND SITA SERVICES...........................................15

         3.18     SPECIAL PROVISIONS CONCERNING CUSTOM SOFTWARE..................................................16

         3.19     ELECTRONIC TRAVEL DISTRIBUTION SYSTEM..........................................................16

         3.20     SPECIAL PROVISIONS REGARDING CERTAIN SOFTWARE DEVELOPMENT......................................16


                                      i

ARTICLE IV            --  LOCATIONS OF SERVICES..................................................................16

         4.1      TSG'S CHANGES TO LOCATIONS.....................................................................16

         4.2      AIRLINE GROUP'S REQUESTED CHANGES AT IT LOCATIONS..............................................17

ARTICLE V             --  SERVICE LEVELS.........................................................................17

         5.1      SERVICE LEVELS IN GENERAL......................................................................17

         5.2      SLA REQUIREMENTS...............................................................................18

         5.3      HISTORICAL SLA STANDARDS.......................................................................19

         5.4      MONITORING.....................................................................................19

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         5.6      COSTS BORNE EXCLUSIVELY BY TSG.................................................................19

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         5.8      PERFORMANCE REVIEWS............................................................................20

         5.9      CORRECTION OF PERFORMANCE......................................................................20

         5.10     SLA STANDARDS, FORCE MAJEURE EVENT, AND TRANSITION ASSISTANCE..................................20

         5.11     AUDITING CODE EFFICIENCY.......................................................................21

         5.12     ANNUAL SURVEY..................................................................................21

ARTICLE VI            --  SUBCONTRACTING.........................................................................21

         6.1      NO SUBCONTRACTING PRIMARY RESPONSIBILITIES.....................................................21

         6.2      PERMITTED SUBCONTRACTING.......................................................................21

ARTICLE VII           --  FEES...................................................................................22

         7.1      RATE AND RESET SCHEDULE........................................................................22

         7.2      ESTABLISHING RATES FOR EVEN-NUMBERED YEARS.....................................................23

         7.3      ESTABLISHING RATES FOR ODD-NUMBERED YEARS......................................................23

         7.4      PROJECTED ANNUAL RESET FEES....................................................................24

         7.5      BENCHMARKING...................................................................................25

         7.6      PROJECTED ANNUAL NEGOTIATED FEES...............................................................26

         7.7      LIMITED USE OF PROJECTED FEES..................................................................26

         7.8      RECOURSE TO DISPUTE RESOLUTION.................................................................26


                                      ii

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         7.10     ADJUSTMENT TO PROVISIONS BASED ON COVERSION TO MARKET PRICING..................................27

         7.11     PERFORMANCE ADJUSTMENT OF FEES.................................................................27

         7.12     PAYMENT FOR RE-RUNS............................................................................28

         7.13     FEE REDUCTIONS FOR DROPPING CERTAIN MAINTENANCE................................................28

         7.14     MOST FAVORED CUSTOMER..........................................................................28

         7.15     PAYMENTS FOR THIRD PARTY SOFTWARE UPON DISAFFILIATION..........................................29

         7.16     FAIR ALLOCATION OF COSTS.......................................................................29

         7.17     ALLOCATION OF COSTS UPON TERMINATION BY AN MFC CUSTOMER OF ALL OR PART OF ITS
                  AGREEMENT WITH TSG.............................................................................30

ARTICLE VIII          --  INVOICES AND PAYMENT...................................................................30

         8.1      INVOICES.......................................................................................30

         8.2      DISPUTED INVOICES..............................................................................30

         8.3      BILLING PROCEDURES.............................................................................31

         8.4      NEW BILLING SYSTEM.............................................................................31

         8.5      INTEREST ON OVERDUE AMOUNTS....................................................................32

ARTICLE IX            --  TRANSFER AND PROPERTY TAXES............................................................32

         9.1ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES.......................................................32

         9.2      CLAIM OF EXEMPTION.............................................................................32

         9.3      PROPERTY TAXES.................................................................................32

         9.4      CONTESTS OF TAX ASSESSMENTS....................................................................32

         9.5      REFUNDS........................................................................................33

         9.6      COOPERATION....................................................................................33

         9.7      TAXES ON THIRD-PARTY PASS-THROUGH CHARGES......................................................34

         9.8      ADDITIONAL TAX CONTESTS........................................................................35

         9.9      NO OTHER TAX INDEMNITY.........................................................................35

         9.10     TAXES AND DISPUTE RESOLUTION...................................................................35

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                                      iii

ARTICLE X             --  OWNERSHIP OF DATA......................................................................37

         10.1     OWNERSHIP OF DATA..............................................................................37

         10.2     USE OF DATA....................................................................................37

         10.3     RISK OF DATA LOSS..............................................................................37

         10.4     DATA SECURITY..................................................................................38

         10.5     COPIES OF DATA FOR THE AIRLINE GROUP...........................................................38

         10.6     MEDIA CONTAINING DATA..........................................................................38

ARTICLE XI            --  SOFTWARE AND INTELLECTUAL PROPERTY.....................................................38

         11.1     OWNERSHIP OF INVENTIONS AND PATENTS............................................................38

         11.2     TRANSFERRED SOFTWARE...........................................................................38

         11.3     JOINTLY OWNEDSOFTWARE OWNERSHIP................................................................38

         11.4     OWNERSHIP OF IDSSOFTWARE.......................................................................39

         11.5     NEW SOFTWARE OWNERSHIP.........................................................................39

         11.6     RIGHTS OFAMERICAN IN STANDARD SOFTWARE.........................................................40

         11.7     RIGHTS OF TSG INSTANDARD SOFTWARE..............................................................41

         11.8     CLONED SOFTWARE AND CLONED SOFTWARE DERIVATIVE WORKS...........................................41

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         11.10    INTELLECTUAL PROPERTY..........................................................................43

         11.11    CONVENANTS NOT TO SUE..........................................................................45

         11.12    LICENSE AND ACCESS TO CERTAIN TSG PORTFOLIO SOFTWARE...........................................46

         11.13    TSG'S MARKETING RIGHTS.........................................................................47

         11.14    OFFSET OF FEES.................................................................................47

         11.15    COPIES OF SOFTWAREFOR AMERICAN.................................................................48

         11.16    JOINTLY USED ANDFUNDED SOFTWARE................................................................48

         11.17    CERTAIN ADDITIONAL SOFTWARE LICENSES FROM AMERICAN.............................................48

ARTICLE XII           --  MARKETING AND RELATED RIGHTS...........................................................48


                                      iv

         12.1     SERVICES PROVIDED BY THE AIRLINE GROUP TO ITS CUSTOMERS........................................48

         12.2     THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS......................................49

         12.3     FORMER TSG PROSPECTS...........................................................................50

         12.4     EXISTING ALLIANCES.............................................................................50

         12.5     MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION...............................................50

ARTICLE XIII          --  NON-COMPETITION........................................................................51

         13.1     SEPARATE NON-COMPETITION AGREEMENT.............................................................51

ARTICLE XIV           --  CONFIDENTIAL INFORMATION...............................................................51

         14.1     CONFIDENTIAL INFORMATION.......................................................................51

         14.2     EXCLUDED INFORMATION...........................................................................52

         14.3     USE OF CONFIDENTIAL INFORMATION................................................................53

         14.4     STANDARD OF CARE...............................................................................53

         14.5     PERMITTED DISCLOSURES..........................................................................53

         14.6     REQUIRED DISCLOSURES...........................................................................53

         14.7     TITLE TO INFORMATION...........................................................................54

         14.8     CONFIDENTIALITY AND THIRD PARTIES..............................................................54

         14.9     IRREPARABLE HARM...............................................................................55

         14.10    GENERAL KNOWLEDGE..............................................................................55

         14.11    CONFIDENTIALITY AND BENCHMARKING...............................................................55

ARTICLE XV            --  SECURITY...............................................................................55

         15.1     SECURITY IN GENERAL............................................................................55

ARTICLE XVI           --  KEY EMPLOYEES AND RELATED PROVISIONS...................................................56

         16.1     DESIGNATION OF KEY EMPLOYEES...................................................................56

         16.2     RESTRICTIONS CONCERNING KEY EMPLOYEES..........................................................57

         16.3     REMOVAL OF PERSONNEL...........................................................................57

ARTICLE XVII          --  NON-SOLICITATION OF EMPLOYEES..........................................................58

         17.1     NON-SOLICITATION OF EMPLOYEES..................................................................58

ARTICLE XVIII         --  PARTIES'RELATIONSHIP...................................................................59


                                      v

         18.1     INDEPENDENT PARTIES............................................................................59

         18.2     ADVERTISING....................................................................................60

         18.3     AUTHORITY OF ACCOUNT MANAGERS AND OTHERS.......................................................60

ARTICLE XIX           --  WARRANTIES.............................................................................60

         19.1     MUTUAL WARRANTIES..............................................................................60

         19.2     TSG'S WARRANTIES...............................................................................61

         19.3     AMERICAN'S WARRANTIES..........................................................................61

ARTICLE XX            --  INDEMNIFICATION........................................................................61

         20.1     INJURY AND PROPERTY INDEMNIFICATION BY TSG.....................................................61

         20.2     CUSTOMER INDEMNIFICATION BY TSG................................................................61

         20.3     INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG...................................................61

         20.4     INJURY AND PROPERTY INDEMNIFICATION BY AMERICAN................................................62

         20.5     CUSTOMER INDEMNIFICATION BY AMERICAN...........................................................63

         20.6     INTELLECTUAL PROPERTY INDEMNIFICATION BY AMERICAN..............................................63

         20.7     AIRLINE INCIDENT INDEMNIFICATION...............................................................64

         20.8     SITA INDEMNIFICATION...........................................................................64

         20.9     EXPRESS NEGLIGENCE.............................................................................64

         20.10    THIRD-PARTY CLAIMS.............................................................................64

         20.11    NON-THIRD-PARTY CLAIMS.........................................................................65

         20.12    THIRD PARTY SOFTWARE INDEMNIFICATION...........................................................65

ARTICLE XXI           --  LIMITATIONS OF LIABILITY...............................................................66

         21.1     INTENDED ALLOCATION OF RISKS...................................................................66

         21.2     NEGLIGENCE AND ORDINARY MISTAKES...............................................................66

         21.3     EXTRAORDINARY MISTAKES.........................................................................66

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         21.5     GROSS NEGLIGENCE AND WILLFUL MISCONDUCT........................................................67

         21.6     LIMITATION ON AMOUNT OF ALL GENERAL DAMAGES....................................................67

         21.7     TIME FOR CLAIMS................................................................................67

         21.8     WARRANTIES.....................................................................................67


                                      vi

         21.9     OFFSET.........................................................................................68

         21.10    EQUITABLE RELIEF...............................................................................68

         21.11    EXCLUSIVE REMEDIES.............................................................................68

         21.12    NONCUMULATIVE REMEDIES.........................................................................68

         21.13    WAIVER OF REMEDIES.............................................................................68

         21.14    WARRANTY DISCLAIMER............................................................................68

         21.15    CLAIMS FOR TAXES...............................................................................69

ARTICLE XXII          --  FORCE MAJEURE AND DISASTER RECOVERY....................................................69

         22.1     FORCE MAJEURE..................................................................................69

         22.2     DISASTER RECOVERY..............................................................................70

ARTICLE XXIII         --  DISPUTE RESOLUTION.....................................................................71

         23.1     DISPUTES IN GENERAL............................................................................71

         23.2     INFORMATION FOR RESOLUTION.....................................................................71

         23.3     PAYMENT DISPUTES...............................................................................71

         23.4     CONTINUITY DURING DISPUTE......................................................................71

         23.5     PARTIES'AGREEMENT..............................................................................71

ARTICLE XXIV          --  TERMINATION............................................................................72

         24.1     TERMINATION FOR BREACH.........................................................................72

         24.2     TERMINATION FOR INADEQUATE PERFORMANCE.........................................................72

         24.3     TERMINATION FOR A FORCE MAJUERE EVENT..........................................................72

         24.4     TERMINATION FOR CONVENIENCE....................................................................73

         24.5     TERMINATION UPON ACQUISITION OF AMERICAN.......................................................73

         24.6     TERMINATION BECAUSE OF ACQUISITION OF TSG......................................................73

ARTICLE XXV           --  TRANSITION ASSISTANCE; SURVIVAL........................................................73

         25.1     TRANSITION ASSISTANCE BY TSG...................................................................73

         25.2     SURVIVAL.......................................................................................75

ARTICLE XXVI          --  INSURANCE..............................................................................75

         26.1     TSG'S INSURANCE IN GENERAL.....................................................................75

         26.2     AG BUSINESS INTERRUPTION INSURANCE.............................................................75


                                      vii

ARTICLE XXVII         --  AUDITING RIGHTS........................................................................76

         27.1     OPERATIONAL AUDIT..............................................................................76

         27.2     RECORD-KEEPING AUDITS OF CHARGES...............................................................76

         27.3     TERM OF AUDITS.................................................................................77

ARTICLE XXVII         -- NOTICES  AND OTHER COMMUNICATIONS.......................................................77

         28.1     FORM...........................................................................................77

         28.2     ADDRESSES......................................................................................78

         28.3     EFFECTIVENESS..................................................................................79

ARTICLE XXIX          -- AMERICAN ASSISTANCE TO TSG FOR TSG TO PROVIDE SERVICES..................................79

         29.1     AMERICAN SUPPORT TO TSG........................................................................79

ARTICLE XXX           --  MISCELLANEOUS PROVISIONS...............................................................80

         30.1     ASSIGNMENT.....................................................................................80

         30.2     AMENDMENT AND WAIVER...........................................................................81

         30.3     INTEGRATION....................................................................................81

         30.4     SEVERABILITY...................................................................................81

         30.5     SUCCESSORS.....................................................................................81

         30.6     GOVERNING LAW..................................................................................81

         30.7     REASONABLENESS.................................................................................81

         30.8     COUNTERPARTS...................................................................................81

         30.9     FURTHER ASSURANCES.............................................................................82

                           SECOND AMENDED AND RESTATED
                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

         This Second Amended and Restated Agreement, effective December 13, 1999 (the "Amendment Date"), is between AMERICAN AIRLINES, INC., a Delaware corporation, acting for itself and the American Related Entities, and Sabre, Inc., formerly known as THE SABRE GROUP, INC., a Delaware corporation.

                                    AGREEMENT

         IN CONSIDERATION OF the terms and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged, AMERICAN and TSG, intending to be legally bound, hereby agree as follows:

                   Article I -- Definitions and Interpretation

1.1 DEFINITIONS. All terms beginning with a capital letter in this Agreement are defined in Exhibit A: Definitions and Interpretations. Exhibit A also sets forth various interpretive matters for this Agreement.

1.2 EXHIBITS. When this Agreement refers to an Exhibit described in this Section, such Exhibit is deemed incorporated herein by reference for all purposes. All Exhibits, as are agreed to after the Effective Date, shall be deemed incorporated herein upon the Parties Consent.

               EXHIBIT AND KEY REFERENCE                      TITLE
               A    Section 1.1                               Definitions and Interpretation
               B    Section 3.5, Section 22.1, Exh. A         TSG Services Description
               C    Section 6.2, Exh. A                       Rate and Reset Schedule
               D    Section 5.1, Exh. A                       Services Subject to SLA
               E    Section 3.4, Section 5.1, Exh. A          Agreed SLAs
               F                                              [Reserved]
               G     Section 5.9                              Response/Resolution Procedures
                                                              for SLA Problems
               H     Section 3.17, Exh. A                     SITA Relationship
               I     Section 27.1, Section 27.2, Exh. A       Key Employees
               J     Section 14.8                             Non-disclosure /Confidentiality Agreement
               K     Section 24.4, Exh. A                     Termination Liquidated Damages
                                                              Calculation
               L     Section 25.1                             Transition Assistance Service Descriptions
               M     Section 14.9, Exh. A                     Dispute Resolution Appendix
               N     Section 14.8, Section 25.1               Non-disclosure/Non-competition Agreement
               O     Exh. A                                   AG Self-performed Services
               P     Section 3.19                             Electronic Travel Distribution System

                               Article II -- Term

2.1 TERM OF AGREEMENT. Unless earlier terminated pursuant to Article XXIV -- Termination or unless extended in accordance with Section "2.3, EXTENSIONS OF THE TERM," this Agreement shall be effective on the Effective Date and continue in [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                   [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

               [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                     Article III -- Services and Exclusivity

3.1 SERVICES IN GENERAL. Pursuant to this Agreement, TSG shall perform the TSG Services for the Airline Group.

3.2 ACCESS TO AND USE OF FACILITIES. The Airline Group shall provide such access to the Airline Group's facilities as is necessary to enable TSG to perform its obligations under this Agreement. The Parties agree and acknowledge that any such rights of access granted to TSG: (i) for any airport locations, shall take into account Airport Regulations; and (ii) for any Airline Group leased facilities, shall take into account any applicable lease restrictions. Usage of the other Party's facility will be measured by aggregating the usage of all of a Party's employees at the facility. Should a Party believe that allocation measured by employee instead of by usage is not accurately reflecting value, such Party may propose an alternative measurement method and the Parties will discuss adopting such alternative on either a broad or case-by-case basis.

                  A. If a TSG employee is occupying space in an Airline Group facility at AMERICAN's request and primarily for the Airline Group's convenience, then AMERICAN will not charge TSG for any facility rent or other commercially reasonable expenses related to such TSG employee, but TSG shall be responsible for all significant out of pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services. Except that, if a TSG employee is occupying space at AMERICAN's System Operations Control Center or at AMERICAN's Capacity Planning Department, then AMERICAN will charge TSG the same amount for rent that a TSG employee would incur if occupying space at the Solana facility and TSG shall be responsible for all significant out of pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

                  B. If TSG is occupying space in an Airline Group facility and provides TSG Services to TSG or to other TSG Customers from that space, TSG will provide AMERICAN with a credit against Fees payable in an amount equal to TSG's pro rata share of facility rent and other commercially reasonable expenses; to be calculated by the amount that AMERICAN would otherwise have charged TSG for TSG's use of such space multiplied by the ratio calculated as the amount of time TSG uses such space to provide services to TSG or to other TSG Customers over TSG's total use (time) of such space. AMERICAN will provide TSG its good faith estimate of the facility rent and other expenses attributable to usage of such space. This will be calculated by determining the square footage of the space allocated to TSG multiplied by the rent per square foot for the facility in which the space is located plus other commercially reasonable expenses attributable to usage of such space. Additionally, TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

                  C. If an Airline Group employee is occupying space in a TSG facility at TSG's request and primarily for TSG's convenience, then TSG will not charge AMERICAN for any facility rent or other commercially reasonable expenses related to such Airline Group employee, but AMERICAN shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee, including Device Support and Voice Network Services.

                  D. If the Airline Group is occupying space in a TSG facility other than pursuant to Subsection C above, then TSG will charge AMERICAN for a pro rata share of facility rent and other commercially reasonable expenses to be calculated by the amount that TSG would otherwise have charged AMERICAN for the Airline Group's use of such space multiplied by one (1) minus the ratio calculated as the amount of time the Airline Group uses such space as set forth in Subsection C over the Airline Group's total use (time) of such space. This will be calculated by determining the square footage of the space allocated to the Airline Group multiplied by the rent per square foot for the facility in which the space is located. Additionally, AMERICAN shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee at a TSG facility, including Device Support and Voice Network Services.

                  E. If TSG is occupying space in an Airline Group facility other than pursuant to Subsection A above, then the Airline Group will charge TSG for a pro rata share of facility rent and other commercially reasonable expenses to be calculated by the amount that the Airline Group would otherwise have charged TSG for TSG's use of such space multiplied by one (1) minus the ratio calculated as the amount of time TSG uses such space as set forth in Subsection A over TSG's total use (time) of such space. This will be calculated by determining the square footage of the space allocated to TSG multiplied by the rent per square foot for the facility in which the space is located. Additionally, TSG will be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee at an Airline Group facility, including Device Support and Voice Network Services.

                  F. Where one Party's employees are occupying space at the other Party's facilities, both Parties intend that their employees usage of the other Party's LAN will be approximately equal. If the Airline Group's usage of TSG's LAN significantly exceeds TSG's usage of the Airline Group's LAN or TSG's usage of the Airline Group's LAN significantly exceeds the Airline Group's usage of TSG's LAN, the Account Managers shall meet to negotiate what, if any, compensation or remedial action is appropriate.

                  G. If a TSG employee is providing AMERICAN TSG Services at a facility of a different TSG Customer, TSG will charge AMERICAN its pro rata portion of the facility rent and other commercially reasonable expenses paid by TSG for use of such facility. Such allocation will be calculated in a manner similar to that set forth in Subsection B above. Such amount will be equal to the amount TSG would have incurred if TSG occupied comparable space in a similar Airline Group facility. Additionally, TSG shall be responsible for its pro rata portion of all significant out-of-pocket expenses of TSG incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

3.3 NEW/OUT-OF-SCOPE SERVICES. When TSG and AMERICAN expressly agree in writing, TSG shall perform a New/Out-of-scope Service. Subject to any special or unique terms regarding such New/Out-of-scope Service agreed upon by the Parties in writing, any New/Out-of-scope Services agreed upon by the Parties shall be considered TSG Services for purposes of this Agreement.
                                                                          Page 6

3.4 TSG'S RIGHTS TO MANAGE ITS RESOURCES. Subject to the other provisions of this Agreement, including Article V - Service Levels, Article XVI -- Key Employees and Related Provisions and Exhibit E, and consistent with Section "4.1, TSG'S CHANGES TO LOCATIONS," TSG shall have the right, at TSG's cost and expense, so long as there is no Material Adverse Impact, to manage all resources used in providing the TSG Services as TSG deems appropriate, including relocating data centers, TSG equipment, TSG personnel, and other TSG resources. Nevertheless, if any such relocation effected with the reasonable belief that it would not have any Material Adverse Impact actually has a Material Adverse Impact, TSG shall reimburse AMERICAN for any increase in the Fees, any more than a DE MINIMIS increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by an Airline Group member.

3.5  KEEPING PLATFORM TECHNOLOGY CURRENT.

                  A. TSG agrees to use reasonable efforts to keep the Platform Technology that TSG uses to provide the TSG Services to the Airline Group at a level current with the Platform Technology that TSG implements for its general internal operations and on behalf of its Air Carrier customers generally, and at a level at least comparable to the level of Platform Technology generally adopted from time to time in the air transportation industry for provision of similar services. In addition, TSG agrees to use reasonable efforts, at its own expense, to keep knowledgeable about changes and advancements over time in the technology necessary to provide the TSG Services.

                  B. Except as provided in Section "3.6, SHARED ENVIRONMENT UPGRADES" and Section "3.8, REFRESH FOR DEVICE SUPPORT," in the event that Platform Technology improvements would cause TSG to incur costs in addition to the costs TSG would otherwise have incurred in providing the TSG Services, or would cause the Airline Group to incur costs it would not otherwise incur, AMERICAN and TSG shall meet to discuss whether to implement such improvements. At AMERICAN'S sole option, TSG will (i) implement such Platform Technology improvements and charge the Airline Group increased Fees, or (ii) not implement such Platform Technology improvements and continue to use TSG's then-existing Platform Technology.

                  C. In the event that AMERICAN elects not to implement Platform Technology improvements under Subsection B, affected SLAs, if any, will be appropriately adjusted and Fees will be appropriately adjusted on a cost plus margin basis as specified in Exhibit C: Rate and Reset Schedule, consistent with the margin TSG received for the applicable TSG Service prior to the choice not to implement such Platform Technology improvements to reflect provision of such services using non-improved Platform Technology on the Airline Group's behalf.

                  D. To the extent that improvements to the Platform
Technology result in the incorporation of new features or functionality that were not requested by the Airline Group or previously provided by TSG, TSG will not, without the Airline Group's consent, (i) charge the Airline Group
Fees for such new features or functionality, or (ii) implement such features or functionality on behalf of the Airline Group if such implementation would result in additional costs to the Airline Group.
                                                                          Page 7

                  E. Nothing in this Section 3.5 shall be construed as relieving TSG of its obligation to provide, at no additional Fees to the Airline Group, installation, support, and upgrades to the most current version of the software identified in the "TSG Commercial Software Product List" in Exhibit B: TSG Services Description, so long as any such upgrades are compatible with the then-current Platform Technology.

3.6 SHARED ENVIRONMENT UPGRADES. Except as otherwise expressly provided in this Agreement, the Current Rates will not increase if TSG upgrades the Shared Environment it uses to provide the TSG Services. AMERICAN shall pay an increase in Fees that would otherwise result from an upgrade only to the extent that such increase in AMERICAN's Fees is commensurate with the benefits of such upgrade to the Airline Group attainable in the reasonably foreseeable future, as determined by AMERICAN in its reasonable, good faith judgment.

3.7 EFFICIENCY AND COST EFFECTIVENESS. TSG shall use commercially reasonable efforts, consistent with TSG's obligations under Article V - Service Levels, to use efficiently those resources chargeable to AMERICAN, and in so doing will (i) consider the Airline Group's needs, (ii) make schedule adjustments consistent with the Airline Group's priorities, and (iii) consider the needs of TSG's other contractual commitments. TSG may delay the performance of non-critical functions within established limits.

3.8 REFRESH FOR DEVICE SUPPORT. The Airline Group shall receive, at AMERICAN's expense, the benefits of upgrades to Off-the-shelf Software included within Device Support as soon as reasonably practicable and on a schedule reasonably contemporaneous with the deployment schedule for other MFC Customers, but in any event within twelve (12) months of such upgrades becoming commercially available or when TSG implements such upgrades in production (which does not include any beta testing) for its own employees, whichever is sooner. The cost of such upgrades, including installation and license fees, shall be borne solely by AMERICAN, and the Parties shall mutually agree on the price of such work described in this Section 3.8.

                  A. AMERICAN agrees to provide TSG with at least six (6) months Notice of non-renewal of Device Support in accordance with Section "2.3, EXTENSIONS OF THE TERM."

                  B. AMERICAN's Notice of non-renewal shall not affect the rights of the Airline Group under this Section 3.8 for the remainder of the term of the Distributed Systems Services.

                  C. If the Airline Group declines to permit TSG to install an upgrade to software necessary to provide Device Support and the Airline Group is the only Device Support customer of TSG to decline, and such declining causes TSG increased costs, AMERICAN shall reimburse TSG for such costs.

3.9 TSG SUPPORT FOR THIRD-PARTY PRODUCTS. TSG shall arrange for and manage Third-party Standard Support for Third-party Supported Products. TSG and AMERICAN acknowledge that such products require TSG to obtain support services from certain third-party
                                                                          Page 8
vendors, and that TSG's ability to provide any support to the Airline Group for such products may be impaired if TSG is unable to obtain the required support from such third-party vendors.

                  A. When TSG learns that any Third-party Supported Product is an Unsupported Product, TSG shall, at TSG's expense:

                           (1) Immediately give AMERICAN Notice;

                           (2) Discuss with AMERICAN the options available; and

                           (3) At AMERICAN's sole option TSG will:

                                    a.  Use reasonable efforts to obtain a
replacement product for such Unsupported Product within twelve (12) months of notification to AMERICAN pursuant to Subsection A(1) of this Section 3.9;

                                    b. Use reasonable efforts to obtain services
to substitute for Third-party Standard Support for such Unsupported Product, provided that TSG and AMERICAN negotiate new SLA Standards for such Unsupported Product, if necessary; or

                                    c. Discontinue attempting to obtain services
to substitute for Third-party Standard Support of such Unsupported Product after the first anniversary of Notice to AMERICAN pursuant to Subsection A(1) of this
Section 3.9 or upon mutual agreement of the parties if prior to the first anniversary of Notice.

                  B. TSG and the Airline Group shall use reasonable efforts to minimize any costs required to transfer the Airline Group to a replacement product. If the Airline Group adopts, implements or continues to use an Unsupported Product, AMERICAN shall pay TSG the incremental costs incurred by TSG to provide, support or maintain such Unsupported Product, whether by TSG or through a third-party service provider retained by TSG.

3.10 EXCLUSIVITY. Subject to Section "2.1, TERM OF AGREEMENT," TSG is the exclusive provider to the Airline Group of certain services as described in this
Section 3.10.

                  A.  TSG is the exclusive provider of the following services:

                         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




3.11 NON-EXCLUSIVE SERVICES. Services that are not Exclusive Services include the following:

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




3.12     ENGAGING THIRD PARTIES FOR NON-EXCLUSIVE SERVICES.

                  A. If AMERICAN or any American Related Entity solicits offers from any third party to provide Non-exclusive Services, AMERICAN or any American Related Entity is not obligated to offer TSG the opportunity to provide such Non-exclusive Services if such solicitation is made to only one Person. If, however, any such solicitation for the provision of Non-exclusive Services is made to more than one Person, then TSG shall have the opportunity to Compete with third parties in any such bidding, except that AMERICAN or an American Related Entity is not obligated to accept TSG's offer or grant TSG any preferential treatment.

                  B. AMERICAN or an American Related Entity may use third parties pursuant to Section "5.11, AUDITING CODE EFFICIENCY," subject to compliance with Section "14.8, CONFIDENTIALITY AND THIRD PARTIES."

3.13 EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS. In the event of the creation of one or more Spin-off Companies or Affiliated Spin-off Entities, then, as among the remaining Airline Group and all such Spin-off Companies, the largest of such entities (as measured by reference to processing volumes) will be subject to this Agreement. Each of the other entities will be permitted to elect whether or not to remain subject to this Agreement or to execute a substantially identical, separate agreement. For the purposes of determining applicable unit pricing under such substantially identical, separate agreements for such entities or for such entities that remain subject to the Agreement or for any purposes under this Agreement where volumes are used, the volumes of all such entities that remain subject to the agreement or to a substantially identical, separate agreement will be aggregated. However, TSG will have the right to levy additional reasonable Fees commensurate with actual, verifiable costs associated with servicing these multiple entities. Any Wind-down Costs to TSG as the result of the creation of a Spin-off Company or Affiliated Spin-off Entity shall be borne and paid by AMERICAN or such of the entities as AMERICAN may designate. Except as provided in the first sentence of this Section 3.13, any entity which is spun off from AMERICAN may elect not to be subject to this Agreement, or such entity may elect solely to utilize "lower-level" applications rather than the full suite of TSG products. AMERICAN recognizes that any such election may affect volume-based pricing for the other entity or entities following the same principles set forth herein for internal growth or shrinkage.

                  A. If AMERICAN or an American Related Entity acquires another Air Carrier and merges its airline operations with such other Air Carrier, then such Air Carrier's information technology operations shall, subject to the specific restrictions herein, possess all the rights and benefits and be subject to all of the obligations of AMERICAN or an American Related Entity under this Agreement on a date agreed to in writing by AMERICAN and TSG, and in any event as soon as reasonably practicable in light of the commercial circumstances, including the duration of such carrier's existing commitments and the extent of any termination penalties.

                  B. If AMERICAN or an American Related Entity acquires another Air Carrier and does not merge its airline operations with such other Air Carrier, then, subject to the specific restrictions herein, such Air Carrier's information technology operations shall become subject to this Agreement at AMERICAN's sole discretion, subject to Subsection C below.

                  C. If AMERICAN or an American Related Entity acquires any entity (including another Air Carrier) or otherwise undergoes an Acquisition, AMERICAN may cause the information technology services of such entity to become subject to this Agreement upon Notice to TSG; so long as TSG is given a reasonable period of time in which to transfer such entity's information technology operations and services to TSG. In such event, TSG shall provide TSG Services to the entity at the Current Rates; except that if TSG incurs reasonable, necessary, and Extraordinary Costs for establishing TSG's ability to provide TSG Services to such entity and such costs will result in a lower profit margin to TSG than would have occurred if the additional volume or services were provided for the Airline Group's own use with the then current TSG facilities, AMERICAN shall reimburse TSG for such costs; but only if TSG has given AMERICAN Notice in advance of incurring such costs. Any entity resulting from an Acquisition who elects to receive TSG Services using Transferred Software and/or Jointly Owned Software, and TSG is the processor of substantially all of the volume of services for those applications, will not be assessed a license fee to use such Transferred Software and/or Jointly Owned Software. For the purposes of the previous sentence, if the entities constituting the Airline Group prior to such event continue to operate as a stand-alone entity separate from any other affiliated airline, then the "substantially all" test shall be applied independently to the Airline Group and each other separate entity resulting from such Acquisition.

3.14 CHANGES IN DEMAND FOR TSG SERVICES. AMERICAN or any member of the Airline Group (a) shall inform TSG within a reasonable time in advance of material changes in the Airline Group's requirements for TSG Services to enable TSG to adjust its resources and (b) acknowledges that its failure to so inform TSG may temporarily impact service levels or necessitate revisions to SLAs. The Parties acknowledge that changes in the Airline Group's requirements because of unforeseen circumstances, such as a labor strike against AMERICAN, may not be communicated in advance; but AMERICAN or the affected member of the Airline Group shall inform TSG of such material changes as soon as possible and shall periodically provide TSG updated information as to such material changes.

3.15 PREFERRED CUSTOMER FOR DEPLOYMENT OF SKILLED PERSONNEL. TSG shall provide necessary, skilled personnel to staff any and all Airline Group projects for services that TSG provides under this Agreement. If AMERICAN fails to give Notice of relevant material changes in the Airline Group's requirements for TSG's personnel, then TSG's obligation to comply with such change shall not apply for a reasonable period of time until TSG can supply different or additional personnel.

3.16 SPECIAL PROVISIONS FOR RESERVATIONS 800 SERVICES. TSG shall manage Reservations 800 Services in accordance with this Section 3.16.

                  A. TSG shall promptly provide AMERICAN with a copy of all information from prospective vendors of the Reservations 800 Services, including vendor-related performance and proposal information.

                  B. AMERICAN may participate with TSG in all negotiations with such prospective vendors.

                  C. AMERICAN, in its sole discretion, shall make all final decisions concerning the selection of vendors for providing Reservations 800 Services; except that, if AMERICAN does not follow TSG's recommendations concerning Reservations 800 Services, AMERICAN and TSG agree to amend the SLA Standards applicable to the Reservations 800 Services, as appropriate.

                  D. If AMERICAN, after consultation with TSG, decides that any member of the Airline Group can perform 800 Decision Tree Support more efficiently than TSG, such services shall cease to be TSG Services, and the Airline Group member shall perform 800 Decision Tree Support for itself. AMERICAN's election to perform 800 Decision Tree Support shall not change the Parties' other rights or obligations under this Section 3.16.

3.17 SPECIAL PROVISIONS CONCERNING SITA AND SITA SERVICES. The Parties' arrangement regarding SITA Services and the SITA Agreements is set forth in this
Section 3.17.

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                  B. Although AMERICAN shall remain the contracting party under the SITA Agreements until they are assigned to TSG, TSG shall have all of the rights and benefits and all of the obligations and burdens under the SITA Agreements as if AMERICAN had assigned to TSG, and TSG had assumed, the SITA Agreements as of July 1, 1996.

                           (1) Those rights and benefits shall include the right
of TSG to cause AMERICAN to purchase for TSG's own use and for the use of TSG's customers all services provided by the SITA Group pursuant to the SITA Agreements. Accordingly, AMERICAN hereby authorizes TSG to purchase as AMERICAN's agent, on the Airline Group's behalf and on behalf of TSG and its other customers, the SITA Services. TSG and AMERICAN agree that charges for the SITA Services shall be invoiced to AMERICAN and paid by TSG to AMERICAN and that, with respect to the SITA SABREnet Services, the special payment and other terms provided in Exhibit H: SITA Relationship shall apply.

                           (2) Those obligations and burdens, which TSG hereby
accepts and agrees to perform, shall include the obligation to meet all of the commitments and obligations, financial and otherwise, that AMERICAN may incur under the SITA Agreements (other than obligations related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries, except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries), including the obligations of payment (including any fees, penalties, or interest for late payment or nonpayment), indemnification obligations, and commitments to meet the financial minimums under the SITA Agreements.

                           (3) As long as AMERICAN remains responsible to SITA
as the contracting party under the SITA Agreements, TSG shall purchase through AMERICAN at least the minimum volume of telecommunications services offered by the SITA Group that AMERICAN is obligated to purchase from the SITA Group pursuant to the SITA Agreements. The Parties' rights and obligations stated above in this Section 3.17 shall terminate upon AMERICAN's assignment to TSG, and TSG's assumption, of the SITA Agreements.

                  C. Because AMERICAN will remain, on or after the Effective Date, the contracting party under the SITA Agreements, and therefore responsible to the SITA Group thereunder, AMERICAN shall have the benefit of the indemnification set forth in Section "20.8, SITA INDEMNIFICATION."

                  D. In accordance with the Stock Agreement, TSG has the right to designate a representative on the SITA Board of Directors utilizing AMERICAN's board seat. The Parties expect that TSG and AMERICAN will each obtain a seat on the SITA Board of Directors and the Parties will jointly support the efforts necessary to realize these rights. If TSG does not obtain on its own behalf a seat on the SITA Board of Directors by September 1, 2000, immediately thereafter AMERICAN shall reassume its right to designate a representative on the SITA Board of Directors utilizing its Board seat, and the provisions of the Stock Agreement that allow TSG to designate a representative to represent TSG on the SITA Board of Directors are hereby deemed amended to reflect such change.

                  E. The Parties expect to enter into a Tripartite Agreement (the "Tripartite Agreement") with SITA that will govern the relationship of the Parties with respect to SITA matters. Upon execution of the Tripartite Agreement the Tripartite Agreement will govern in the event that a conflict arises between the terms of this
Section 3.17, Section "20.8 SITA INDEMNIFICATION" and the Tripartite
Agreement.

3.18 SPECIAL PROVISIONS CONCERNING CUSTOM SOFTWARE. TSG and the Airline Group acknowledge that software used and developed under this Agreement is custom software for specific uses.

3.19 ELECTRONIC TRAVEL DISTRIBUTION SYSTEM. The Parties' agreements regarding the use of PSS/FPC in connection with any Electronic Travel Distribution System for the benefit of the Airline Group are set forth Exhibit P: Electronic Travel Distribution System.

3.20 SPECIAL PROVISIONS REGARDING CERTAIN SOFTWARE DEVELOPMENT.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                       Article IV -- Locations of Services

4.1 TSG'S CHANGES TO LOCATIONS. Consistent with TSG's rights under Section "3.4, TSG's RIGHTS TO MANAGE ITS RESOURCES," nothing in this Agreement shall prevent TSG from changing, consolidating, eliminating or adding, after the Effective Date, its locations at which it provides the TSG Services so long as such changes, consolidations, eliminations or additions cause no Material Adverse Impact on the Airline Group and provided that if any TSG Services are performed on-site at the Airline Group's locations on the Effective Date, TSG may not change the location of such service without AMERICAN's Consent.

                  A. TSG shall consult with AMERICAN concerning such changes, consolidations, eliminations or additions.

                  B. TSG's application developers are not considered "on-site" unless expressly assigned as of the Effective Date to share an office area with the user department.

                  C. TSG shall not move the TSG Operated Software or hardware for the Real Time Applications known as Passenger Services Systems (PSS) and Flight Operating Systems (FOS) located at the Secure Computer Center, located at 4000 N. Mingo Road, Tulsa, Oklahoma 74116-5020 as of the Effective Date, without AMERICAN's Consent.

4.2 AIRLINE GROUP'S REQUESTED CHANGES AT ITS LOCATIONS. If an Airline Group member wishes TSG to change, consolidate, eliminate or add any function that would be performed at the Airline Group member's location, it shall so Notify TSG. TSG shall promptly provide AMERICAN with a good faith estimate of the cost, if any, that will be borne by AMERICAN consistent with the expense allocations set forth in Section "3.2, ACCESS TO AND USE OF FACILITIES," of making such change, consolidation, elimination or addition. TSG will make such change, consolidation, elimination or addition upon AMERICAN's approval of such cost estimate, which approval will be given at AMERICAN's sole discretion.

                           Article V -- Service Levels

5.1 SERVICE LEVELS IN GENERAL. For each of the TSG Services or systems specified in Exhibit D: Services Subject to SLA, AMERICAN and TSG shall establish an SLA. It is the intention of TSG to provide good service to the Airline Group, to correct problems with any TSG Services, and to cooperate with the Airline Group to resolve any reasonable, remediable dissatisfaction with a TSG Service.

                  A. The SLAs agreed to by the Parties as of the Effective Date are specified in Exhibit E: Agreed SLAs.

                  B. The Parties may agree at any time after the Effective Date to add/delete SLAs to/from the Agreement; upon the Parties' Consent, an SLA established after the Effective Date shall be deemed incorporated into Exhibit
E: Agreed SLAs for all purposes. Any new SLA may result in additional Fees for the development, implementation or monitoring of the SLA.

                  C. TSG and AMERICAN intend that TSG perform the TSG Services at levels above the SLA Standards. Both Parties acknowledge that the actual levels of performance are likely to fluctuate, as contemplated in the SLAs.

                  D. In general TSG shall strive to improve continually its actual performance and, subject to Subsections D(1) and D(2) below, shall not knowingly act in a manner that will reduce its level of performance.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                           (2) If TSG identifies cost-saving opportunities
for itself that will reduce its levels of performance, but such reduction will be DE MINIMIS, AMERICAN and TSG shall cooperate to enable TSG to take advantage of such cost-saving opportunities, except that TSG may not reduce its levels of performance below the SLA Standards.

                  E. Prior to engaging a subcontractor in accordance with
Article VI -- Subcontracting, TSG and AMERICAN shall establish an SLA Standard for the service(s) to be subcontracted.

5.2 SLA REQUIREMENTS. All SLAs shall conform in substance to the requirements specified in this Section.

                  A. Each SLA shall specify the SLA Standard for the services subject to such SLA.

                  B. Each SLA shall specify one of the following categories in which the service is designated: "Critical TSG Service," "High Risk TSG Service," "Medium Risk TSG Service," or "Low Risk TSG Service." If no such category is specified, such service shall be deemed as designated "Low Risk TSG Service."

                  C. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], the Parties will establish for each SLA, Performance Increases and Performance Decreases, if any, with the intention that over the course of a calendar year the Performance Increases and Performance Decreases shall be equal. If the Parties cannot establish the Performance Increases and Performance Decreases [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], for any SLA, they will [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] to resolve the remaining disputed issues in accordance with this Agreement [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in accordance with the "DISPUTE RESOLUTION" provisions set forth in
Article XXIII. Further, in rare circumstances, the Parties may balance one SLA established to yield Performance Increases more than Performance Decreases with another SLA established to yield corresponding Performance Decreases more than Performance Increases, so that over the course of a calendar year the intended Performance Increases and Performance Decreases from the two SLAs shall be equal. Nevertheless, nothing in this Section 5.2 shall be construed as requiring the actual Performance Increases to equal the Performance Decreases while this Agreement is in effect.

                  D. For services designated as a Critical TSG Service or High Risk TSG Service, each SLA may specify Performance Increases for Exceptional Performance and Performance Decreases for Inadequate Performance; except that nothing in this Section 5.2 shall be construed as requiring both a Performance Increase and a Performance Decrease be applicable to the same measure of performance.

                  E. Each SLA may specify one or more SLA Service Termination Events.

                  F. If an MFC Customer adopts a different SLA, TSG shall make such SLA available to AMERICAN and AMERICAN shall have the option to adopt such SLA in accordance with the terms and conditions hereof, including payment of any additional, incremental Fees, if any, for the development, implementation or monitoring of an SLA.

5.3 HISTORICAL SLA STANDARDS. For each TSG Service, the SLA Standard shall be established at the Historical SLA Standard or the New Historical SLA Standard. If performance level information is unavailable for 1994 and 1995, the SLA Standard shall be established at the performance levels measured in 1996, excluding data points where performance levels are clearly unacceptable, and consequently, the 1996 performance levels are the Historical SLA Standard for such service.

                  A. Nothing in this Section 5.3 shall be construed as preventing TSG and AMERICAN from agreeing to an SLA Standard that differs from the Historical SLA Standard or the New Historical SLA Standard.

                  B. While this Agreement is in effect, TSG shall establish and maintain the SLA Database.

                  C. TSG shall provide a query and report capability to the SLA Database as part of the TSG Services.

5.4 MONITORING. TSG shall capture and retain information, for storage in the SLA Database, and monitor its performance of the TSG Services in accordance with the SLAs. TSG's adherence to the SLA Standards shall be evaluated every month.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

5.6 COSTS BORNE EXCLUSIVELY BY TSG. TSG shall bear all expenses and investments required to achieve performance to meet the Historical SLA Standards and New Historical SLA Standards. TSG shall bear all its own expenses of investigating and correcting Inadequate Performance.


                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


5.8 PERFORMANCE REVIEWS. The Airline Group's Account Manager and TSG's Account Manager shall meet at least monthly to review TSG's adherence to the SLA Standards. TSG shall provide AMERICAN, at least ten (10) days in advance of such meeting, with such performance reports as have been reasonably requested by AMERICAN.

5.9 CORRECTION OF PERFORMANCE. TSG is obligated to cure or correct errors, mistakes, and deficiencies in service; and credit or repay AMERICAN for any excess Fees resulting from such errors, mistakes, or deficiencies as follows:

             A. TSG shall perform Re-runs subject to Section "7.10, PAYMENT FOR RE-RUNS."

             B. TSG shall cure all instances of Inadequate Performance. To effectuate such cure, AMERICAN and TSG shall proceed in accordance with Exhibit
G: Response/Resolution Procedures for SLA Problems.

             C. For TSG Services for which there is no SLA Standard:

                  (1) TSG shall cure or correct its errors, mistakes, and deficiencies in service and, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                  (2) If in AMERICAN's sole discretion, TSG's performance of a service for which there is no SLA Standard becomes unacceptable, AMERICAN and TSG shall negotiate an SLA Standard within thirty (30) days after AMERICAN requests such negotiation.

5.10 SLA STANDARDS, FORCE MAJEURE EVENT, AND TRANSITION ASSISTANCE. When TSG cannot meet an SLA Standard due to a cause reasonably under the Airline Group's control or due to a Force Majeure Event:

             A.  AMERICAN waives any associated Performance Decreases; and

             B. AMERICAN may not terminate this Agreement pursuant to Section "24.2, TERMINATION FOR INADEQUATE PERFORMANCE."

TSG shall continue to have the obligation to meet the SLA Standards during Transition Assistance (subject to the preceding provisions of this Section 5.10).

5.11 AUDITING CODE EFFICIENCY. Subject to Section "14.8, CONFIDENTIALITY AND THIRD PARTIES," AMERICAN may evaluate, or engage a third party to evaluate, the efficiency of software used by TSG to provide the TSG Services or software developed by TSG and funded by or licensed to any member of the Airline Group. AMERICAN may require that TSG make reasonable changes to such software to improve its efficiency and TSG may charge AMERICAN at Current Rates for making such changes. If TSG fails to make such changes, AMERICAN may engage a third party to make such changes subject to Section "14.8, CONFIDENTIALITY AND THIRD PARTIES."

5.12 ANNUAL SURVEY. TSG will annually survey a representative sample of the Airline Group's personnel who use the TSG Services to evaluate their satisfaction relating to the TSG Services. TSG and AMERICAN will agree in writing to the survey's sample group, format, objectives, measures of satisfaction, and desired levels of satisfaction. If such survey reveals that satisfaction has fallen significantly below desired levels, TSG shall develop a plan to improve satisfaction in those areas where satisfaction has fallen below such levels. TSG shall present the plan to AMERICAN within six (6) weeks following compilation of the survey results.

                          Article VI -- Subcontracting

6.1 NO SUBCONTRACTING PRIMARY RESPONSIBILITIES. TSG may not subcontract any of the TSG Primary Responsibilities without AMERICAN's Consent. Such Consent is at AMERICAN's sole discretion.

6.2 PERMITTED SUBCONTRACTING. The Airline Group hereby consents to all subcontracting of the TSG Services by TSG that are subcontracted as of the Effective Date. TSG may subcontract TSG Services other than the TSG Primary Responsibilities, except that to subcontract any service that TSG performs at that time for the Airline Group and for which the total Fees typically charged to AMERICAN are in excess of Ten Million Dollars ($10,000,000) per year, TSG must obtain AMERICAN's Consent.

             A. TSG shall promptly Notify AMERICAN of its intent to enter into any subcontract. Prior to the time of subcontracting, AMERICAN and TSG shall document historical service levels in order to establish an SLA Standard if one does not already exist pursuant to Subsection E of Section "5.1, SERVICE LEVELS IN GENERAL."

             B. TSG is responsible for monitoring and managing the performance of all subcontractors.

             C. TSG shall remain responsible in accordance with this Agreement for the TSG Services subcontracted by TSG to third parties. If, as the result of TSG's subcontracting any TSG Service, the performance of that TSG Service falls below the level of TSG's previous actual, typical performance, then TSG shall work with the subcontractor to restore the performance of that TSG Service to such previous actual, typical performance level.

             D. Even if an inadequacy in a subcontractor's performance does not amount to a breach of this Agreement or Inadequate Performance, if AMERICAN is dissatisfied with the performance of any subcontractor, AMERICAN shall promptly Notify TSG and TSG and AMERICAN shall discuss means to resolve AMERICAN's dissatisfaction.

             E. TSG shall provide in its agreements with subcontractors such written provisions as are sufficient to enable TSG to comply with the provisions of this Agreement. Such provisions shall include, without limitation, the assignment of any Intellectual Property Rights to the extent that such rights are to be assigned to AMERICAN pursuant to the terms of this Agreement or the assignment or license (with rights to sublicense) of any Intellectual Property Rights to the extent necessary to grant AMERICAN the rights it is granted in Article 11.

             F. Subject to Exhibit C, TSG shall reimburse AMERICAN for any increase in the Fees, any more than a DE MINIMIS increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by any member of the Airline Group due to TSG's subcontracting one or more TSG Services.

                                  Article VII -- Fees

7.1 RATE AND RESET SCHEDULE. The Fees charged by TSG to AMERICAN, and payable by AMERICAN to TSG, for the TSG Services shall be in accordance with the Rates set forth in the Rate and Reset Schedule applicable for each calendar year.

             A. The Rate and Reset Schedule for each calendar year states the Current Rates, which are applicable to the TSG Services rendered during that year, and the Reset Formulas according to which the Current Rates can be reset for the next year.

             B. If the Rate and Reset Schedule does not include a Current Rate corresponding to any TSG Service, then, unless the next sentence applies, the charge for that TSG Service shall be deemed included in other Current Rates. If TSG rendered a service substantially the same as any TSG Service without charge before the Effective Date, then it will continue to render that TSG Service without charge after the Effective Date, unless a Rate for that TSG Service is included in the Rate and Reset Schedule; except that this does not apply to prototypes which TSG provided without charge for the Airline Group's use before the Effective Date.

             C. The Rate and Reset Schedule in effect on the Effective Date states the Rates applicable during 1996 and the Reset Formulas to set Rates for 1997.

             D. The Rates included in the Rate and Reset Schedule will be recalculated or re-established by the Parties each calendar year, as described in Section "7.2, ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" and "7.3, ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Reset Formulas for the TSG Services Benchmarked in an Odd-numbered Year will be renegotiated and established as described in Subsection A of Section "7.3, ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Rate and Reset Schedule shall be deemed amended in each event described above in this Subsection D. The Reset Formulas for the TSG Services that are not Benchmarked will continue without adjustment as stated in the Rate and Reset Schedule.

7.2 ESTABLISHING RATES FOR EVEN-NUMBERED YEARS. For each Even-numbered Year, the Rates shall be calculated and established as follows:

             A. In the preceding Odd-numbered Year, the Parties shall:

                  (1) Determine, by May 1 of that Odd-numbered Year, the Projected Annual Volume for the next Even-numbered Year;

                  (2) Determine the Projected Annual Reset Fees, in accordance with Section "7.4, PROJECTED ANNUAL RESET FEES," for the next Even-numbered Year;

                  (3) Conduct the Benchmarking Process in accordance with Section "7.5, BENCHMARKING" to obtain the Benchmark Results for the next Even-numbered Year; and

                  (4) Determine the Projected Negotiated Rates and the Projected Annual Negotiated Fees, in accordance with Section "7.6, PROJECTED ANNUAL NEGOTIATED FEES," for the next Even-numbered Year.

             B. The Projected Negotiated Rates corresponding to the Projected Annual Negotiated Fees shall be the applicable Rates for the TSG Services rendered during the next Even-numbered Year, unless the difference (expressed as an absolute value) between the Projected Annual Negotiated Fees and the Projected Annual Reset Fees is greater than the Adjustment Amount.

             C. If the Projected Annual Reset Fees exceed the Projected Annual Negotiated Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of subtracting the Adjustment Amount from the Projected Annual Reset Fees.

             D. If the Projected Annual Negotiated Fees exceed the Projected Annual Reset Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of adding the Adjustment Amount to the Projected Annual Reset Fees.

             E. If either Subsection C or Subsection D of this Section 7.2 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were Benchmarked so that all of the Rates (including those for TSG Services not Benchmarked) result, when applied to the Projected Annual Volume for the next Even-numbered Year, in the aggregate amount of the projected annual Fees, and those Rates shall apply to the TSG Services rendered during the next Even-numbered Year.

7.3 ESTABLISHING RATES FOR ODD-NUMBERED YEARS. The Rates applicable to the TSG Services rendered during 1999 shall be calculated and established by applying the Reset Formulas set forth in the Rate and Reset Schedule in effect on the Effective Date to the Current Rates (in effect during 1998). The Rates for each subsequent Odd-numbered Year shall be calculated and established as follows:

             A. In each Odd-numbered Year, for the TSG Services Benchmarked in that year, the Parties shall negotiate and establish, and set forth in the Rate and Reset Schedule, Reset Formulas for the next Odd-numbered Year.

             B. The Rates calculated and established by applying those new Reset Formulas, and by applying the continuing Reset Formulas for the TSG Services not so Benchmarked, to the Current Rates shall be the applicable Rates for the TSG Services rendered during the next Odd-numbered Year, unless Subsection C or Subsection D of Section "7.2, ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied to the preceding Even-numbered Year.

             C. If Subsection C or Subsection D of Section "7.2, ESTABLISHING RATES FOR EVEN NUMBERED YEARS" applied to the preceding Even-numbered Year, then the Parties shall determine the Projected Annual Reset Fees, in accordance with Section "7.4,

PROJECTED ANNUAL RESET FEES," for the next Odd-numbered Year and adjust the Projected Annual Reset Fees by:

                  (1) If Subsection C of Section "7.2, ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied, subtracting the Capped Adjustment, or

                  (2) If Subsection D of Section "7.2, ESTABLISHING RATES FOR EVEN-NUMBERED YEARS applied, adding the Capped Adjustment.

             D. If Subsection C of this Section 7.3 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were most recently Benchmarked so that all of the Rates (including those for TSG Services not so Benchmarked) result, when applied to the Projected Annual Volume for the next Odd-numbered Year, in the aggregate amount of the Projected Annual Reset Fees as adjusted in accordance with Subsection C of this Section 7.3, and those Rates shall apply to the TSG Services rendered during the next Odd-numbered Year.

7.4 PROJECTED ANNUAL RESET FEES. The Parties shall determine the Projected Annual Reset Fees for the next calendar year by:

             A. Establishing Rates by applying the Reset Formulas to the Current Rates;

             B. Multiplying those reset Rates by the Projected Annual Volume for the next calendar year; and

             C. If the Projected Annual Reset Fees are being determined for an Even-numbered Year and Subsection C of Section "7.3, ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied to the preceding Odd-numbered Year, then:

                  (1) If Subsection C(1) of Section "7.3, ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, subtracting any Unapplied Capped Adjustment from the product described in Subsection B of this Section 7.4, or

                  (2) If Subsection C(2) of Section "7.3, ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, adding any Unapplied Capped Adjustment to the product described in Subsection B of this Section 7.4.

The Projected Annual Reset Fees for the next calendar year must be determined by October 1 of the year in which the determination is being made.

7.5 BENCHMARKING. In each Odd-numbered Year, the Parties shall conduct the Benchmarking Process, with appropriate consideration to, among other things, the rights and obligations under this Agreement, the Airline Group's and, to the extent TSG obtains synergies by combining "like volumes" for benchmarked products (Sabre will not unreasonably refuse to provide services in a way which obtains such synergies), MFC Customers' collective size as recipients of data processing services, the SLA Standards required of TSG, the geographic factors involved in providing the TSG Services to the Airline Group, and the exclusivity commitments made by AMERICAN for services, and the Retained Rights.

             A. On or before May 1 of each Odd-numbered Year, the Parties shall jointly select and engage one or more Benchmark Providers. The Parties agree that they are to mutually solicit and evaluate the qualifications and methodologies of prospective Benchmark Providers.

             B. The agreement with the Benchmark Provider or Benchmark Providers shall contain, at a minimum, provisions substantially similar to the following provisions:

                  (1) The Benchmark Provider or Benchmark Providers shall complete the Benchmarking Process and submit the Benchmark Report on or before September 1 of the Odd-numbered Year.

                  (2) The Benchmark Report shall contain sufficient information to demonstrate that the Benchmark Provider or Benchmark Providers have compared the TSG Services to those services offered by a representative group of providers of data processing services with reasonable consideration of, among other things, the various factors described in the first sentence of this Section 7.5.

                  (3) The Benchmark Report shall state the Benchmark Results and shall be delivered to both Parties.

                  (4) Typically, the Benchmarking Process wil be conducted as a joint effort between all MFC Customers and TSG, and each of the Parties shall pay a proportionate share of the fees and expenses (if any) of each Benchmark Provider. The proportionate share of such fees and expenses for each MFC Customer shall be calculated by determining the number of MFC Customers participating in such process and dividing the total fees and expenses of such Benchmark Provider by the number of participating MFC Customers plus TSG. AMERICAN and any subsequent MFC Customer shall not be charged for any such expenses or fees attributable to a Benchmarking Process occurring prior to AMERICAN's or such MFC Customer's participation in such process. However, nothing in this Section 7.5 precludes AMERICAN from performing an independent or additional Benchmarking Process exclusively with TSG, each Party bearing one half of the Benchmark Providers' related fees and expenses. Neither party can share the independent Benchmark Results of such Benchmarking Process without the other party's consent.

             C. The Benchmark Provider shall evaluate all Current Rates, except Third-party Pass-through Charges, Hourly Labor Rates, and any Rates for which there is not a market that can serve as a reasonable comparison.

             D. The Parties may, but shall not be obligated to, accept all or any portion of the Benchmark Report or use in any manner any of the Benchmark Results. Nevertheless, the Parties intend that the Benchmark Results be available in each Odd-numbered Year as a guideline for their negotiations of Rates and Reset Formulas.

7.6 PROJECTED ANNUAL NEGOTIATED FEES. By October 1 of each Odd-numbered year, the Parties shall determine the Projected Annual Negotiated Fees for the next Even-numbered Year by multiplying the corresponding Projected Negotiated Rates by the corresponding Projected Annual Volume (though, if the Parties agree, this Projected Annual Volume need not be the same as the one submitted to the Benchmark Provider or Benchmark Providers for the Benchmarking Process).

7.7 LIMITED USE OF PROJECTED FEES. The determination of projected annual Fees of any kind in accordance with any preceding Section of this Article VII is solely for the purpose of establishing Rates. None of those projections of annual Fees is a target for or a limit on any actual annual Fees, and neither Party shall have any right or remedy because any actual annual Fees do not conform to or correspond with projected annual Fees.

7.8 RECOURSE TO DISPUTE RESOLUTION. If, because of any Dispute, the Parties fail to determine any essential component of the establishment of any Rate by the applicable date specified in a preceding Section of this Article VII, the Parties shall promptly resolve that Dispute, as soon as practicable after the specified date, in accordance with Article XXIII -- Dispute Resolution.

             A. If that Dispute is not resolved by January 1 of the year for which any Rate is to be effective, the preceding year's Rate for the corresponding TSG Service shall continue in effect pending resolution.

             B. The Rate determined by resolution of that Dispute shall be deemed effective January 1 as though the Parties had timely agreed. Accordingly, either on the due date of the first invoice due after that Dispute is resolved or the due date of the first invoice covering any period on or after January 1, whichever is later, either TSG shall credit AMERICAN any excess Fees received since January 1 or AMERICAN shall pay TSG any additional Fees due to TSG since January 1.
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


7.10 ADJUSTMENT TO PROVISIONS BASED ON CONVERSION TO MARKET PRICING. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

7.11 PERFORMANCE ADJUSTMENT OF FEES. The Fees shall increase in the event of Exceptional Performance and decrease in the event of Inadequate Performance.

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

             C. The final invoice after termination or Expiration of this Agreement shall reflect the net increase or decrease in Fees resulting from the Performance Increases and Performance Decreases for the period commencing on December 1 of the previous year to the date of termination or Expiration.

7.12     PAYMENT FOR RE-RUNS [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

7.13 FEE REDUCTIONS FOR DROPPING CERTAIN MAINTENANCE. Upon Notice to TSG, AMERICAN may elect to terminate for such devices as may be specified in such Notice, the TSG Services that provide maintenance as part of Device Support, subject to Section "3.10, EXCLUSIVITY." If AMERICAN so elects, TSG shall reduce Fees by an amount equal to the maintenance savings and AMERICAN and TSG shall mutually determine what, if any, modification there will be to the applicable SLA Standard.

7.14     MOST FAVORED CUSTOMER.

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


7.15 PAYMENTS FOR THIRD PARTY SOFTWARE UPON DISAFFILIATION. On the Disaffiliation Date, TSG shall pay such license fees, and any applicable or related Taxes that result from the disaffiliation of TSG from American, for the Transferred Third-party Software and the Other Third-party Software as are required to enable the Airline Group to continue to receive the TSG Services.

7.16 FAIR ALLOCATION OF COSTS. Fees that are based on costs incurred after the Effective Date shall be subject to the principle of "fair allocation of cost"; i.e., that such Fees shall reflect TSG's cost of providing service to AMERICAN in the context of TSG's total volumes provided to all TSG Customers and TSG's own use of the applicable systems. If AMERICAN and TSG do not agree that a "fair allocation of cost" is being made for any specific item or items, at AMERICAN's request, the Parties shall (after management level discussions and attempts to resolve differences in accordance with the dispute resolution provisions set forth in ARTICLE XXIII - Dispute Resolution) engage the services of an independent accounting firm mutually acceptable to both Parties. The accounting firm's fees shall be paid in equal proportions by the Parties. Such accounting firm shall conduct a review, using costing principles based on activity by TSG on behalf of AMERICAN and all TSG Customers and TSG's own use of the applicable systems, of the allocations in question and the judgment of such firm shall be considered binding on both Parties for determining "fair allocation of cost." Nothing in this Section 7.16 eliminates AMERICAN'S rights under ARTICLE XXVII - Auditing Rights.

7.17 ALLOCATION OF COSTS UPON TERMINATION BY AN MFC CUSTOMER OF ALL OR PART OF ITS AGREEMENT WITH TSG. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                      Article VIII -- Invoices and Payment

8.1 INVOICES. AMERICAN is required to pay only for services provided by TSG pursuant to the prices and other terms and conditions of this Agreement or as otherwise expressly agreed in writing by the Parties. TSG shall use reasonable efforts to submit an invoice to AMERICAN for the prior month's Fees on or before the eighth (8th) Business Day of every month. Such invoice is due and payable and AMERICAN shall pay such invoice within thirty days after AMERICAN's receipt of such invoice, except as otherwise provided in Section "8.2, DISPUTED INVOICES."

8.2 DISPUTED INVOICES. If there is a Disputed Invoice, AMERICAN may withhold a portion of the amount stated in the Disputed Invoice in accordance with this
Section 8.2.

                           A.       If the Disputed Invoice is greater than or
equal to the prior month's invoice, AMERICAN shall pay TSG all undisputed amounts[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]; except that AMERICAN may withhold the payment of taxes on disputed amounts without regard to the limitation specified in this Subsection and amounts calculated herein shall be net tax calculations.

                           B.       If the Disputed Invoice is less than the
prior month's payment, AMERICAN shall pay TSG all undisputed amounts[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]: therefore, in such event and irrespective of the amount in dispute, AMERICAN may not, in respect to the Disputed Invoice, withhold payment of any amount in excess of [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] of the Disputed Invoice; except that AMERICAN may withhold the payment of taxes on disputed amounts without regard to the limitation specified in this Subsection and amounts calculated herein shall be net tax calculations.

                  C. In no event shall a Party's adherence to the provisions of this Section 8.2 be construed as constituting a waiver by either Party of any claims against the other Party.

8.3 BILLING PROCEDURES. Each invoice submitted to AMERICAN shall be in accord with this Section 8.3.

                  A. Each invoice shall indicate the Fees and, subject to changes made pursuant to Section "8.4, NEW BILLING SYSTEM" and Section "9.6, COOPERATION," will include separate sub-totals for taxable and nontaxable services and property.

                  B. Along with every invoice TSG shall provide relevant (as determined by AMERICAN in its good faith, reasonable judgment) written information to substantiate the Fees, including supporting documentation of resource usage, information concerning TSG Software Income for agreements executed prior to the Disaffiliation Date, or executed after the Disaffiliation Date and signed by the Parties' Account Managers, which include payment by Sabre of royalties to AMERICAN on software license fees earned by Sabre, and information concerning any offset in Fees pursuant to Section "11.14, OFFSET OF FEES." TSG shall also concurrently provide information concerning the prospective annual increase or reduction in Fees pursuant to Section "7.11, PERFORMANCE ADJUSTMENT OF FEES."

                  C. TSG shall promptly provide AMERICAN with such information as AMERICAN reasonably requests to understand or verify the contents of the invoice. TSG shall bear the cost of any TSG Services required to fulfill such requests.

                  D. Upon Notice to AMERICAN and with AMERICAN's Consent, TSG may change the procedures for producing invoices, the billing allocation methodology for any TSG Service, or the form or format of invoices or substantiating information that is routinely provided to AMERICAN; except that any such change shall not affect the amount of any Fees charged AMERICAN nor shall it limit the Airline Group's ability to conduct the audits described in
Article XXVII - Auditing Rights.

8.4 NEW BILLING SYSTEM. At its own expense, TSG shall design, develop, and implement the New Billing System. TSG and AMERICAN shall mutually develop specifications for the New Billing System, and upon written acceptance of such specifications by both AMERICAN and TSG, TSG shall proceed with the development of the New Billing System.

                  A. After written acceptance by both Parties, the specifications of the New Billing System may not change without both Parties' Consent.

                  B. At a minimum the New Billing System shall possess the capability to account for and bill such Taxes as are applicable.

                  C. If AMERICAN requests and agrees to pay for it, TSG shall provide additional capability to permit AMERICAN to accommodate additional functionality (e.g., to report the Airline Group's non-TSG information technology expenditures).

8.5      INTEREST ON OVERDUE AMOUNTS.  [TEXT OMITTED - CONFIDENTIAL TREATMENT
REQUESTED]


                    Article IX -- Transfer and Property Taxes

9.1 ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES. AMERICAN shall be responsible for (and shall indemnify TSG for) Taxes imposed on, based on, or measured by any consideration for, any provision of services or transfer of property by TSG to an Airline Group member pursuant to this Agreement; except that TSG shall be responsible for (and shall indemnify Airline Group for) all Taxes that are imposed on, based on or measured by TSG's acquisition, ownership, or use of property or services, or the provision of property or services to TSG. Neither Party shall be liable to the other Party for interest included in Taxes in excess of interest at the rate set forth in Section "8.5, INTEREST ON OVERDUE AMOUNTS" or penalties and additions to Taxes to the extent such interest, penalties, and additions to taxes result from tax return positions taken by the other Party that are unrelated to this Agreement or from the willful misconduct or gross negligence of the other Party.

9.2 CLAIM OF EXEMPTION. AMERICAN shall pay any Taxes for which it is responsible which are invoiced by TSG to a member of the Airline Group under Article VIII -- Invoices and Payment unless AMERICAN promptly provides TSG with an exemption certificate, resale certificate or letter explaining why AMERICAN believes the Tax is not applicable. Such certificate or letter does not relieve a member of the Airline Group of ultimate liability under this Article IX to the extent the taxing authority disagrees with the Airline Group's position that no such Tax is due; provided, that a member of the Airline Group shall have no liability for Taxes either not yet due and payable or Taxes being contested (unless payment is a condition to contest) in accordance with Section "9.4, CONTESTS OF TAX ASSESSMENTS." TSG may at any time require a member of the Airline Group to deliver a letter of advice from outside counsel, selected by a member of the Airline Group and reasonably acceptable to TSG, that a member of the Airline Group's position is reasonable under the tax law. The cost of such letter shall be split equally between the Parties. If such a letter is not delivered within thirty (30) days of the request, a member of the Airline Group must pay the Taxes invoiced.

9.3 PROPERTY TAXES. Subject to the terms of other leases or agreements, each of TSG and each member of the Airline Group is responsible for the reporting and payment of any ad valorem taxes due on property owned by it or leased by it from a third party.

9.4 CONTESTS OF TAX ASSESSMENTS. If TSG receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that AMERICAN would be responsible for paying pursuant to Section "9.1, ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," TSG shall promptly send Notice to AMERICAN of such notice, and shall, if AMERICAN requests, timely contest, or if AMERICAN so elects to permit AMERICAN to contest, such proposed Tax, at AMERICAN's expense and in a forum and with counsel selected by AMERICAN and reasonably acceptable to TSG, until such assessment has been upheld by the decision of an appellate court; except that prior to any judicial contest TSG may require (as a condition to such judicial contest) a letter from counsel selected by AMERICAN and reasonably acceptable to TSG that there is a reasonable tax basis for such contest. Any Notice to a Party under this Section 9.4 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2, ADDRESSES," and such Notice must be given no fewer than five
(5) Business Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. TSG may compromise, settle, or resolve a Tax contest under this Section 9.4 without AMERICAN's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if TSG waives its indemnity rights under this Article IX with respect to the Taxes being contested. Otherwise, TSG may not compromise, settle, or resolve the Tax contest without AMERICAN's Consent.

9.5 REFUNDS. Either Party may, at its expense, require the other to choose and do one of the following:

                  A. Apply for and diligently pursue a refund of Taxes otherwise payable by or subject to indemnification by the requiring Party under this Article IX,

                  B. If permitted by law, assign its rights to a refund claim for such Taxes to the requiring Party,

                  C. Pay to the requiring Party the amount of Taxes claimed by the refund claim with interest at the statutory refund rate, or

                  D. Follow the Dispute Resolution Procedure and pay to the requiring Party the amount the arbitrator determines is reflective of the weighted probability of success of recovery of Taxes (with no reduction for attorneys' fees) had the claim been pursued at the judicial level until the result had been determined by the decision of an appellate court; except that before recourse to the Dispute Resolution Procedure, such other Party shall produce, if requested by the requiring Party, a letter of advice from outside counsel selected by such other Party reasonably acceptable to the requiring Party (the cost of which letter is to be split equally between the Parties) that such other Party's refusal to pursue a refund claim is based on a reasonable tax position that the amounts are not refundable.

9.6 COOPERATION. Each Party shall provide the other with such cooperation as is reasonable, at the request of the other Party, to minimize Taxes incurred in connection with this Agreement. In the case of AMERICAN, such cooperation shall include providing TSG any applicable resale certificates; information regarding use of materials, services, or sales; or other exemption certificates. In the case of TSG, such cooperation shall include providing AMERICAN applicable information regarding delivery or use of materials, services, or sales;

and at the request of AMERICAN, taking additional steps to minimize Taxes. Such steps shall also include:

                  A.  Providing itemized (or non-itemized) invoices or billing;

                  B.  Separating (or combining) any of the TSG Services;

                  C. Changing the location at which services or property are delivered, provided, or used pursuant to this Agreement;

                  D. Permitting any member or members of the Airline Group to assign to one of its or their Affiliates all or part of its or their rights under this Agreement, including the right to take delivery of services or property; in particular, this Agreement may be amended to permit one or more American Related Entities to acquire TSG Services at specified locations for purposes of enhancing and modifying the TSG Services for subsequent resale and delivery to the Airline Group at specified locations.

                  E. Using reasonable efforts to require any third party to take steps reasonably available to such third party to minimize Taxes;

                  F. Permitting TSG to assign to one of its Affiliates all or part of TSG's obligations under this Agreement;

                  G. AMERICAN or an Airline Group member entering into agreements for third party services directly with the third parties, or AMERICAN entering into agency arrangements whereby TSG acts as AMERICAN's or the Airline Group member's agent in securing third party services, all subject to AMERICAN reaching reasonable terms with such third party; and

                  H.  Amending this Agreement;

except that neither Party shall be required to take any step that would be materially disadvantageous to its business or operations or would require it to incur material additional costs unless the other Party agrees to reimburse it for that material disadvantages or those additional costs. In the case of either Party, such cooperation shall include maintaining data, as reasonably necessary for tax purposes (and in any event for at least six (6) years from the date of the transactions to which such data relate); making such data available to the other Party (or permitting the other Party to copy, at its expense, such data); and making information in its possession and employees with technical expertise available (at the providing Party's cost) as reasonably necessary in connection with the preparation of any tax returns or any audit or tax contest or refund claim. It is not intended that one Party is necessarily to share in any tax savings realized by the other Party through the actions or cooperation taken under this Section 9.6.

9.7 TAXES ON THIRD-PARTY PASS-THROUGH CHARGES. Notwithstanding anything to the contrary in this Agreement, to the extent any Taxes are imposed on or with respect to any Third-party Pass-through Charges, or on any mark-ups or fees related to the Third-party Pass-through Charges, which Taxes exceed the Taxes that would have applied to a transfer of services or property directly to any member of the Airline Group from the third-party vendor from which TSG acquires services or property, TSG shall be responsible for (and shall indemnify AMERICAN for) such additional Taxes, it being the intent of the Parties that AMERICAN's liability for Taxes imposed on or measured by any Third-party Pass-through Charges, or any mark-ups or fees related to the Third-party Pass-through Charges, shall be no greater than if AMERICAN had purchased directly from the third-party vendor, instead of through TSG, the services and/or property to which such Third-party Pass-through Charges relate. TSG may (with any necessary consent of the third-party vendor and with AMERICAN's Consent) assign to AMERICAN (or, as AMERICAN may direct, one or more of the American Related Entities) the rights of TSG under that agreement or those agreements necessary for the Airline Group to obtain such services or property directly from the third-party vendor or permit AMERICAN to otherwise obtain such services or property directly from the third-party vendor to minimize such additional Taxes.

9.8 ADDITIONAL TAX CONTESTS. If AMERICAN receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that TSG would be responsible for paying pursuant to Section "9.1, ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," AMERICAN shall promptly send Notice to TSG of such notice, and shall, if TSG requests, timely contest, or if TSG so elects permit TSG to contest, such proposed Tax, at TSG's expense and in a forum and with counsel selected by TSG and reasonably acceptable to AMERICAN, until such assessment has been upheld by the decision of an appellate court; except that prior to any judicial contest AMERICAN may require (as a condition to such judicial contest) a letter from counsel selected by TSG and reasonably acceptable to AMERICAN that there is a reasonable tax basis for such contest. Any Notice given to a Party under this Section 9.8 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2, ADDRESSES," and such Notice must be given no fewer than five (5) Business
Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. AMERICAN may compromise, settle, or resolve a Tax contest under this Section 9.8 without TSG's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if AMERICAN waives its indemnity rights under this
Article IX with respect to the Taxes being contested. Otherwise, AMERICAN may not compromise, settle, or resolve the Tax contest without TSG's Consent.

9.9 NO OTHER TAX INDEMNITY. This Article IX contains the exclusive allocations pursuant to this Agreement of responsibilities between, and indemnification obligations of, the Parties regarding Taxes. For the avoidance of doubt, the Parties intend that Article XX - Indemnification does not apply to Taxes.

9.10 TAXES AND DISPUTE RESOLUTION. Except as specified in Subsection D of Section "9.5, REFUNDS", Disputes between the Parties concerning this Article IX are subject to the Dispute Resolution Procedure, except that Disputes as to the amount of Tax, if any, owed to a taxing authority (including Disputes between a Party and a taxing authority) may be resolved by any appropriate administrative or legal procedure available to a Party or the Parties under this Agreement apart from the Dispute Resolution Procedure.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
                                                                  Page 35

              [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                         Article X -- Ownership of Data

10.1 OWNERSHIP OF DATA. The AG Data is the exclusive property of the Airline Group. AG Customer Data is the exclusive property of an AG Customer and/or the Airline Group, as determined by such agreements as the Airline Group member may have with such AG Customer and is deemed proprietary. Data about which there is an ambiguity as to ownership shall be treated as AG Data and subject to the provisions of this Agreement until its ownership is resolved in accordance with
Article XXIII -- Dispute Resolution. This Agreement does not purport to address the ownership of any data other than AG Data or AG Customer Data.

10.2 USE OF DATA. TSG shall use the AG Data and the AG Customer Data only in providing services pursuant to this Agreement. Except as otherwise expressly agreed in writing, TSG shall not and shall not attempt to sell, license, provide, disclose, use, pledge, hypothecate, and/or in any other way transfer the AG Data or the AG Customer Data. All such attempts by TSG shall be void and without legal effect. With AMERICAN's Consent, TSG may use the AG Data or AG Customer Data for such other purposes and for such compensation as AMERICAN and TSG may agree in writing.

10.3 RISK OF DATA LOSS. When AG Data or AG Customer Data is in TSG's possession or under TSG's control and an event occurs that prevents or hinders the access to or reliable use of such data, TSG shall cure and re-create or restore such data as quickly as the Airline Group needs such data in its operations.

                  A.  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                  B. Where re-creation or restoration of such data is at AMERICAN's expense, TSG shall obtain AMERICAN's Consent before performing such re-creation or restoration that will incur Fees greater than Five Thousand Dollars ($5,000).

10.4 DATA SECURITY. TSG shall maintain safeguards for protecting against the loss and disclosure of the AG Data and AG Customer Data no less rigorous than such safeguards as are in effect on the Effective Date. Such safeguards include the safeguards described in TSG's existing reference materials. The Airline Group shall safeguard all data owned by TSG in the Airline Group's possession.

10.5 COPIES OF DATA FOR THE AIRLINE GROUP. Upon written request to TSG, TSG shall provide a copy of all or a portion of AG Data and AG Customer Data, as requested by AMERICAN, on such media as requested by AMERICAN. TSG's providing such data is a service within the scope of the TSG Services and is at AMERICAN's expense. TSG shall never refuse for any reason, including AMERICAN's material breach of this Agreement, to provide any Airline Group member with copies of the AG Data and AG Customer Data in accordance with this Section 10.5. TSG hereby expressly agrees that AMERICAN may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 10.5.

10.6 MEDIA CONTAINING DATA. As between AMERICAN and TSG, the Airline Group member is the exclusive owner of all AG Data and all AG Customer Data recorded on any media irrespective of which Party owns the media.

                Article XI -- Software and Intellectual Property

11.1 OWNERSHIP OF INVENTIONS AND PATENTS. Except as set forth in Sections 11.4 and 11.5C of this Agreement, each of TSG and each member of the Airline Group will retain all of its respective rights in inventions made solely or jointly by its employees and all patent rights therein and will retain ownership of any patents otherwise owned by it as of the Disaffiliation Date .

11.2 TRANSFERRED SOFTWARE. TSG shall continue to own the Transferred Software subject to the Retained Rights of AMERICAN.

11.3 . JOINTLY OWNED SOFTWARE OWNERSHIP. TSG and AMERICAN agree that, except as provided in Section 11.4 of this Agreement, each of them has and will retain an undivided, one-half ownership interest in all Jointly Owned Software and, except as provided in Section 11.1 for inventions embodied in such software and patent rights to such inventions, in all Intellectual Property Rights in and to such Jointly Owned Software. Except as expressly provided in Section 11.8C(1) regarding Cloned Software and Article XII, TSG and AMERICAN further agree that no Party to this Agreement will have any obligation to pay to any other Party any royalty, fee, or other compensation for exercising rights with respect to the Jointly Owned Software or to account to or share with any other Party for any revenue received as a result of exploiting the Jointly Owned Software.

         11.4 OWNERSHIP OF IDS SOFTWARE.[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



11.5 NEW SOFTWARE OWNERSHIP. Ownership of and rights to the New Software shall depend on whether the New Software was developed on the basis that it was Standard Development, Joint Venture or Strategic Development. The parties shall determine at the commencement of a development project whether the software to be developed is going to be on a Standard Development basis, Joint Venture basis or a Strategic Development basis.
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. In the event that development work is conducted and the parties have not agreed in writing on what basis such development was conducted, the resulting New Software shall be deemed to have been created on a Standard Development basis. If the Parties determine that New Software is to be developed on a basis other than a Standard Development basis, AMERICAN's Account Manager and TSG's Account Manager will sign a separate document to that effect. The parties respective rights in New Software shall be as follows:

A. For New Software developed on a Standard Development basis, TSG and the member of the Airline Group requesting the development work ("Requesting Party") each shall own an undivided one-half interest in such New Software and, except as provided in Section 11.1 for inventions embodied in such New Software and patent rights to such inventions, in all Intellectual Property Rights in and to such New Software. Except as provided in Article XII, TSG and Requesting Party further agree that no Party to this Agreement will have any obligation to pay to any other Party any royalty, fee, or other compensation for exercising rights with respect to such New Software or to account to or share with any other Party for any revenue received as a result of exploiting such New Software.

B. For New Software developed on a Joint Venture Basis, TSG and the Requesting Party shall negotiate allocation of the ownership of the New Software and of the Intellectual Property Rights to be held by both parties, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] and the other relevant terms covering the Development.

C. For New Software developed on a Strategic Development basis, rights to such New Software shall be determined on a case by case basis and will be set forth in a written document signed by AMERICAN's Account Manager and TSG's Account Manager. However, if TSG and the Requesting Party agree that New Software will be developed on a Strategic Development basis but do not specify how rights to such New Software shall be owned, then the Requesting Party shall own all rights, title and interest to such New Software, including without limitation
(i) all Intellectual Property Rights to such New Software and (ii) any rights to patent any invention created during the course of developing such New Software on a Strategic Development basis. For each instance where TSG develops New Software that is developed on a Strategic Development basis, the Requesting Party will determine whether TSG will have any rights to market such New Software. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. In the event ownership of such New Software is allocated to the Requesting Party, TSG hereby assigns and agrees to assign all of its rights as necessary to achieve the foregoing ownership position.

11.6 RIGHTS OF AMERICAN IN STANDARD SOFTWARE. . [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
                                                                         Page 40

11.7 RIGHTS OF TSG IN STANDARD SOFTWARE. . The rights of TSG in and to Standard Software are limited only by the rights of the Airline Group as specified in Section 11.6 [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

11.8 CLONED SOFTWARE AND CLONED SOFTWARE DERIVATIVE WORKS. .

A.       [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

B.       [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



11.10    INTELLECTUAL PROPERTY. .   TSG and each member of the Airline Group
agree as follows:

A. A Party that solely owns an invention, an original work of authorship such as software or documentation, know-how or trade secrets subject to this Agreement will have sole control and authority over obtaining, maintaining and enforcing Intellectual Property Rights therein, provided, however, that where another Party, pursuant to this Agreement or another agreement between the Parties, uses the solely-owned invention, original work, know-how or trade secret in its business, the owning Party may not abandon or otherwise dedicate to the public Intellectual Property Rights therein without first offering such Intellectual Property Rights to the other Party at no cost except those costs incurred to continue obtaining, maintaining and enforcing such Intellectual Property Rights.

B. Parties that jointly own an invention, an original work of authorship such as software or documentation, know-how or trade secrets subject to this Agreement will cooperate in obtaining, maintaining and enforcing Intellectual Property Rights therein.

(1) TSG will control and bear the cost of obtaining and maintaining patents on inventions made jointly by employees of TSG and a member of the Airline Group. TSG will keep the other Party having an interest in such invention fully informed of the status of any such patents, and, in the event TSG elects to abandon such patent or an effort to obtain it, TSG will offer it to the other Party at no cost except those incurred to subsequently obtain or maintain the patent. The Parties rights to the invention and patent thereon will not be affected by whether a patent is obtained and by whom.

(2) Where appropriate, TSG will obtain copyright registration for Standard Software jointly in the name of TSG and the applicable member of the Airline Group. Members of the Airline Group will cooperate.

(3) Each of the Parties jointly owning know-how or trade secrets will take the same precautions to preserve the proprietary nature thereof as it takes to preserve the proprietary nature of know-how or trade secrets solely owned by it.

(4) Each Party jointly owning an Intellectual Property Right will cooperate with the other joint owners in enforcement of such Right. If one joint owner notifies the other joint owners of an intent to enforce a jointly owned Intellectual Property Right against an identified third party, each other joint owner will provide, at the reasonable expense of the one joint owner, full cooperation and assistance in such enforcement and will not take any action that would inhibit or deprive the one joint owner from obtaining the remedies sought by such enforcement.

(5) To the extent necessary under applicable law, each of the Parties jointly owning an Intellectual Property Right subject to this Agreement hereby authorizes the other joint owners to exploit that Intellectual Property Right to the extent permitted by the terms of this Agreement and any other written agreement between the Parties.

C. If any Party shall become aware of any infringement or misappropriation by any third party of the Standard Software or Transferred Software, it shall promptly give Notice to the other Parties of such infringement or misappropriation.

(1) TSG, may, at its own expense, institute suit against such third party and the members of the Airline Group shall fully cooperate with TSG to enjoin such infringement or misappropriation and shall, if requested by TSG, join with TSG as a party to any action brought by TSG for such purpose. The Parties intend that TSG bear eighty percent (80%) of all expenses connected with such suit and that AMERICAN bear twenty percent (20%) of such expenses; except that if AMERICAN desires to retain its own counsel, it shall do so at its own cost and expense, and that either Party may, in its sole discretion, upon Notice to the other Party, choose not to bear any further expense of such suit.

(2) If TSG does not institute suit against such third party or otherwise abate such infringement or misappropriation before the earlier of one hundred twenty (120) days after receiving Notice from a member of the Airline Group of such infringement or misappropriation or thirty (30) days prior to the expiration of the statute of limitations, then the member of the Airline Group may, at its expense, institute suit against such third party, and TSG shall fully cooperate with the Airline Group to enjoin such infringement or misappropriation and if reasonably necessary, shall, if requested, join with the member of the Airline Group as a party to any action brought thereby for such purpose. The member of the Airline Group shall bear all expenses connected with such suit, except that if TSG desires to retain its own counsel, it shall do so at its own cost and expense.

(3) Any recovery as a result of any suit pursuant to this Section 11.8 C shall belong to a Party in the same percentage as such Party bore the expense of such suit; excluding, however, a Party's cost and expense in retaining its own counsel when such Party did not institute such suit.

11.11    CONVENANTS NOT TO SUE.

A.   General Covenants Not to Sue

         (1) It is the intention of the Parties that each Party will be free to exploit the rights that Party receives pursuant to this Agreement without regard to the other Party's Intellectual Property Rights, provided that such exploitation is not in violation of the terms of this Agreement.

(2) Each member of the Airline Group irrevocably and perpetually covenants not to sue TSG under any Intellectual Property Right owned by such member with respect to the making, having made, using, selling, distributing, modifying, copying, importing or otherwise commercializing or exploiting, throughout the world, (i) any Transferred Software or Standard Software and (ii) any concepts, inventions or other technology embodied in the Transferred Software or the Standard Software, except to the extent that any of the foregoing activities are expressly restricted in, or would otherwise constitute a violation of, a provision of this Agreement or any separate written agreement between the Parties. The foregoing covenant is extended to any third party, including without limitation TSG's customers, to the extent such third party acquires rights as permitted under this Agreement with respect to Transferred Software or Standard Software from TSG or its agents or distributors.

(3) TSG irrevocably and perpetually covenants not to sue any member of the Airline Group under any Intellectual Property Right owned by TSG with respect to the making, having made, using, selling, distributing, modifying, copying, importing or otherwise commercializing or exploiting, throughout the world, (i) any Transferred Software or Standard Software and (ii) any concepts, inventions or other technology embodied in the Transferred Software or the Standard Software, except to the extent that any of the foregoing activities are expressly restricted in, or would otherwise constitute a violation of, a provision of this Agreement or any separate written agreement between the Parties. The foregoing covenant is extended to any third party, including without limitation Airline Group's customers, to the extent such third party acquires rights as permitted under this Agreement with respect to Transferred Software or Standard Software from Airline Group or its agents or distributors.

(4) The covenant not to sue granted by TSG in Section 11.11A(3)(i) in respect of Transferred Software shall only extend to the Retained Rights.

(5) In relation to any Intellectual Property Rights that are the subject of the covenants not to sue in this Agreement, TSG and each member of the Airline Group agrees that the covenants not to sue granted by it in this Agreement shall extend to any transferee of any of such Intellectual Property Rights, and TSG and each member of the Airline
Group shall obtain a written agreement to abide by such covenant not to sue from any such transferee of such Intellectual Property Right.

         11.12 LICENSE AND ACCESS TO CERTAIN TSG PORTFOLIO SOFTWARE. The following shall apply in relation to all TSG Portfolio Software (which does not include Standard Software or Transferred Software):

A. TSG grants to AMERICAN and the American Related Entities, as of the Amendment Date, a worldwide, non-exclusive, non-transferable, license to use, in object code form only, all existing and future versions of such TSG Portfolio Software that AMERICAN or an American Related Entity elects to license prior to the earlier of termination of this Agreement or the end of the Term, [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED]. For each item of TSG Portfolio Software, the license granted herein to such item of TSG Portfolio Software will only terminate after the earlier of expiration of the Term or termination of this Agreement at any time that AMERICAN or an American Related Entity ceases to obtain maintenance from TSG pursuant to
Section 11.12E for such item of TSG Portfolio Software.

B. To the extent that a particular instance of the TSG Portfolio Software incorporates Third Party Software and sublicensing of such Third Party Software is restricted by the terms of TSG's agreement with the third party, then the rights of the Airline Group and its Affiliates to that particular instance of TSG Portfolio Software shall be subject to obtaining any necessary consents of the applicable third-party. The Airline Group and its Affiliates' use of any Third Party Software incorporated into the TSG Portfolio Software shall be subject to all the terms and conditions of the applicable license agreement between TSG and such Third-Party licensor which are notified to AMERICAN by TSG.

C. AMERICAN shall make no modifications, alterations, or Derivative Works of the TSG Portfolio Software. AMERICAN shall not reverse engineer, disassemble, reverse compile or decompile the TSG Portfolio Software.

D. AMERICAN shall not transfer or sublicense the TSG Portfolio Software or any components thereof, to any Person or entity, whether by operation of law or otherwise, without the prior written consent of TSG.

E. TSG has the exclusive right to maintain, enhance and operate the TSG Portfolio Software. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

F. At AMERICAN's request, TSG shall place a source code copy of any such TSG Portfolio Software in escrow, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], with an escrow agent and at a location chosen by AMERICAN and TSG shall provide regular updates to such TSG Portfolio Software source code. Prior to placing any source code with an escrow agent the Parties will enter into a source code escrow agreement that will define, among other things, the events that will allow AMERICAN to have access to the source code (which events shall include without limitation, events related to maintenance of the applicable software and TSG's bankruptcy) and AMERICAN's permitted usage of the source code (which shall include, without limitation, a license to maintain and operate the applicable software).

11.13 TSG'S MARKETING RIGHTS. Effective as of the Disaffiliation Date, TSG has perpetual rights to market all Standard Software and Transferred Software (including Standard Software and Transferred Software currently under development and or currently market-restricted), and any modifications to such Software [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED]; provided, however, that TSG shall have no rights to market the IDS Software or Cloned Software Derivative Works.

11.14    OFFSET OF FEES.

A. In exchange for a one time payment [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] from TSG to AMERICAN, TSG shall retain all license fees and other compensation that TSG receives arising out of the Jointly Owned Software;

B. If TSG and/or a TSG Customer chooses to participate in an AMERICAN Development/Enhancement effort (including multihost customers(s), other than AMERICAN), TSG shall offset the Fees by an amount [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED]

C. If TSG does not offset the Fees charged to AMERICAN by the amount [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]described in Subsection B of this
Section 11.14, then AMERICAN may

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

Code Out such other customer and such customer may not use such Enhancement/Development. If the Airline Group chooses not to Code Out such customer and if TSG has received incremental revenue for such customer's use of an Enhancement/Development then TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to such incremental revenue up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] that would have been due under Subsection B of this Section 11.14.

The Fees for TSG's Code Out are within the scope of TSG Services and AMERICAN shall pay the fees incurred for such services; provided, however, if TSG later distributes or uses such Enhancement/Development for customers for which TSG has not offset the Fees charged to AMERICAN by the amount [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] described in Subsection B above, TSG shall refund the Fees incurred by AMERICAN to Code Out and TSG shall offset the Fees in accordance with Subsection B of this Section 11.14

D. The parties acknowledge that nothing in these Sections 11.14B, 11.14C, and 11.14D is intended to contradict current practice in the area of joint development/joint funding. Should such a conflict occur, current practice shall prevail. Additionally, the Parties acknowledge that they intend to eliminate these sections and address these business terms in section 3.20 which will address joint development/joint funding, as soon as is reasonably practical.

11.15 COPIES OF SOFTWARE FOR AMERICAN. . Upon written request to TSG from AMERICAN's Chief Information Officer, and as many times as AMERICAN may reasonably request, TSG shall provide a copy of all or a portion of all Transferred Software, Standard Software, New Software and Documentation, in object code and source code formats, on such media as requested by AMERICAN. TSG's providing such software is a service within the scope of the TSG Services and is at AMERICAN's expense. TSG shall never refuse for any reason, including AMERICAN's material breach of this Agreement, to provide AMERICAN with copies of such software in accordance with this Section 11.15. TSG hereby expressly agrees that AMERICAN may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 11.15.

11.16 JOINTLY USED AND FUNDED SOFTWARE. For certain software that TSG uses to provide services to TSG and/or TSG Customers and to AMERICAN, AMERICAN and TSG shall continue to jointly fund Development and Enhancements as TSG's predecessor and AMERICAN did prior to the Effective Date. The process of allocating AMERICAN's and TSG's relative share of the cost shall remain as such process existed on the Effective Date with the intent of reflecting the relative value to each Party.

11.17    CERTAIN ADDITIONAL SOFTWARE LICENSES FROM AMERICAN.

A. For purposes of TSG's agreement with US Airways, Inc. ("US Airways") and without limiting any other license rights granted under this Agreement, AMERICAN hereby grants TSG a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], with a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] right of sublicense to US Airways, to AMERICAN-owned customizations to the SAP software required to integrate the SAP software with the TSG System, as of December 15, 1997. AMERICAN and TSG agree to negotiate in good faith an appropriate one-time license fee payable by TSG to AMERICAN for the foregoing right to sublicense to US Airways.

B. Should the agreement with US Airways or any other applicable MFC Customer terminate for any reason prior to US Airways' or such other MFC Customer's exercise of any of the license rights set forth in Subsection A, then the applicable one-time license fees will be forgiven, or if already paid by TSG to AMERICAN, refunded.

                   Article XII -- Marketing and Related Rights

12.1 SERVICES PROVIDED BY THE AIRLINE GROUP TO ITS CUSTOMERS. In accordance with this Article, AMERICAN may require TSG to perform TSG Services for the Airline Group to enable the Airline Group to provide services to AG Customers.

12.2 THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS. Unless otherwise expressly specified in this Section 12.2, the Airline Group may provide the AG Mixed Services without TSG's Consent, and such incremental use of TSG Services as may be used by the Airline Group and/or AG Customers shall be charged to AMERICAN at the Current Rates in accordance with the Rate and Reset Schedule, except as expressly described in this Section 12.2.

          A. The Airline Group may provide Operations Mixed Services to AG Customers.

          B. Subject to Section "12.3, FORMER TSG PROSPECTS," the
Airline Group may provide Alliance Mixed Services to AG Customers.

          C. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          D. The Airline Group may provide Other Mixed Services to AG Customers in accordance with the following:

             [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                        a. If TSG and AMERICAN do not
agree within ten (10) Business Days of commencing such negotiations, TSG and AMERICAN shall each state in writing its position concerning the AG Other Mixed Services Costs and proceed in accordance with Article

XXIII -- Dispute Resolution; so long as the sole question for the arbitrator(s) to determine is which Party's position concerning the AG Other Mixed Services Costs to accept.

                   [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          E. Notwithstanding Subsection D, the Airline Group may provide Other Mixed Services without TSG's Consent, as follows:

             (1) If the AG Other Mixed Services Costs for such services do not exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the AG Other Mixed Services Fees for such services; and

             (2) The AG Other Mixed Services Fees are reasonably anticipated as not exceeding [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] per year per AG Customer.

12.3 FORMER TSG PROSPECTS. If at any time any member of the Airline Group agrees in writing to provide Alliance Mixed Services to an entity that has expressed serious interest in acquiring a software license or services from TSG and TSG has provided to such entity a written proposal to provide similar software or services and such entity continues to be a realistic opportunity for TSG, as demonstrated by TSG's active marketing efforts, except that such entity's agreement with AMERICAN obviates its need to acquire software or services from TSG, AMERICAN and TSG shall negotiate appropriate compensation, considering the circumstances, that AMERICAN shall pay to TSG.

12.4 EXISTING ALLIANCES. Nothing in this Agreement is intended to modify the Parties' pre-existing rights or obligations in existing agreements concerning services substantially similar to AG Mixed Services, as any Airline Group member may have in effect on the Effective Date.

12.5 MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION. After the Termination Date or the Expiration Date, the Airline Group may use TSG Operated Software to provide services to AG Customers in accordance with this Section
12.5. Except as expressly provided otherwise in this Section 12.5, the Airline Group may use the TSG Operated Software to provide AG Mixed Services [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                    A. The Airline Group may use the TSG Operated Software, subject to receiving any necessary consents from the licensors of the Transferred Third-party Software and the Other Third-party Software.
                                                                         Page 49

                    B. For four (4) years after the Termination Date or Expiration Date, the provisions of Section "12.3, FORMER TSG PROSPECTS" shall remain in effect, except if AMERICAN terminates the Agreement for cause pursuant to Section "24.1, TERMINATION FOR BREACH," or Section "24.2, TERMINATION FOR INADEQUATE PERFORMANCE,"
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                    C. In circumstances where the Airline Group would not have been permitted to provide AG Mixed Services under Subsection D(2) of Section "12.2, THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS" before the Termination Date or the Expiration Date, the Airline Group may use the TSG Operated Software to provide services to AG Customers
[TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED]

                                        (1) If this Agreement expired in
accordance with its term or terminated pursuant to Section "24.3, TERMINATION FOR A FORCE MAJEURE EVENT," or "24.6, TERMINATION BECAUSE OF ACQUISITION OF TSG[TEXT OMITTED- CONFIDENTIAL TREATMENT REQUESTED].

                                        (2) In the event of Termination For
Cause by AMERICAN, and if a Fair License Fee is [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the AG Other Mixed Services Fees or more, AMERICAN shall pay TSG a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                        (3) [TEXT OMITTED-CONFIDENTIAL
TREATMENT REQUESTED], if this Agreement was terminated pursuant to Section "24.4, TERMINATION FOR CONVENIENCE," AMERICAN and TSG shall mutually agree to [TEXT OMITTED- CONFIDENTIAL TREATMENT REQUESTED].

                                        (4) [TEXT OMITTED-CONFIDENTIAL
TREATMENT REQUESTED], if this Agreement was terminated pursuant to Section "24.4, TERMINATION FOR CONVENIENCE," AMERICAN shall pay TSG [TEXT
OMITTED-CONFIDENTIAL TREATMENT REQUESTED].

                    D. To the extent that AMERICAN's use of any of the Transferred Software or the Transferred Third-party Software to provide AG Mixed Services under this Section 12.5 would constitute the exercise of rights in excess of the Retained Rights, TSG and AMERICAN shall mutually agree to [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED] incremental use in excess of the Retained Rights for providing such services to AG Customers.

                    E. AMERICAN may enter into an agreement with an AG Customer pursuant to this Section 12.5 prior to the determination of a [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED].

                         Article XIII -- Non-Competition
                                                                         Page 50

13.1 SEPARATE NON-COMPETITION AGREEMENT. Commencing on the Effective Date and continuing for specified periods as set forth therein, the members of the Airline Group must comply with the terms of the Non-competition Agreement among AMERICAN, AMR, TSG Corporation, and TSG dated as of the Effective Date, which restricts such members of the Airline Group from providing certain described services to other Persons. Such restrictions do not, however, prohibit the Airline Group's exercise of rights under Article XII -- Marketing and Related Rights.

                     Article XIV -- Confidential Information

14.1 CONFIDENTIAL INFORMATION. Except as otherwise provided in this Agreement, information gathered or compiled by TSG for the Airline Group is proprietary to AMERICAN and TSG may not sell such information to other Persons. In addition, the following information is Confidential Information, whether acquired under or in connection with this Agreement or obtained in connection with the relationship of the Airline Group and TSG or its subsidiaries or predecessors before the Effective Date:

                    A. Information relating to the other Party's business, customers, financial condition, performance, or operation that the other Party treats as confidential or proprietary;

                    B. The terms and conditions of this Agreement and all pricing, charges, fees, credits, and invoices connected with this Agreement;

                    C. Information concerning any breach under, or any Dispute regarding, this Agreement;

                    D. Information that is the confidential information of a third party and disclosed to a Party subject to an obligation of confidentiality;

                    E. Any other information, whether in a tangible medium or oral and whether proprietary to the other Party or not, that is marked or clearly identified by the other Party as confidential or proprietary;

                    F. The other Party's trade secrets;

                    G. TSG Highly Confidential Information (which does not include IDS Software, Cloned Software Derivative Works and New Software, other than that developed on a Standard Development basis); and

                    H. The Parties' conduct, decisions, documents, and negotiations as part of, and the status of, any Dispute resolution proceedings under the Dispute Resolution Procedure.

Though the Airline Group's Confidential Information includes the Jointly Owned Software, New Software and the Transferred Software, the Airline Group consents to TSG's disclosure and use of such Jointly Owned Software, New Software and Transferred Software (other than New Softwaredeveloped on a Joint Venture or Strategic Development basis), subject to any such protections or assurances against disclosure for the benefit of TSG as TSG may use or effect for its own Confidential Information. Each of the American Related Entities shall have the same rights and benefits, and the same duties and obligations, as
 AMERICAN (as a "Party") has in this Article XIV.

14.2 EXCLUDED INFORMATION. Information is not considered Confidential Information to the extent that the information:

                    A. Is or becomes publicly available or available in the industry other than as a result of any breach of this Agreement or of any other duty of a Party;

                    B. Is independently developed without reference to the Confidential Information of the other Party; or

                    C. Is or becomes available to that Party from a source that is lawfully in possession of the information and that is not subject to a duty of confidentiality, whether to the other Party or another Person.

14.3 USE OF CONFIDENTIAL INFORMATION. Except as expressly permitted by this Agreement, all Confidential Information shall be held and protected by the recipient in strict confidence, shall be used and disclosed by the recipient only as required to render performance or to exercise rights and remedies under this Agreement, and shall not be disclosed to any other Person. Except for (1) Section "14.2, EXCLUDED INFORMATION" and (2) the provision of the (a) source code of the Cloned Software to third party service providers during and after the Term (except as restricted in Section 11.8C(3)) and (b) source code of the Transferred Software, Standard Software and New Software (other than that developed on a Standard Development basis) to service providers after the Term, all in accordance with the terms of this Agreement the Airline Group shall not disclose TSG Highly Confidential Information to any third party without the prior written Consent of TSG on a case by case basis.

14.4 STANDARD OF CARE. Each Party shall use at least the same degree of care in maintaining the confidentiality of the Confidential Information as that Party uses with respect to its own proprietary or confidential information, and in no event less than reasonable care.

14.5 PERMITTED DISCLOSURES. A Party may disclose Confidential Information to its officers, directors, employees, legal representatives, accountants, tax advisors, agents and contractors, on a need-to-know basis, in order to give effect to this Agreement. Each Party must inform each such Person to whom any Confidential Information is so communicated of the duty of confidentiality regarding that information under this Agreement and impose on that Person the obligation to comply with this Article XIV regarding the Confidential Information, which in the case of agents and contractors shall mean the signing of a non-disclosure agreement.

14.6 REQUIRED DISCLOSURES. Each Party may disclose Confidential Information in response to a request for disclosure by a court or another Governmental Authority, including a subpoena, court order, or audit-related request by a taxing authority, if that Party:

                    A. Promptly notifies the other Party of the terms and the circumstances of that request;

                    B. Consults with the other Party, and cooperates with the other Party's reasonable requests to resist or narrow that request;

                    C. Furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, that Party is legally compelled to disclose; and

                    D. Uses reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.

A Party need not comply with these conditions to disclosure, however, to the extent that the request or order of the Governmental Authority in effect prohibits that compliance. A Party may also disclose Confidential Information without complying with these conditions to the extent that the Party is otherwise legally obligated to do so (including for the purposes of complying with applicable securities laws), as confirmed by advice of competent and knowledgeable legal counsel. Further, a Party may disclose Confidential Information, without complying with these conditions, (i) in connection with a tax audit to representatives of a taxing authority or (ii) in connection with a tax contest in which that Party uses reasonable efforts to assure that confidential treatment will be accorded the information disclosed.

14.7 TITLE TO INFORMATION. The Confidential Information disclosed by one Party to the other Party shall remain the property of the disclosing Party, and nothing in this Article XIV grants or confers any ownership rights in any of that information to the other Party.

14.8 CONFIDENTIALITY AND THIRD PARTIES. If AMERICAN selects a third party to perform software audit services pursuant to Section "5.11, AUDITING CODE EFFICIENCY," and/or other services, including maintenance services, enhancement services, or development services, and such third party will obtain access to TSG Highly Confidential Information, AMERICAN must obtain TSG's Consent.

                    A. Nevertheless, except as provided in Subsection B of this Section 14.8, if TSG can demonstrate that such third party is then a competitor of TSG in the development or marketing of any software product having functionality substantially similar to the software to which that third party will obtain access, or is likely to become such a competitor within two (2) years, then TSG's Consent shall be at its sole discretion.

                    B. TSG may not unreasonably withhold its Consent, however in the following circumstances:

                                        (1) As to every third party that is
capable or competent to perform and that has bid, or expressed a willingness, to perform at or near the same price as any third party to which TSG has withheld its Consent in accordance with Subsection A of this Section 14.8; or

                                        (2) When such Consent is necessary to
enable an Airline Group member to enter into an operating or marketing alliance or any other marketing relationship that is intended to increase the Airline Group's passenger or cargo revenue.

                    C. Third parties, including Successor Providers, to which Confidential Information is to be disclosed or to which access is given to TSG's Confidential Information, including TSG Highly Confidential Information, shall first execute a non-disclosure/confidentiality agreement substantially in the form of Exhibit J: Non-disclosure/Confidentiality Agreement.

                    D. Third parties, including Successor Providers, to which TSG Highly Confidential Information is to be disclosed or to which access is given to TSG Highly Confidential Information shall first execute a non-disclosure/non-competition agreement substantially in the form of Exhibit N:
Non-disclosure/Non-competition Agreement.

                    E. No Consent is necessary, and Subsections A, B and
D of this Section 14.8 shall not apply when AMERICAN provides the (a) source code of the Cloned Software to third party service providers during the Term (except as restricted in Section 11.8C(3)) and (b) source code of the Transferred Software, Standard Software and New Software (other than that developed on a Standard Development basis) to service providers after the Term, all in accordance with the terms of this Agreement.

14.9 IRREPARABLE HARM. The Parties acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each Party therefore agrees that the other Party shall have the right, afforded in Section B.4(b) of Exhibit M: Dispute Resolution Appendix, to apply to any court of competent jurisdiction for a temporary or provisional order restraining any breach or impending breach of this Article XIV. This right shall be in addition to any other remedy available under this Agreement.

14.10 GENERAL KNOWLEDGE. Each Party understands that the other Party may enhance its generalized knowledge and experience while this Agreement is in effect and that the other Party may already possess or hereafter obtain concepts, data, discoveries, ideas, information, inventions, know-how, knowledge, methodologies, processes, products, skills, techniques or other work product, whether or not patentable, that are generally similar to Confidential Information it may receive under this Agreement. This Agreement shall not be interpreted as limiting such other Party's rights to develop, disclose, display, market, obtain, own, publish, provide, release, sell, transfer, or use, in any manner whatsoever, any such generalized knowledge and experience or any such concepts; except that such other Party shall in all events comply with the preceding sections of this Article XIV.

14.11 CONFIDENTIALITY AND BENCHMARKING. Nothing in this Article XIV precludes an Airline Group member from disclosing (subject to an appropriate nondisclosure agreement) its business requirements, including services, service level requirements, geographic location data, and resource consumption, to the Benchmark Providers or prospective Benchmark Providers or to any other Person in connection with an RFP or RFQ permitted by this Agreement. Such disclosure may not include any code or detailed descriptions of functionality of any TSG Operated Software or descriptions of the service level performance of TSG under this Agreement.

                             Article XV -- Security

15.1 SECURITY IN GENERAL. TSG shall provide security for the AG Data and AG Customer Data in accordance with Section "10.4, DATA SECURITY." TSG shall provide physical and electronic security for the TSG Services no less rigorous than such physical and electronic security as are in effect on the Effective Date.

               Article XVI -- Key Employees and Related Provisions

16.1 DESIGNATION OF KEY EMPLOYEES. In accordance with this Section 16.1, AMERICAN and TSG shall designate the Key Employees.

                    A. TSG and AMERICAN may designate as Key Employees up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the total number of TSG employees and TSG contractors assigned to provide services to the Airline Group. The parties anticipate that the maximum number of Key Employees will be approximately [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] upon the Effective Date.

                    B. At the commencement of each New/Out-of-scope Services, Development, or significant Enhancement project to be performed by TSG, TSG and AMERICAN shall agree as to the personnel who are to be designated as Key Employees for the duration of such projects or phases of such projects, [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED], as prescribed in Section 16.1G.

                    C. A TSG employee performing Maintenance may be mutually designated as a Key Employee [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
 . Without AMERICAN's Consent, TSG may remove a Key Employee who provides Maintenance and who has been on the Key Employee List for more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], but TSG must promptly provide a replacement TSG employee who has suitable training and skills and who is designated as a Key Employee.

                    D. Each year during the budgeting process for determining Maintenance fees, the Parties shall determine the Key Employees for the maintenance of each application. Of the pool of Key Employees set forth in Subsection A, no more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the employees providing Maintenance for such application may be designated as Key Employees, except when fewer than ten (10) employees are providing maintenance for such application; in which case there may be up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] employees designated as Key Employees.

                    E. AMERICAN and TSG shall meet quarterly to revise the Key Employee List. TSG and AMERICAN must mutually agree in writing before a TSG employee is designated a Key Employee. TSG cannot unreasonably deny AMERICAN's request for TSG Key Employees. If the Parties disagree regarding Key Employee status for an individual, TSG may propose an alternative personnel allocation or designation of a different employee for Key Employee designation. Should the Parties not agree upon an alternative personnel allocation or designation, the Parties shall follow the Dispute Resolutions Procedure.

                    F. In addition to AMERICAN's other rights to designate certain TSG employees as Key Employees, as set forth in this Article XVI, AMERICAN shall have the right to identify as

Key Employees TSG personnel who provide services to both AMERICAN and other MFC Customers, except that the restriction set forth in Section 16.2 (A) as to such Key Employee would be applied to the combination of the TSG employee's billable time spent working for AMERICAN and such other MFC Customer(s).

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                    G. TSG may request that an employee be removed from the Key Employee List prior to the end of the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                       (1) The removal of the employee from the Key Employee List would not materially adversely affect the services that the Key Employee was providing to the Airline Group.

                       (2) TSG can promptly provide the Airline Group with a replacement employee to be added to the Key Employee List who has suitable training and skills.

                       (3) AMERICAN retains the right of final approval, which shall not be unreasonably withheld, over all changes to the Key Employee List pursuant to this Subsection G.

                    H. If TSG removes a Key Employee pursuant to Subsection G of this Section 16.1 and such removal directly or indirectly causes any significant service problems, including project delays, project overruns, programming errors, or service performance degradation, TSG shall promptly commence correcting such service problems, including, if necessary, replacing the new Key Employee.

                    I. TSG shall use reasonable efforts to promptly replace a Key Employee who ceases employment at TSG for any reason, including such employee's resignation, leave of absence, termination, disability, or death, with another employee who possesses skills adequate to perform the duties of such Key Employee. At the next meeting between the Account Managers, the Parties shall mutually agree whether anyone, and if so who, will be added to the Key Employee List.

16.2 RESTRICTIONS CONCERNING KEY EMPLOYEES. TSG hereby agrees to the restrictions described in this Section 16.2 for Key Employees.

                    A. Key Employees designated under Subsection A of Section "16.1, DESIGNATION OF KEY EMPLOYEES" must dedicate a minimum of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of their billable time to providing services for AMERICAN's benefit.

                    B. TSG may not transfer a Key Employee from one project to another project or application without AMERICAN's Consent.

                    C. TSG may not materially change the job description of a Key Employee without AMERICAN's Consent.

16.3 REMOVAL OF PERSONNEL. In the event that AMERICAN reasonably and in good faith determines that the continued assignment by TSG of any Account Manager or any employee

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

to the performance of TSG Services is adversely affecting the interests of AMERICAN, then AMERICAN's CIO will send TSG's President (in the case of the Account Manager's performance) or the Account Manager (in the case of any other employee's performance) written Notice thereof, specifying the reasons therefor and requesting that the Account Manager or employee be replaced. Promptly after its receipt of such a request by AMERICAN, TSG shall investigate the matters stated in the request consistent with TSG's human resources policies. The affected individual will be subject to an evaluation period consistent with TSG's human resources policies for a period of four
(4) months for the Account Manager and three (3) months for other employees, during which period the individual may correct such problems. During such period TSG shall use efforts consistent with its personnel policies to improve such individual's performance; if unsuccessful, TSG shall use reasonable efforts to replace such employee with a person of suitable ability and qualifications if such problems are not corrected within such period.

                  Article XVII -- Non-Solicitation of Employees

17.1 NON-SOLICITATION OF EMPLOYEES. Except as stated in this Section 17.1, while this Agreement is in effect and for a period of [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED], neither Party may recruit or hire the employees or Independent Contractors engaged by the other Party, whether as employees or Independent Contractors, without the Consent of the other Party.

                    A. AMERICAN may recruit and hire TSG's employees and TSG's Independent Contractors who previously ever worked for AMERICAN in a capacity other than providing services substantially similar to the TSG Services and other than providing operations research services to AMERICAN; so long as AMERICAN first gives TSG
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]Notice when AMERICAN intends to hire a TSG employee designated as a Level 5 employee or below and [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice when AMERICAN intends to hire a Level 6 employee or above.

                    B. TSG may recruit and hire AMERICAN's employees and AMERICAN's Independent Contractors who previously worked for a division of AMERICAN that became TSG or a predecessor of TSG; so long as that TSG first gives AMERICAN [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice when TSG intends to hire an AMERICAN employee designated as a Level 5 employee or below and [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice when TSG intends to hire a Level 6 employee or above.

                    C. In the event of Expiration or termination for any reason, except for termination pursuant to Section "24.4, TERMINATION FOR CONVENIENCE," AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals.

                    D. In the event of termination pursuant to Section "24.4, TERMINATION FOR CONVENIENCE," and provided AMERICAN obtains TSG's Consent, which may be withheld in TSG's sole discretion, AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals; except that if TSG does not consent to the hiring of such employee or Independent Contractor, the cost for such person shall be [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                    E. If an employee's employment or an Independent Contractor's engagement with a Party terminates, then without the Consent of such Party, the other Party may not recruit, hire, or engage such former employee or Independent Contractor, whether as an employee or Independent Contractor, for a period of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date of termination of such employee's employment or such Independent Contractor's engagement.

                    F.  Notwithstanding the other provisions of this Section

17.1, and subject to the following restrictions, [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] following the Disaffiliation Date, AMERICAN may recruit, in good faith, a sufficient number of TSG personnel [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] TSG personnel employed by TSG's Research group or TSG's Airline Solutions group, or TSG personnel who were employed by TSG's sales or marketing groups prior to the Disaffiliation Date and who ever performed operations research or similar services for AMERICAN (the "Operations Research Employees") who AMERICAN may not otherwise recruit and/or hire as a result of this Section 17.1:

                                        (1)  AMERICAN may not hire more than
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] each from the following TSG operating groups within the Airline Solutions Group: Flight Planning; Crew Planning; and Yield Management, as well as TSG's Research Group;

                                        (2)  [TEXT OMITTED - CONFIDENTIAL
TREATMENT REQUESTED].

                                        [TEXT OMITTED - CONFIDENTIAL TREATMENT
REQUESTED] TSG Operations Research Employees can decline AMERICAN's offer. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                        (4)  [TEXT OMITTED - CONFIDENTIAL
TREATMENT REQUESTED] TSG retains the right to manage the careers of its employees as it normally would in the ordinary course of business.

                                        (5)  Prior to commencing
solicitation, TSG and AMERICAN will agree on a process to minimize disruption to employees and TSG operations.

                     Article XVIII -- Parties' Relationship

18.1 INDEPENDENT PARTIES. The Parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This
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

Agreement does not create or evidence a partnership, joint venture or any other fiduciary relationship between the Parties. Neither Party may create or incur any liability or obligation for or on behalf of the other Party, except as described in this Agreement. This Agreement does not restrict TSG from providing or rendering any services, including services like the TSG Services, to any other Person; nothing in this Agreement, however, gives TSG the right to provide or render any services in violation of any other agreement entered into by the Parties.

18.2 ADVERTISING. While this Agreement is in effect, TSG has the exclusive right to advertise both as the "preferred provider" of information technology services to AMERICAN and as possessing a "strategic relationship" with AMERICAN; so long as the TSG Services are more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of all the services AMERICAN receives that are similar to the TSG Services. The Airline Group members may endorse a third-party provider as the "preferred provider" of a particular service that is not (and need not be) provided by TSG. Nothing in this Section shall be construed as permitting TSG to use any trademark or service mark of AMERICAN without AMERICAN's Consent, which AMERICAN may give in its sole discretion.

18.3 AUTHORITY OF ACCOUNT MANAGERS AND OTHERS. Except as expressly authorized in this Section 18.3, only an officer of a Party may bind that Party.

                    A. TSG and AMERICAN may change Account Managers upon Notice to the other; except that TSG's appointment of an Account Manager is subject to AMERICAN's Consent.

                    B. AMERICAN and TSG agree that the Account Managers shall serve as the general points of contact between the parties.

                    C.  AMERICAN's CIO has the following authority:

                                        (1)  AMERICAN's CIO may bind AMERICAN
to an agreement with TSG to perform any service for which there is a charge, and such agreement must be in writing; and

                                        (2)  AMERICAN's CIO shall submit a
list of AMERICAN employees that may bind AMERICAN to an agreement with TSG to perform any TSG Services. All New/Out-of-scope Services and pricing for such services must be approved in writing by any Level 7 or higher in AMERICAN's Information Technology Services department. TSG shall contact AMERICAN's CIO for any clarification or interpretation of the list.

                            Article XIX -- Warranties

19.1 MUTUAL WARRANTIES. Each Party warrants and represents to the other Party as follows:

                    A. It has the requisite corporate authority to enter into and perform this Agreement;

                    B. Its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;
                                                                         Page 59

                    C.  This Agreement is enforceable against it; and

                    D. It has obtained all material consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

                    E. Provisions to the contrary notwithstanding, nothing in this Agreement shall be construed as a warranty by either Party concerning the Transferred Software or the Transferred Third-party Software.

19.2  TSG'S WARRANTIES. TSG hereby warrants and represents as follows:

                    A. It has all requisite authority to use any software that it has obtained after the Effective Date to provide the TSG Services and the New/Out-of-scope Services;

                    B. None of the intellectual property that TSG has developed or develops to provide the TSG Services willfully infringes or will willfully infringe the patents or copyrights, or misappropriate the trade secrets, of another;

                    C. A substantial part of the incentive compensation of TSG employees for whom a significant portion of work consists of performing TSG Services including, but not limited to, the Key Employees, will depend upon AMERICAN's satisfaction as determined by TSG in accordance with Section "5.12, ANNUAL SURVEY."

19.3 AMERICAN'S WARRANTIES. AMERICAN hereby warrants and represents that it possesses all requisite rights and authority to provide any software that it provides to TSG after the Effective Date.

                          Article XX -- Indemnification

20.1 INJURY AND PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Tort Damages resulting from any action or omission of any employee, agent or subcontractor of TSG in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of TSG or its employees, agents or subcontractors.

20.2 CUSTOMER INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any customer of TSG, other than any member of the Airline Group or any of its Affiliates, arising out of TSG's rendering or providing any service similar to any of the TSG Services to or for the benefit of that claimant.

20.3 INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Third-party Claim that any item of intellectual property, including software or software specifications, provided under this Agreement by TSG infringes a copyright, misappropriates a trade secret, or knowingly infringes a patent.

                    A. TSG shall not indemnify any of the Airline Group's Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                                        (1)  Such Airline Group Indemnitee's
misuse or modification of such item,

                                        (2)  Such Airline Group Indemnitee's
failure to use corrections or enhancements made available by TSG,

                                        (3)  Such Airline Group Indemnitee's
use of such item in combination with any product or information not owned, developed, or provided by TSG, except as authorized by TSG or where TSG knew that such combination would be used by such Airline Group Indemnitee and did not object,

                                        (4)  Such Airline Group Indemnitee's
distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by TSG, or

                                        (5)  Any specific information,
direction, specification, or materials provided by such Airline Group Indemnitee or any third party.

                    B. If any such item is, or in TSG's opinion is likely to be, held to constitute an infringing product, TSG shall, at its expense and option, either:

                                        (1)  Procure the right for the
Airline Group Indemnitees to continue using such item,

                                        (2)  Replace such item with a
non-infringing equivalent item,

                                        (3)  Modify such item or have such
item modified to make it non-infringing, or

                                        (4)  If none of the previous three
(3) options is available on commercially reasonable terms, as determined by TSG in its good faith business judgment, accept return of such item and refund to the Airline Group Indemnitee the Fees paid for such item, less a reasonable amount for the Airline Group Indemnitee's use of such item up to the time of return, except that the foregoing shall not apply if such item is integral to providing the Airline Group a Critical TSG Service, in which case TSG may do so only if no reasonable workaround from the blocking intellectual property rights is practicable.

                    C. The rights and remedies stated in this Section 20.3 and 20.12 constitute the sole and exclusive remedies of the Airline Group Indemnitees, and TSG's entire liability, with respect to a Third-party Claim of infringement and misappropriation.

20.4 INJURY AND PROPERTY INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Tort Damages resulting from any action or omission of any employee, agent or subcontractor of the Airline Group (excluding TSG or its subcontractors) in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of any member of the Airline Group or its employees, agents or subcontractors (excluding TSG or its subcontractors).

20.5 CUSTOMER INDEMNIFICATION BY AMERICAN. Subject to Section "20.3, INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG," AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any AG Customer or any of the customers of an AG Customer arising out of the Airline Group's rendering or providing any AG Mixed Services to that AG Customer.

20.6 INTELLECTUAL PROPERTY INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Third-party Claim that any item of intellectual property, including software or software specifications, provided under this Agreement by any member of the Airline Group infringes a copyright, misappropriates a trade secret, or knowingly infringes a patent.

                    A. AMERICAN shall not indemnify any of the TSG Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                                        (1)  Such TSG Indemnitee's misuse or
modification of such item,

                                        (2)  Such TSG Indemnitee's failure to
use corrections or enhancements made available by any member of the Airline
Group,

                                        (3)  Such TSG Indemnitee's use of
such item in combination with any product or information not owned, developed, or provided by any member of the Airline Group, except as authorized by a member of the Airline Group or where the Airline Group member knew that such combinations would be used by the TSG Indemnitee and did not object,

                                        (4)  Such TSG Indemnitee's
distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by any member of the Airline Group, or

                                        (5)  Any specific information,
direction, specification, or materials provided by such TSG Indemnitee or any third party.

                    B. If any such item is, or in AMERICAN's opinion is likely to be, held to constitute an infringing product, AMERICAN shall, at its expense and option, either:

                                        (1)  Procure the right for the TSG
Indemnitees to continue using such item,

                                        (2)  Replace such item with a
non-infringing equivalent item,

                                        (3)  Modify such item or have such
item modified to make it non-infringing, or

                                        (4)  If none of the previous three
(3) options is available on commercially reasonable terms, as determined by AMERICAN in its good faith business judgment, the Parties will discuss alternative means by which TSG may perform the affected TSG Services and any resulting effect upon affected SLA Standards.

                    C. The rights and remedies stated in this Section 20.6 constitute the sole and exclusive remedies of the TSG Indemnitees, and AMERICAN's entire liability, with respect to a Third-party Claim of infringement and misappropriation.

20.7 AIRLINE INCIDENT INDEMNIFICATION. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Airline Incident. The Parties intend that the TSG Indemnitees be indemnified notwithstanding any liability that TSG might otherwise have under Section "20.1, INJURY AND PROPERTY INDEMNIFICATION BY TSG" or Section "20.2, CUSTOMER INDEMNIFICATION BY TSG" relating to any Airline Incident.

20.8 SITA INDEMNIFICATION. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses (except as described below in this Section 20.8) that arise or accrue on or after the Effective Date resulting from, arising out of, or relating to AMERICAN's serving as the contracting party under the SITA Agreements. Those Indemnifiable Losses shall:

                    A. Include any losses, costs, taxes, claims, liabilities, damages, or causes of action arising from or related to the obligations of payment (including any fees, penalties, of interest for late payment or nonpayment), indemnification obligations, and obligations resulting from the failure to meet the financial minimums under the SITA's Agreements.

                    B. Exclude any losses or damages of the kind described in Subsection A of this Section 20.8 related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries (except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries).

20.9 EXPRESS NEGLIGENCE. THE ORDINARY NEGLIGENCE OF ANY INDEMNITEE OR THE JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF TWO (2) OR MORE INDEMNITEES SHALL NOT PRECLUDE SUCH INDEMNITEE OR SUCH INDEMNITEES FROM RECEIVING THE BENEFITS OF INDEMNIFICATION UNDER THIS ARTICLE XX.

20.10 THIRD-PARTY CLAIMS. If an Indemnification Claim is based on a Third-party Claim:

                    A. The Indemnified Party shall give an Indemnification Claim Notice promptly after it receives the Third-party Claim. The failure of an Indemnified Party to give an Indemnification Claim Notice shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure.

                    B. The Indemnifying Party shall be entitled to defend the Third-party Claim, with its chosen counsel and at its own expense, if (1) the Third-party Claim seeks only monetary relief, and not an injunction or other equitable relief, against the Indemnified Party, and (2) the Indemnifying Party elects to assume, and diligently conducts, that defense. The Indemnifying Party's election to defend must be given by Notice to the Indemnified Party within the Indemnification Response Period. If the Indemnifying Party conducts the defense, the Indemnified Party may participate in that defense with its own counsel and at its own expense.

                    C. If the Indemnifying Party does not elect to defend the Third-party Claim by Notice within the Indemnification Response Period, or if the Indemnifying Party does not diligently conduct the defense, the Indemnified Party shall be entitled, upon further Notice to the Indemnifying Party, to defend the Third-party Claim on behalf of, and for the account and risk of, the Indemnifying Party (if it is determined that the Indemnifying Party has an indemnification obligation regarding that Indemnification Claim). In this circumstance, the Indemnifying Party may participate in the defense with its own counsel and at its own expense.

                    D. If there is a conflict of interest that makes it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party in defending the Third-party Claim, the Indemnifying Party must pay for separate counsel for the Indemnified Party.

                    E. The Indemnifying Party defending a Third-party Claim may compromise, settle, or resolve that Third-party Claim without the Indemnified Party's consent if the compromise, settlement, or resolution involves only the payment of money by the Indemnifying Party (whether on its own behalf or behalf of the Indemnified Party) and the third-party claimant provides the Indemnified Party a release from all liability regarding the Third-party Claim. Otherwise, the Indemnifying Party may not compromise, settle, or resolve the Third-party Claim without the Indemnified Party's Consent.

                    F. The Indemnifying Party and the Indemnified Party must cooperate with all reasonable requests of the other in defending any Third-party Claim.

20.11 NON-THIRD-PARTY CLAIMS. A Party's claim, on its behalf or on behalf of its other Indemnitees, that the other Party is liable for indemnification under any of the preceding Sections of this Article XX -- Indemnification based on any event or action other than a Third-party Claim shall be made by Notice to that other Party. Any Dispute about that claimed liability shall be resolved by the Dispute Resolution Procedure.

20.12  THIRD PARTY SOFTWARE INDEMNIFICATION. A Party supplying to another
Party pursuant to this Agreement any software owned by a third party (whether as a stand alone product or as part of another product or service) shall indemnify, defend and hold harmless the other Party from and against Indemnifiable Losses resulting from, arising out of, or relating to a failure by the supplying Party (a) to advise the other Party of restrictions, that, in the reasonable judgement of the supplying Party, would reasonably deprive the other Party of such other Party's use of the third party's software as contemplated by this Agreement, or (b) to obtain from such third party rights reasonably necessary to permit the other Party to use and exploit the third party's software as contemplated by this Agreement. The supplying Party may, at its option and
                                                                         Page 64
expense, (a) obtain from the third party a right for the other Party to use the third party's software, or (b) unless the third party software is integral to providing the Airline Group a Critical TSG Service, (1) replace the third party's software with an equivalent not subject to the third party's control or
(2) accept return of the third party's software and refund to the other Party the fees paid for such third party software, less a reasonable amount for the other Party's use thereof.

                     Article XXI -- Limitations of Liability

21.1 INTENDED ALLOCATION OF RISKS. The allocation of risks between the Parties, and the limitations on the Parties' liabilities and remedies, set forth in this Article XXI and elsewhere in this Agreement are specifically intended by the Parties, to be part of their bargain (i.e., part of the consideration for their other respective benefits and obligations) in this Agreement. The Parties acknowledge that they have negotiated, with the advice of legal counsel, such allocation and limitations.

21.2 NEGLIGENCE AND ORDINARY MISTAKES. Except as otherwise expressly provided in this Agreement, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] For the avoidance of doubt, nothing in this Section 21.2 affects any liability of a Party to indemnify the other Party's Indemnitees against Tort Damages or Indemnifiable Losses under Article XX - Indemnification.

21.3 EXTRAORDINARY MISTAKES. TSG's liability for any Extraordinary Mistake shall be limited to its obligations described in Sections "5.9, CORRECTION OF PERFORMANCE," "7.11, PERFORMANCE ADJUSTMENT OF FEES" (if an SLA Standard is applicable), and "10.3, RISK OF DATA LOSS."
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Any act or omission of TSG that is appropriately characterized equally (i) as negligent and as an Extraordinary Mistake shall be deemed an Extraordinary Mistake under this
Article XXI, and (ii) as grossly negligent and as an Extraordinary Mistake shall be deemed grossly negligent under this Article XXI. For the avoidance of doubt, nothing in this Section 21.3 affects any liability of TSG to indemnify the Airline Group Indemnitees against Tort Damages or Indemnifiable Losses under Article XX - Indemnification, nor does it affect AMERICAN's ability to terminate this Agreement for cause under Section "24.1, TERMINATION FOR BREACH."

21.4  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

21.5 GROSS NEGLIGENCE AND WILLFUL MISCONDUCT. A Party's liability under or relating in any manner to this Agreement for General Damages resulting from that Party's gross negligence or willful misconduct in the exercise of its rights or the performance of its obligations under this Agreement, including any breach of this Agreement by that Party constituting or caused by its gross negligence or willful misconduct, shall be limited as follows:

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

For the avoidance of doubt, nothing in this Section 21.5 affects any liability of a Party to indemnify the other Party's Indemnitees against Tort Damages or Indemnifiable Losses under Article XX -- Indemnification.

21.6 LIMITATION ON AMOUNT OF ALL GENERAL DAMAGES. A Party's liability for General Damages other than Consequential Damages and punitive or exemplary damages -- i.e., for actual damages -- described above in this Article XXI is not limited except to the extent provided in this Section 21.6. A Party shall have no liability under or relating in any manner to this Agreement for any General Damages (including Consequential Damages or any unpaid Fees) in excess of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in any calendar year. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

21.7 TIME FOR CLAIMS. A Party may assert or make a claim against the other Party for any breach of this Agreement, or for that other Party's liability under this Agreement (including an Indemnification Claim), only within three (3) years after the breach or other event constituting the basis for that claim occurred, even if not discovered until after that three-year period. Nevertheless, the three-year limit on the time for asserting or making any claim shall not apply to a claim (including an Indemnification Claim) based on a Third-party Claim.

21.8 WARRANTIES. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party and, to the extent described in this Agreement, the American Related Entities. No Person other than a Party may assert or make a claim based on the other Party's warranties under this Agreement; any claim for the benefit of any of the American Related Entities must be made by AMERICAN.

21.9 OFFSET. A Party entitled to any payment due from the other Party under this Agreement may offset all or any portion of the amount of that payment against any payment that is due from it to the other Party under this Agreement.

21.10 EQUITABLE RELIEF. To the extent that any monetary relief available under this Agreement is not an adequate remedy for any breach of this Agreement, or upon any breach or impending breach of Article XIV -- Confidential Information, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief must be sought through arbitration in accordance with the Dispute Resolution Procedure, except as permitted by Section B.4(b) of the Dispute Resolution Appendix.

21.11 EXCLUSIVE REMEDIES. The remedies described in this Agreement are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of a claim for liability under or relating to this Agreement.

21.12 NONCUMULATIVE REMEDIES. If a particular remedy for a breach of, or the occurrence of any other event described in, this Agreement is specified in this Agreement, that remedy shall be the exclusive remedy upon such a breach or event. Nevertheless, if more than one remedy for such a breach or event is specified in this Agreement, the Party entitled to a remedy must elect or choose between the available remedies, and may not cumulate or exercise multiple remedies, upon such a breach or event. Nevertheless, when there is a deficiency in a service that is:

                    A. Not subject to an SLA Standard, AMERICAN is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) requiring that an SLA Standard be established for that service, and (3) if caused by an Extraordinary Mistake, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                    B. Subject to an SLA Standard, AMERICAN is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) obtaining any applicable Performance Decrease, and (3) if caused by an Extraordinary Mistake, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

21.13 WAIVER OF REMEDIES. No forbearance, delay, or indulgence by a Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of, or occurrence of any other event described in, this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of, or occurrence of any other event described in, this Agreement.

21.14 WARRANTY DISCLAIMER. NOTWITHSTANDING ANY WARRANTY TO THE CONTRARY IN THIS AGREEMENT, TSG DOES NOT WARRANT (I) THE ACCURACY OF ANY DATA IN ITS UNALTERED FORM AS PROVIDED TO TSG BY THE AIRLINE GROUP OR ANY THIRD PARTY OR
(II) THE TIMELINESS OR DEPENDABILITY OF SUPPLIERS SELECTED AND MANAGED BY THE AIRLINE GROUP. EXCEPT FOR THE

EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NEITHER TSG NOR AMERICAN MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED; AND EACH OF TSG AND AMERICAN HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

21.15 CLAIMS FOR TAXES. Claims for Taxes are subject to Article IX -- Transfer and Property Taxes and not to this Article XXI, except that Sections "21.1, INTENDED ALLOCATION OF RISKS," "21.8, WARRANTIES," "21.9, OFFSET," "21.10, EQUITABLE RELIEF," "21.11, EXCLUSIVE REMEDIES," and "21.13, WAIVER OF REMEDIES" and this Section 21.15 shall apply to claims for Taxes.

               Article XXII -- Force Majeure and Disaster Recovery

22.1 FORCE MAJEURE. If either Party to this Agreement shall be prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder by reason of a Force Majeure Event, then such Party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay; except that to the extent that the Force Majeure Event impairs the Airline Group's operations, TSG shall use Extraordinary Efforts. Any Party so delayed in its performance shall immediately Notify the other by telephone (to be confirmed in writing within five (5) days of the inception of such delay) and shall describe at a reasonable level of detail the circumstances causing such delay. If (i) any of the above-described circumstances prevent, hinder, or delay performance of TSG's operational obligations hereunder, and (ii) as a result thereof, the Airline Group is prevented from conducting a significant portion of the Airline Group normal business operations, then TSG, with the cooperation and assistance of the Airline Group, shall resume performance of such operational obligations or arrange for the Airline Group to obtain alternative performance of such operational obligations. The cost to AMERICAN of such alternative performance shall not exceed the amount that would have been owed to TSG by AMERICAN under this Agreement as if TSG were providing the equivalent TSG Services without the prevention, hindrance or delay of performance of TSG's operational obligations under this Agreement.

                    A. Whenever a Force Majeure Event causes TSG to allocate limited resources among TSG's customers at the affected service locations, the Airline Group shall receive [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Unless otherwise agreed by AMERICAN's CIO, in such events TSG shall restore the following systems in the following order: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                    B. If a Force Majeure Event, other than one intentionally caused by the Airline Group, causes one or more of the TSG Services designated as a "Critical TSG Service" or "High Risk TSG Service" to be unavailable for productive use, AMERICAN may terminate this

Agreement pursuant to Section "24.3, TERMINATION FOR A FORCE MAJEURE EVENT," in accordance with the following:

                          (1)  For each TSG Service designated as a "Critical
TSG Service" other than CargoSABRE, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT
OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if the applicable TSG Service is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                          (2)  For the TSG Service known as CargoSABRE, AMERICAN
may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if CargoSABRE is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                          (3)  When a Force Majeure Event has caused more than
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if such TSG Service is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                          (4)  When a Force Majeure Event has caused more than
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] but fewer than or equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if such TSG Services are not restored, in accordance with their SLA Standards, within fourteen [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                          (5)  When a Force Majeure Event has caused any, but
fewer than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if the applicable TSG Services are not restored, in accordance with their SLA Standards, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

22.2 DISASTER RECOVERY. TSG Services shall include implementation of a disaster recovery plan [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Such disaster recovery plan shall be no less rigorous than that in effect immediately prior to the Effective Date at the facilities of TSG used to provide the TSG Services as of the Effective Date. In the event that additional disaster recovery procedures for the applicable facilities are reasonably requested by AMERICAN, TSG shall perform such additional disaster recovery procedures as New/Out-of-scope Services. TSG will not knowingly implement disaster recovery procedures that discriminate against the Airline

Group in favor of TSG or another TSG Customer. In the event that activation of disaster recovery procedures becomes necessary, TSG will promptly inform AMERICAN of the steps that TSG is taking. AMERICAN acknowledges that any disaster recovery procedures cannot ensure identical treatment among customers and that performance of such disaster recovery procedures might produce temporarily disparate results for TSG's Customers.

                       Article XXIII -- Dispute Resolution

23.1 DISPUTES IN GENERAL. Except as otherwise stated in this Agreement, the Parties shall resolve any Dispute in accordance with the Dispute Resolution Procedure. Nevertheless, if any Person other than the Parties and their
Affiliates:

                    A. Has initiated a lawsuit or other judicial, administrative, or arbitration proceedings against or involving either or both of the Parties in which a Dispute will be resolved, or

                    B. Is a necessary participant in any judicial, administrative, or arbitration proceedings to resolve a Dispute and cannot be joined by either or both of the Parties in an arbitration of that Dispute under Section B.3 of the Dispute Resolution Appendix, so that (in either case) the Dispute Resolution Procedure is or will be ineffective, then the Parties need not use or follow the Dispute Resolution Procedure to resolve that Dispute -- though the submission to jurisdiction in Section B.5 of the Dispute Resolution Appendix shall apply if necessary.

23.2 INFORMATION FOR RESOLUTION. The Parties shall freely share, and may disclose to any mediator or arbitrator as part of any Dispute resolution proceeding, any and all reasonably requested relevant information, including Confidential Information, needed to facilitate the resolution of any Dispute and any and all information likely to lead to such relevant information.

23.3 PAYMENT DISPUTES. With regard to payment Disputes, the Parties will work to expedite resolution of the Dispute, with the goal of having the Dispute resolved by the next billing cycle. To such end, all references to ten (10) Business Days in Sections B.l(b), B.l(c), and B.l(d) of the Dispute Resolution Appendix shall be deemed to be seven (7) Business Days for a payment Dispute.

23.4 CONTINUITY DURING DISPUTE. In the event of a Dispute, the Parties shall continue to perform their respective obligations pursuant to this Agreement as performed prior to the Dispute Resolution Procedure being invoked.

23.5 PARTIES' AGREEMENT. Nothing in this Article XXIII or the Dispute Resolution Procedure prevents the Parties from resolving any Dispute by mutual agreement at any time.

                           Article XXIV -- Termination

24.1 TERMINATION FOR BREACH. In the event of certain breaches of this Agreement, TSG or AMERICAN may terminate this Agreement in accordance with this Section; so long as

AMERICAN gives TSG Notice of its intent to terminate within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date such breach occurred or, in the case of a continuing breach, commenced.

                    A. Upon TSG's Egregious Breach of this Agreement, AMERICAN may terminate this Agreement, so long as AMERICAN gives TSG [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice of its intent to terminate and TSG fails to cure the breach within such [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]; except that such cure period will be extended an additional [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] if TSG delivers to AMERICAN a written plan to cure the breach. In both instances, unless TSG cures the Egregious Breach, the termination shall be effective as of the first day following the end of the cure period or extended cure period as the case may be.

                    B. Upon AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement, TSG may terminate this Agreement as follows:

                          (1)   If TSG has given Notice to AMERICAN describing
the breach in detail, the monetary amount due, and TSG's intention to terminate pursuant to this Subsection; and if AMERICAN has not paid such amount within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of TSG's Notice; except that in the case of the first such Notice delivered hereunder, if AMERICAN fails to pay within such [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then TSG shall give a second such Notice to AMERICAN, and TSG may not terminate this Agreement unless, AMERICAN fails to pay within [TEXT
OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of such second Notice.

                          (2)    If TSG has, on [TEXT OMITTED - CONFIDENTIAL
TREATMENT REQUESTED] previous occasions, given Notice to AMERICAN of AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement, and AMERICAN thereafter materially breaches its obligation to pay TSG in accordance with this Agreement, TSG may terminate this Agreement upon Notice to AMERICAN.

                          (3)    For the avoidance of doubt, AMERICAN's [TEXT
OMITTED - CONFIDENTIAL TREATMENT REQUESTED] from Disputed Invoices in accordance with Section"8.2, DISPUTED INVOICES," are not material breaches of AMERICAN's obligation to pay.

24.2 TERMINATION FOR INADEQUATE PERFORMANCE. Upon the occurrence of an SLA Termination Event, AMERICAN may terminate this Agreement upon Notice to TSG given within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date such SLA Termination Event occurred. Upon the occurrence of an SLA Service Termination Event, AMERICAN may terminate this Agreement as to such TSG Service upon Notice to TSG.

24.3 TERMINATION FOR A FORCE MAJUERE EVENT. If a Force Majeure Event occurs and pursuant to Article XXII -- Force Majeure AMERICAN is entitled to terminate this Agreement, then AMERICAN may terminate this Agreement upon Notice to TSG.

24.4 TERMINATION FOR CONVENIENCE. At any time after [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], and for any reason whatsoever, AMERICAN may terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice to TSG and upon payment of all amounts due.

                    A. AMERICAN and TSG agree that if AMERICAN exercises its right to terminate pursuant to this Section 24.4, the losses, expenses, and measure of damages suffered by TSG would be uncertain and difficult to calculate. Therefore, TSG and AMERICAN agree that the Termination Liquidated Damages are their best estimate of such losses, expenses, and damages and are not a penalty.

                    B. AMERICAN shall also pay TSG the Termination Liquidated Damages in accordance with Exhibit K: Termination Liquidated Damages Calculation.

                    C.    Upon Notice of termination pursuant to this
Section 24.4, AMERICAN may commence use of the Transition Assistance.

24.5 Termination Upon Acquisition of American. AMERICAN may deliver to TSG a Notice of termination for convenience (i) within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after AMERICAN is acquired by an unaffiliated third party, or (ii) within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after an unaffiliated third party merges with AMERICAN if the Persons who were shareholders of AMERICAN immediately prior to the merger own less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the outstanding stock of AMERICAN immediately after the merger, or (iii) within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after AMERICAN acquires another Air Carrier with annual revenues exceeding [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] For purposes of clause (ii) above, in the event the merger referred to in such clause is the second step in a two-step transaction, the "unaffiliated" status of the third party and the initial stock ownership of AMERICAN's shareholders will be determined immediately prior to the first step in such two-step transaction. If AMERICAN terminates the agreement for convenience during the first [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the term of this Agreement in accordance with clause (iii) above, AMERICAN shall pay TSG [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

24.6 TERMINATION BECAUSE OF ACQUISITION OF TSG. If any entity with annual airline transportation revenue of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] acquires control (the power to direct the management or affairs) of TSG, then AMERICAN may, at its sole option, terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice; provided AMERICAN gives Notice within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the date on which such entity acquired TSG.

                 Article XXV -- Transition Assistance; Survival

25.1 TRANSITION ASSISTANCE BY TSG. Upon Expiration or termination of this Agreement for any reason whatsoever, AMERICAN and TSG agree that TSG shall provide assistance to AMERICAN to obtain services to replace the TSG Services in accordance with this Section 25.1.

                    A. During the Wind-down Period, TSG shall provide to the Airline Group or the Successor Provider any and all assistance reasonably requested by AMERICAN to allow the TSG Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the TSG Services to AMERICAN or the Successor Provider.

                          (1)    The assistance to be provided to the Airline
Group by TSG shall include the services listed on Exhibit L: Transition Assistance Services Description.

                          (2)    TSG Services provided during the Wind-down
Period are at [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] until [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Expiration Date or the Termination Date, as applicable, and are at [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] thereafter, except as expressly set forth in Subsection B.

                    B. In the instance of termination pursuant to Subsection B of Section "24.1, TERMINATION FOR BREACH" or pursuant to Section "24.4, TERMINATION FOR CONVENIENCE," TSG shall provide the Transition Assistance after the Expiration Date or the Termination Date, as the case may be, at market rates. In the instance of termination pursuant to Subsection A of Section "24.1, TERMINATION FOR BREACH," or pursuant to Section "24.2, TERMINATION FOR INADEQUATE PERFORMANCE," TSG shall provide the Transition Assistance throughout the Wind-down Period at [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. TSG shall use any budgeted personnel time to provide assistance and the services in Subsection C below, to the extent reasonably possible. If the assistance requires resources, in addition to those regularly utilized in the daily performance of TSG Services, AMERICAN will pay TSG for such assistance on a time and materials basis [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] If the Agreement was terminated pursuant to Subsection B of Section "24.1, TERMINATION FOR BREACH," then TSG's obligations to perform Transition Assistance shall be conditioned upon monthly receipt of payment from AMERICAN in advance of estimated monthly amounts due for such services.

                    C. Upon termination or Expiration of this Agreement, or, with respect to any particular AG Data or AG Customer Data, at such earlier time as the same shall no longer be required by TSG in order to render services hereunder, AG Data and AG Customer Data shall be, at AMERICAN's election and expense, (i) erased from the data files maintained by TSG, and/or (ii) returned to AMERICAN by TSG in a form reasonably requested by AMERICAN, and/or (iii) stored by TSG for such period during the term of this Agreement as AMERICAN may request and then either returned to AMERICAN or erased.

                    D. Prior to providing any of the foregoing assistance to a Successor Provider, TSG shall be entitled to receive from such Successor Provider, in form and substance reasonably acceptable to TSG, written assurances that (i) such Successor Provider will maintain at all times the confidentiality of any TSG Confidential Information, including software or materials disclosed or provided to, or learned by, such Successor Provider in connection therewith, and (ii) such Successor Provider will use such information, software or materials exclusively for the benefit of the Airline Group. If such Successor Provider executes an agreement substantially in the form of Exhibit N:
Non-disclosure/Non-competition Agreement, the Successor Provider shall be deemed to have provided the written assurances required by this Subsection D.

                    E. Upon AMERICAN's request, TSG shall provide consultation services for at least [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after expiration of the Wind-down Period, to be charged by TSG at [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] for similar services. As part of such consultation services, TSG will retrieve, manipulate, convert, transfer AG Data and AG Customer Data as required by the Successor Provider at Current Rates.

25.2 SURVIVAL. The following provisions of this Agreement shall survive the termination or Expiration of this Agreement:

                    A.     Article IX -- Transfer and Property Taxes.

                    B.     Article XI - Software and Intellectual Property.

                    C. Section "12.5, MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

                    D.     Article XIII -- Non-competition.

                    E. The confidentiality provisions of Article XIV -- Confidential Information.

                    F.     Article XVII -- Non-solicitation of Employees.

                    G.     Article XX -- Indemnification.

                    H.     Article XXI -- Limitations of Liability.

                    I.     Article XXIII -- Dispute Resolution.

                    J.     Article XXV -- Transition Assistance; Survival.

                    K.     Article XXVII - Auditing Rights.

                    L.     Article XXVII -- Notices and Other Communications.

                    M.     Article XXX -- Miscellaneous Provisions.

                                          Article   XXVI -- Insurance

26.1 TSG'S INSURANCE IN GENERAL. TSG, at its own expense, shall establish and maintain general liability, workers compensation, automotive liability and property damage, and computer fraud protection insurance coverage for all TSG employees and Independent Contractors involved in providing TSG Services or New/Out-of-scope Services.

26.2 AG BUSINESS INTERRUPTION INSURANCE. . If AMERICAN requests in writing that TSG obtain insurance coverage on behalf of any member of the Airline Group, including business interruption coverage, and provided AMERICAN reimburses TSG for all out-of-pocket costs of obtaining such coverage, then TSG shall obtain such coverage requested and designate AMERICAN as the named insured.

                        Article XXVII -- Auditing Rights

27.1 OPERATIONAL AUDIT. An Airline Group member and its representatives, at the Airline Group member's expense and upon reasonable Notice to TSG, shall have the right to conduct an audit of TSG's operations (i) on an annual basis and
(ii) more frequently as reasonably
requested by the Airline Group member to the extent that such audit will not unreasonably disrupt the operations of TSG, in order to verify that TSG is exercising reasonable operational procedures in accordance with customary standards in the data processing industry in its performance of the TSG
Services and to confirm TSG's performance of its obligations hereunder. TSG will provide the Airline Group member and its representatives (subject to the execution by any third-party representative of an agreement substantially in the form of Exhibit J: Non-disclosure/Confidentiality Agreement) access to the TSG facilities at which TSG is performing the TSG Services, to TSG's personnel, to the Airline Group's existing data and work product and to that being developed by TSG hereunder at such facilities, and to reasonably related documentation. To the extent applicable to the TSG Services, such audit may include an audit of (i) software development practices and procedures, (ii) application and operating systems, (iii) general controls and security practices and procedures, (iv) disaster recovery and back-up procedures, (v) invoice processing, (vi) service level compliance, and (vii) resource consumption. TSG will provide to the Airline Group and its representatives any assistance that they reasonably require in connection therewith at no additional charge to the Airline Group member, except that the Airline Group member shall pay TSG, at Current Rates for any technical resources and application development time utilized by TSG and any other reasonable additional costs of TSG necessary for the audit and not otherwise provided to the Airline Group hereunder. The Airline Group may, at its discretion, provide to TSG a copy of the final audit report, or a portion thereof, resulting from each such audit upon its completion, provided, however, that if the Airline Group does not disclose any such report or portion thereof, such report or portion shall not be the basis of any claim asserted by the Airline Group against TSG. In conducting each operational audit, Airline Group members shall not be entitled to review any confidential or proprietary information of any third party and shall not materially interfere with the ability of TSG to perform the TSG Services or services for any other customer. For the purposes of this Section 27.1, the Airline
Group's representatives shall be deemed to include any auditors or inspectors designated by any state or federal agency to audit the Airline Group's business.

27.2 RECORD-KEEPING AUDITS OF CHARGES. TSG shall maintain complete and accurate books, records and accounts, in accordance with generally accepted accounting principles, consistently applied, to support and document all Fees to Airline Group members. TSG shall retain such records for [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] after creation, or for such longer period as required to comply with government requirements. In addition, TSG shall retain such records for the duration of any audit conducted pursuant to this Article XXVII and for the duration of any Dispute. TSG shall permit the Airline Group or its representatives (subject to the execution by any third-party representative of an agreement substantially in the form of Exhibit J: Non-disclosure/Confidentiality Agreement) access to TSG's facilities to perform an audit of TSG's records to the extent necessary to verify TSG's charges billed to the Airline Group member (i) on an annual basis and (ii) more frequently as reasonably requested by the Airline Group member if and to the extent that such audit will not unreasonably disrupt the operations of TSG. TSG need not provide the Airline Group member with access to cost data where the cost is not the basis for product service prices/fees or termination fees. The Airline Group may, at its discretion, provide to TSG a copy of the audit report, or a portion thereof, resulting from each such audit upon its completion. As soon as reasonably practicable thereafter, the parties will review any audit report (or portion thereof) provided to TSG and work in good faith to agree upon any reimbursement of charges or additional payments due to either party and any appropriate future adjustments to TSG's charges and practices. TSG shall promptly forward to the Airline Group member the full amount of all overcharges revealed by such audit. The Airline Group member shall promptly pay TSG the full amount of all undercharges revealed by such audit, but may also offset the reasonable audit cost against amounts due to TSG. Any financial audit performed or caused to be performed under this Section 27.2 shall be at the Airline Group member's expense, except (a) as provided in the preceding sentence or (b) that if such audit demonstrates that TSG's invoiced charges for the relevant period exceed the correct charges for that period, excluding (from the invoiced and the correct charges) those Third-party Pass Through Charges that are passed through pursuant to this Agreement, by more than five percent (5%), TSG shall pay or reimburse the Airline Group member for the reasonable costs of such audit. In conducting any financial audit, the Airline Group shall not be entitled to review any confidential or proprietary information of any third party, except that the Airline Group shall be entitled to review any third-party invoices upon which TSG based any cost-plus or pass-through charges made to the Airline Group or any invoices necessary to ensure compliance with Sections "7.12, MOST FAVORED CUSTOMER," "11.4, OFFSET OF FEES," or "11.5, ROYALTY AFTER EXPIRATION OR TERMINATION" (subject to any confidentiality restrictions that may apply to TSG with respect to such invoices). If confidentiality restrictions apply to any such invoices, an officer of TSG shall certify in the form of an affidavit, duly notarized, as to the veracity of information provided by TSG to the Airline Group concerning the contents of such invoices. An Airline Group member, at its expense, may use an independent accountant, under confidentiality restrictions, to verify the contents of such invoices.

27.3 TERM OF AUDITS. During the term of this Agreement, the Airline Group shall have the right to have all of the audits specified in this Article encompass a period of time equal to the full current year and two years prior to the current year for a total period of thirty-six months. Upon termination or Expiration of this Agreement, the Airline Group shall have the right to conduct an audit pursuant to Section "27.2, RECORD-KEEPING AUDITS OF CHARGES" within one year after the date of such termination or Expiration, or an audit at any time after termination or Expiration pursuant to this Article as may otherwise be required by any state or federal agency.

               Article XXVIII -- Notices and other Communications

28.1 FORM. Each Notice, request, response, demand, claim, and other communication required or permitted under this Agreement must be in writing and must be transmitted, delivered, or sent by:

                    A. Personal delivery,

                    B. Courier or messenger service, whether overnight or same-day,

                    C. Prepaid telecopy or facsimile,

                    D. Certified United States mail, with postage prepaid and return receipt requested, or

                    E. If an authorization by AMERICAN regarding the commencement of any TSG Service, electronic mail,

in any case addressed to the other Party at the address or number for that Party set forth in Section 28.2 (or in the case of electronic mail, the addressee's electronic mail address), or at such other address or number as the recipient has designated by Notice to the other Party in accordance with this Article 28.

          28.2 ADDRESSES. The Parties shall transmit, deliver, or send communications as follows:

                    A. If to AMERICAN:        American Airlines, Inc.
                                              4333 Amon Carter Boulevard
                                              Mail Drop 5357
                                              Fort Worth, Texas 76155
                                              Telecopier: (817) 931-6944
                                              Attention: Account Manager's name

                    B. If to AMERICAN and concerning Article XXIV -- Termination or concerning a Force Majeure Event, then a copy to:

                                              American Airlines, Inc.
                                              4333 Amon Carter Boulevard
                                              Mail Drop 5624
                                              Fort Worth, Texas 76155
                                              Telecopier: (817) 967-9220
                                              Attention: President

                    C. If to TSG:             SABRE, Inc.
                                              4333 Amon Carter Boulevard
                                              Mail Drop 5299
                                              Fort Worth, Texas 76155
                                              Telecopier: (817) 931-6382
                                              Attention: Account Manager's name

                    D. If to TSG and concerning Article XXIV --
Termination or concerning a Force Majeure Event, then a copy to:

                                              SABRE, Inc.
                                              4255 Amon Carter Boulevard
                                              Mail Drop 4319
                                              Fort Worth, Texas 76155
                                              Telecopier: (817) 967-4044
                                              Attention: President

28.3  EFFECTIVENESS. Each communication transmitted, delivered, or sent:

                    A. In person, by courier or messenger service, or by certified United States mail (postage prepaid and return receipt requested) shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt or the equivalent record of the courier or messenger being deemed conclusive evidence of delivery or refusal); or

                    B. By telecopy or facsimile transmission or by electronic mail shall be deemed given, received, and effective on the date of actual receipt (with the confirmation of transmission or the electronic receipt being deemed conclusive evidence of such receipt, except where the intended recipient has promptly notified the other Party that the transmission is illegible).

Nevertheless, if the date of delivery or transmission is not a Business Day, or if the delivery or transmission is after 5:00 p.m., local time in Fort Worth, Texas, on a Business Day, the communication shall be deemed given, received, and effective on the next Business Day.

     Article XXIX -- AMERICAN Assistance to TSG for TSG to Provide Services

29.1  AMERICAN SUPPORT TO TSG.

          A. Should TSG request support for its outsourcing deals, including training assistance, from AMERICAN, for TSG to perform its obligations to Air Carriers, with AMERICAN's support obligations effective until [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], AMERICAN will use all reasonable efforts to provide such support upon reasonable advance Notice from TSG, subject to AMERICAN's resource constraints. TSG will credit AMERICAN [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] for the support work performed by AMERICAN personnel on TSG's behalf pursuant to this Section
29.1. For AMERICAN employees that do not have established billable hour rates [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] the Parties will negotiate in good faith appropriate hourly billable rates to be used in determining the applicable credit to AMERICAN for performance of support services on behalf of TSG. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Unless otherwise agreed to, all travel time as it relates to this Section 29.1 is billable to TSG. In addition, TSG will reimburse AMERICAN for any reasonable and necessary travel and incidental expenses incurred by such AMERICAN personnel in performance of the support work for TSG. TSG further agrees to provide AMERICAN personnel performing such support work travel arrangements similar to those TSG uses for its own employees should such AMERICAN personnel be required to travel in order to provide such support. TSG also agrees to provide and to pay for office space and other commercially reasonable expenses, including Device Support and

Voice Network Services, incurred by any member of the Airline Group as a result of providing support to TSG.

          B. TSG will reimburse AMERICAN for all reasonable costs that AMERICAN incurs in providing the support services (including necessary "start-up" and "wind-down" costs) even if the resources for which those costs were incurred were subsequently determined to be unnecessary, provided AMERICAN advises TSG of such costs and TSG approves such costs prior to the costs being incurred. AMERICAN may refuse to provide such support from time to time if (i) AMERICAN believes in good faith that it cannot offer such support without causing a material adverse effect, including, but not limited to, anti-trust and competitive advantage issues, on AMERICAN operations (ii) AMERICAN's managing director of security does not reasonably approve the safety of the locations in which AMERICAN employees will work, or (iii) TSG fails to provide AMERICAN prior approval to reimburse AMERICAN's reasonable costs. Notwithstanding the foregoing, AMERICAN shall not be obligated to provide TSG its key personnel to provide the support services
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          C. Nothing in this Section 29.1 is meant to replace or eliminate the services that have been historically performed by AMERICAN for TSG in support of FOS Multihost.

                     Article XXX -- Miscellaneous Provisions

30.1 ASSIGNMENT. Except as provided in Subsection D of Section "9.6, COOPERATION," Section "3.13, EFFECT OF DIVESTITURES, MERGERS AND ACQUISITIONS," or in the next two (2) sentences, neither Party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the other Party's Consent. AMERICAN may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business, including by merger or consolidation, to a Person (i) that assumes and has the ability to perform AMERICAN's duties and obligations under this Agreement; and (ii) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of TSG. TSG may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business involved in any manner in providing TSG Services, including by merger or consolidation, to a Person (a) that assumes and has the ability to perform TSG's duties and obligations under this Agreement; and (b) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of the Airline Group. Any attempted assignment or delegation of any rights, duties, or obligations in violation of this Section 30.1 shall be void and without effect. Nothing in this Section 30.1, however, precludes TSG from subcontracting the performance of any of the TSG Services as permitted by this Agreement or precludes AMERICAN from extending the right to receive the TSG Services to the American Related Entities.

30.2 AMENDMENT AND WAIVER. This Agreement may be amended or modified, and any provision of this Agreement may be discharged or waived, only by a document signed by the Party against which the amendment, modification, discharge, or waiver is sought to be enforced.

30.3 INTEGRATION. This Agreement supersedes:

                    A. The Services Agreement between the Air Transportation Group and TSG dated as January 1, 1995, and the service level agreements entered before the Effective Date under that document;

                    B. Any and all prior or contemporaneous oral agreements or understandings between the Parties regarding the subject matter of this Agreement; and

                    C. Any and all prior written agreements or understandings between the Parties regarding the subject matter of this Agreement, except for those (other than the one described in Subsection A of this Section 30.3) entered into by representatives of the Parties or their predecessors who were at Level 6 or above when such agreements or understandings were entered into with the knowledge and consent of such representative's supervising officer (which agreements or understandings shall remain effective).

30.4 SEVERABILITY. If any provision, or portion thereof, of this Agreement is for any reason found to be unenforceable, such provision or portion thereof shall automatically be deemed modified to the minimum extent necessary to permit it to be found to be enforceable, or, if such modification is impracticable, such provision or portion thereof shall be deemed severed from this Agreement. In either such event, all other portions of this Agreement shall nevertheless remain enforceable.

30.5 SUCCESSORS. This Agreement binds and inures to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.

30.6 GOVERNING LAW. This Agreement must be interpreted or construed, and its validity determined and performance enforced, under Texas law.

30.7 REASONABLENESS. As concerns every provision of this Agreement, TSG and AMERICAN agree to act reasonably and in good faith unless a provision expressly states that AMERICAN or TSG may act in its sole discretion.

30.8 COUNTERPARTS. This Agreement may be signed in any number of counterparts, with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one, and the same, document.

30.9 FURTHER ASSURANCES. Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement, including cooperating in the completion of copyright registration documents.

                                   SIGNATURES

                                   AMERICAN AIRLINES, INC.

                                   BY:
                                       -----------------------------------


                                   TITLE:
                                          --------------------------------

                                   Sabre Inc., formerly known as THE SABRE
                                   GROUP, INC.

                                   BY:
                                       -----------------------------------


                                   TITLE:
                                          --------------------------------

                    Exhibit A: Definitions and Interpretation

                                 I. Definitions.

In the Agreement, the following terms have the corresponding meanings:

"800 DECISION TREE SUPPORT": The design and programming of routing telephone calls, managed as a component of Domestic Reservations Inbound described in Exhibit B: TSG Services Description.

"ACCOUNT MANAGERS": TSG's Account Manager and AMERICAN's Account Manager collectively.

              (1) "TSG'S ACCOUNT MANAGER": The individual so designated in writing by TSG from time to time.

              (2) "AMERICAN'S ACCOUNT MANAGER": The individual so esignated in writing by AMERICAN from time to time.

"ACQUISITION": A merger, consolidation, exchange of shares, transfer or acquisition of stock or assets or other corporate transaction or series of transactions that results in two or more Persons becoming Affiliates or a single Person.

"ADJUSTMENT AMOUNT": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"AFFILIATE": A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

"AFFILIATED SPIN-OFF ENTITY": An entity that was a member of the Airline Group, but was divested in part and remains an Affiliate of the Airline Group or of AMR, or an entity resulting from the partial divestiture of a division or business unit of a member of the Airline Group that remains an Affiliate of the Airline Group or of AMR.

"AG CUSTOMER": A customer or prospective customer of the Airline Group to the extent such customer purchases AG Mixed Services, but not any member of the Airline Group itself.

"AG CUSTOMER DATA": The following data:

              (1) All data provided by an AG Customer or with respect to an AG Customer in order for TSG to provide the TSG Services to an AG Customer;

              (2) All data that is provided by or on behalf of TSG to the Airline Group by means of TSG Services intended for an AG Customer; and

              (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Customer Data.

"AG DATA": The following data, whether provided or produced before, on, or after the Effective Date:

              (1) All data that is provided by or on behalf of the Airline Group to TSG in order for TSG to provide the TSG Services, including keyed input and electronic capture of information by the TSG Services;

              (2) All data that is provided by or on behalf of TSG to the Airline Group by means of the TSG Services, including reports, bookings and tickets, and all other output of the TSG Operated Software;

              (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Data., including databases and files containing AG Data; and

              (4) Passenger Name Records (PNR) secured to an AMERICAN pseudo-city code.

"AG MIXED SERVICES": Certain services provided by the Airline Group to AG Customers in which the Airline Group uses TSG Services or TSG Operated Software to provide such services. The AG Mixed Services consist of one or more of the Operations Mixed Services, Alliance Mixed Services, and Other Mixed Services.

"AG OTHER MIXED SERVICES COSTS": The Fees and other amounts described below that TSG intends to charge or other amounts that a Successor Provider intends to charge the Airline Group to provide the Other Mixed Services to an AG Customer. The AG Other Mixed Services Costs include the following:

              (1) The Fees that would be charged to the Airline Group;

              (2) License fees for use of Jointly Owned Software for the benefit of AG Customers, unless TSG cannot demonstrate with written records that TSG previously charged such license fees to TSG Customers or unless TSG cannot demonstrate a fair but conservative market value license fee; and

              (3) Such fees as a third party vendor will require that TSG or a Successor Provider pay to allow an AG Customer use of such Other Mixed Services.

"AG OTHER MIXED SERVICES FEES": The fees that the Airline Group intends to charge an AG Customer for providing Other Mixed Services.

"AG SELF-PERFORMED SERVICES": Those services described in Exhibit O, to the extent that the Airline Group performed such services for itself as of the Effective Date.

"AGGREGATE ADJUSTMENT": The difference between the Benchmark Projected Fees and the Reset Formulas Projected Fees.

"AIR CARRIER": A Person whose principal business activity is operating a passenger or cargo airline.

"AIRLINE ALLIANCE": A strategic marketing alliance comprised of multiple airlines which, pursuant to a written agreement, jointly participate in a substantial co-marketing arrangement which AMERICAN publicly promotes as an alliance relationship (but not simply a Code Share Arrangement).

"AIRLINE ALLIANCE PARTNER": Any airline who is an official member of any Airline Alliance, when and to the extent such airline is acting in furtherance of the Airline Alliance goals or purposes.

"AIRLINE GROUP": AMERICAN and American Related Entities collectively.

"AMERICAN'S CIO": The Chief Information Officer of AMERICAN as identified in writing by AMERICAN from time to time. AMERICAN may change its CIO upon Notice to TSG.

"AIRLINE GROUP INDEMNITEES": The Airline Group and their respective directors, officers, employees, and agents, and the heirs, executors, successors, and assigns of any of those Persons.

"AIRLINE INCIDENT": An occurrence of personal injury, death, or property damage in connection with the operation of the Airline Group's aircraft or any AG Customer's airline operations.

"AIRPORT REGULATIONS": The following, to the extent applicable to TSG while on any Airline Group airport locations: (i) All federal, state, county and municipal statutes and ordinances, (ii) all rules, regulations, orders and directives of the local, state and federal governments applicable to AMERICAN's premises or to the Airline Group's or TSG's use or occupancy thereof, and (iii) all rules, regulations, orders, directives, terms and/or conditions imposed by the landlord on the Airline Group under any applicable lease or by AMERICAN on its own employees or agents, or otherwise applicable to the airport within which the airport premises are located to the extent applicable to TSG's operations within AMERICAN's premises. The Airport Regulations shall include all applicable federal, state and local laws, and executive orders and regulations issued pursuant thereto, including (to the extent applicable to this Agreement) Federal Aviation Administration rules and regulations, the provisions contained within Section 202 of Executive Order 11246 (41 C.F.R. Section 60.1.4), Section 4.2 of the Vietnam Era Veterans Readjustment Act (41 C.F.R. Section 60-205.4), Section 503 of the Rehabilitation Act (41 C.F.R. Section 60-741-4), the Americans with Disabilities Act of 1990, 42 U.S.C. Section 121.01 ET SEQ. Airport Regulations shall also include all airport and air carrier security measures (contained, in part, in 14 C.F.R. Sections 107 and 108) contained within such provisions of AMERICAN's document known as the "Approved Security Programs Manual" as are pertinent to TSG's operations and supplied by AMERICAN to TSG. AMERICAN may from time to time (but without any obligation to do so) supply TSG with Notice of any subsequently enacted security requirements arising out of changes to law, executive order or regulation applicable to TSG's operations under this Agreement, and such requirements shall thereafter be an obligation of TSG under this Agreement.

"ALLIANCE MIXED SERVICES": Services provided by the Airline Group to AG Customers that are required to effect the core or principal purposes, aspects, or elements of operating or marketing alliances that the Airline Group has formed or any other marketing relationships that are intended to increase the Airline Group's passenger or cargo revenue, including FlyAAway Vacations,

Ticket Delivery Services, AAdvantage services to cooperative partners, third-party airline cargo services, Code share operations, Interline Agreements, and AA reservations services to travel agencies, corporate travel offices, online networks, and general sales agents.

"AMERICAN":  American Airlines, Inc., a Delaware corporation.

"AMERICAN RELATED ENTITIES": AMERICAN's wholly owned subsidiaries and AMR Eagle Inc. and its wholly owned subsidiaries.

"AMR": AMR Corporation, a Delaware corporation and the corporate parent of both Parties on the Effective Date.

"BASELINE MONITORING": The measures used to monitor and to report performance levels of such TSG Services as existed on the Effective Date.

"BASELINE MONITORING COSTS": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"BENCHMARK": To subject TSG Services to the Benchmarking Process. ("Benchmarked" has the correlative meaning.)

"BENCHMARK PROJECTED FEES": The projected total Fees for the TSG Services if the Current Rates were modified by Benchmark Results and applied to the Projected Annual Volume.

"BENCHMARK PROVIDER": A Person, other than a Party or any Affiliate of a Party, engaged to determine the anticipated market price for the next calendar year (which shall be an Even-numbered Year) for services similar to the TSG Services.

"BENCHMARK REPORT": The written report or reports of the Benchmark Results prepared by the Benchmark Provider or Benchmark Providers for the Parties.

"BENCHMARK RESULTS": The Benchmark Provider's or Benchmark Providers' determination of the amounts at which the Rates should be set, and the corresponding Fees, for the next calendar year (which shall be an Even-numbered
Year) in order to constitute or correspond to anticipated market prices for that year for services substantially the same as TSG Services.

"BENCHMARKING PROCESS": The process of the Parties' engaging one or more Benchmark Providers and that Benchmark Provider's or those Benchmark Providers' preparing and delivering the Benchmark Report.

"BILLABLE LABOR RATE":  Hourly labor rates as established in Exhibit C.

"BUSINESS DAY": A day other than Saturday, Sunday, national holidays in the United States, December 30 through January 3, and AMR holidays.

"CAPPED ADJUSTMENT": The Unrealized Aggregate Adjustment, subject to a limit or cap of the greater of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

"CLIENT SERVER DEVELOPMENT": Development services for client server applications.

"CLIENT SERVER SERVICES": Client Server Services defined Exhibit B: TSG Services Description.

"CLONED SOFTWARE": a copy of the then current version of RM/CP Software, including any embedded third party software, on the date that AMERICAN requests such RM/CP Software from TSG.

"CLONED SOFTWARE DERIVATIVE WORKS": all Derivative Works of Cloned Software created by or on behalf of a member of the Airline Group.

"CODE OUT": TSG's making such software changes as are necessary to exclude TSG's Customers other than the Airline Group from using certain software.

"CODE SHARE ARRANGEMENT": shall mean an arrangement whereby an airline or AMERICAN operates any of its airline flight segments under the airline code issued to AMERICAN or another airline by the International Air Transport Association (e.g. where AMERICAN and another airline establish reservation and departure control links to support the marketing of each other's flights).

 "COMMERCIAL SERVICES":  The following services:

                  (1) Commercial CPU described in Exhibit B: TSG Services
                      Description;

                  (2) Commercial DASD described in Exhibit B:  TSG Services
                      Description;

                  (3) Commercial Tape described in Exhibit B:  TSG Services
                      Description;

                  (4) Commercial Print described in Exhibit B:  TSG Services
                      Description;

                  (5) Commercial Microfiche described in Exhibit B:  TSG
                      Services Description;

                  (6) Commercial IMS described in Exhibit B:  TSG Services
                      Description; and

                  (7) Decision Enabling described in Exhibit B:  TSG
                      Services Description.

"COMPETE": To carry out, conduct, or engage in, or to attempt to carry out, conduct, or engage in, any activity that is actually competitive with or may potentially be competitive with a designated activity. ("Competing" has the correlative meaning.)

"COMPETING AIRLINE": A commercial passenger airline that is headquartered in Canada or the United States, or a commercial passenger airline that is headquartered in the United Kingdom or Germany and that, at the time TSG enters into an agreement with such commercial passenger airline, offers one or more routes for a city-pair with one terminus in the United States that the Airline Group also offers.

"CONFIDENTIAL INFORMATION":  The information described in Section 14.1.

"CONNECTIVITY SYSTEMS": VAX Services and Host Communications Complex (HCC) described in Exhibit B: TSG Services Description.

"CONSENT": Prior, express, and written consent (which, except as otherwise expressly provided in the Agreement, may not be unreasonably withheld or delayed unless stated to be at a Party's sole discretion).

"CONSEQUENTIAL DAMAGES": Damages consisting of lost profits, lost income, or lost savings or consequential, indirect, special, or incidental damages (however described). "Consequential Damages" does not include any punitive or exemplary damages.

"CONTROL": The right to exercise, directly or indirectly, more than fifty percent (50%) of the voting power attributable to the equity interests in an entity. ("Controlling" and "Controlled" have correlative meanings.)

"CORPORATE INBOUND": Inbound voice communication services as defined in Exhibit
B: TSG Services Description.

"CRITICAL TSG SERVICE": A TSG Service or system expressly designated as "Critical" in an SLA.

"CURRENT RATE":  A Rate that is then in effect.

"DATA CENTER SERVICES":  The following services:

                  (1)      Real Time Services:

                           a.  PSS/FPC;

                           b.  Flight  Operating  System (FOS)  described  in
Exhibit B: TSG Services  Description; and

                           c.  Virtual  Machine  Test  System  (VM  Test)
described  in  Exhibit  B: TSG  Services Description.

                  (2) Commercial Services.

                  (3) VAX Services:

                           a. VAX1 described in Exhibit B: TSG Services Description;

                           b. VAX2 described in Exhibit B: TSG Services Description;

                           c. VAX5 described in Exhibit B: TSG Services Description.

                  (4) Host Communications Complex (HCC) as described in Exhibit
B:  TSG Services Description.

                  (5) Mail Distribution services described in Exhibit B: TSG Services Description.

"DATA NETWORK SERVICES":  The following services:

                  (1)      SABREnet described in Exhibit B:  TSG Services
Description;

                  (2) International   Managed  Network  Services  (IMNS)
described in Exhibit B: TSG Services Description; and

                  (3) Custom Data Networks described in Exhibit B: TSG Services Description.

"DATA PROCESSING SERVICES": The Data Center Services described in Exhibit B: TSG Services Description and any other services that the Parties agree in writing are Data Processing Services.

"DEPOSITORY CERTIFICATES": Depository certificates in Stichting "The SITA Foundation," a Netherlands Foundation.

"DERIVATIVE WORK": A derivative work as defined in Title 17 U.S.C. Section 101, as amended (which on the Effective Date states: "A `derivative work' is a work based on one or more preexisting works, such as a translation, musical arrangement, dramatization, fictionalization, motion picture version, sound recording, art reproduction, abridgment, condensation, or any other form in which a work may be recast, transformed, or adapted. A work consisting of editorial revisions, annotations, elaborations, or other modifications, which, as a whole, represent an original work of authorship, is a `derivative work.'"

"DEVELOPMENT": The creation of a new software system. For the avoidance of doubt, Development includes writing software to replace an old system with a new system.

"DEVICE SUPPORT": Services that are defined in Exhibit B: TSG Services Description.

"DISAFFILIATION DATE": The date on which AMERICAN and TSG cease to be affiliated.

"DISPUTE": Any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination of the Agreement, including any claim of breach of representation or warranty or of non-performance and any claim regarding bodily or other personal injury or damage to tangible property.

"DISPUTE RESOLUTION APPENDIX": Exhibit M: Dispute Resolution Appendix, containing the Dispute Resolution Procedure for, as an integral part of, the Agreement.

"DISPUTE RESOLUTION PROCEDURE": The procedure or process by which a Dispute must be resolved (except as otherwise stated or modified in the Agreement) as described in the Dispute Resolution Appendix.

"DISPUTED INVOICE": An invoice for services rendered or performed by TSG under this Agreement of which the Airline Group disputes the accuracy.

"DISTRIBUTED SYSTEMS SERVICE": The following services:

                  (1) Device Support described in Exhibit B: TSG Services Description;

                  (2) Moves/Installs (MCDUI) described in Exhibit B: TSG Services Description;

                  (3) Integration Services described in Exhibit B: TSG Services Description;

                  (4) Campus Telephone System described in Exhibit B: TSG Services Description;

                  (5) Electronic Mail (e-mail) described in Exhibit B: TSG Services Description;

                   (6)Information Display Systems Support described in Exhibit
B:  TSG Services Description;

                  (7) Internet Access Services described in Exhibit B: TSG Services Description; and

                  (8) X.400 described in Exhibit B:  TSG Services Description.

"DOCUMENTATION": Instructions and related information for the use by end users of software including user manuals, and instructions and related information for the operation of software including run instructions, job control instructions, balancing procedures, and input dependencies.

"DOMESTIC RESERVATIONS INBOUND": Inbound voice communication services as defined in Exhibit B: TSG Services Description.

"DOMESTIC RESERVATION SUPPORT SERVICES": Services that are defined in Exhibit B:
TSG Services Description.

"EFFECTIVE DATE":  July 1, 1996.

"EGREGIOUS BREACH": A material breach that constitutes an intentional, unequivocal refusal to perform a material obligation of this Agreement that frustrates one or more bases of the bargain between AMERICAN and TSG to the extent that a (non-breaching) reasonable business person would not have entered into the Agreement or would not continue performing under the Agreement.

"ELECTRONIC TRAVEL DISTRIBUTION SYSTEM": A system providing any of the following products or services, using computers and digital electronic transmission of data, via data network, telephone, wireless, or cable transmission or otherwise:

                  (1) Publication and distribution of consumer travel-related information from computerized databases.

                  (2) Processing of passenger travel-related reservations and related transactions.

                  (3) Marketing and sales of passenger travel-related products and services and related electronic transactions.

                  (4) Publication and distribution of passenger travel-related documents (e.g., tickets).

"E-MAIL":  Electronic Mail as defined in Exhibit B:  TSG Services Description.

"ENHANCED DATA PROCESSING SERVICES": Services required to modify and/or supplement the Data Processing Services and which include the following services

                  (1)  Maintenance,

                  (2) Enhancement, and

                  (3) Development.

"ENHANCEMENT": One or more of the following modifications to the TSG Operated
Software:

                  (1) A modification to the TSG Operated Software to add a new function or feature not contained in the TSG Operated Software's specifications;

                  (2) A modification to the TSG Operated Software to add an interface between the TSG Operated Software and Third-party Software; or

                  (3) Any other modification to the TSG Operated Software that is not an Error Correction, Work-around, or Update.

"ERROR CORRECTION": A modification to the TSG Operated Software to correct a Malfunction.

"EVEN-NUMBERED YEAR":  1998 and every second year thereafter.

"[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"EXCEPTIONAL PERFORMANCE": TSG's exceeding certain performance criteria in any SLA in accordance with such SLA that results in a Performance Increase.

"EXCLUSIVE SERVICES":  The services described in Section 3.10.

"EXISTING APPLICATIONS": All software applications or portions thereof written by TSG or its predecessors and funded by the Airline Group.

"EXPIRATION": The expiration of the term of the Agreement as stated in, or as may be extended under, Article II -- Term, without regard to the duration of the Wind-down Period. For the avoidance of doubt, "Expiration" does not include a termination of the Agreement under Article XXIV -- Termination. ("Expire," "Expires," and "Expired" have correlative meanings.)

"EXPIRATION DATE":  The date on which this Agreement Expires.

 "EXTRAORDINARY COSTS": Costs that would not have occurred if the increase in volume arose because of the Airline Group's internal growth using TSG's then existing facilities.

"EXTRAORDINARY EFFORTS": The same level of efforts that a Party affected by a Force Majeure Event could reasonably be expected to use on its own behalf to remedy the consequences of such event.

"EXTRAORDINARY MISTAKE": Any action or omission of TSG in connection with rendering or providing TSG Services under the Agreement, other than an Ordinary Mistake, constituting a violation of TSG's written or otherwise clearly established procedures for rendering or providing a service included in the TSG Services, including any violation of written or otherwise clearly established data security safeguards regarding AG Data or AG Customer Data.

"FAIR LICENSE FEE": The typical license fee that TSG or any of its predecessors previously received for the software or, if there is no such typical license fee, a conservative estimate of a fair market value license fee.

"FEES":  The amounts charged by TSG to the Airline Group for the TSG Services.

"FORCE MAJEURE EVENT": Any circumstance beyond the reasonable control of a Party or its employees or agents resulting in a delay, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by any of those Persons through the use of alternative sources, work-around plans, or other means. "Force Majeure Events" shall include acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war or riots, but shall not include labor difficulties or strikes. "Force Majeure Event" also shall include the failure by AMERICAN to provide utilities to TSG's operations at CentrePort IV as required by the Central Plant Easement Agreement between AMERICAN and TSG dated July 1, 1996.

"FORCE MAJEURE EVENT COMMENCEMENT": The date and time that a Force Majeure Event commences.

"FORCE MAJEURE RECOVERY PLAN": A written plan for restoring a TSG Service affected by a Force Majeure Event or for circumventing the consequences of a Force Majeure Event on a TSG Service.

"GENERAL DAMAGES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, suffered or incurred by a Person. For the avoidance of doubt, "General Damages" includes not only the direct actual damages of a Person, but also punitive and exemplary damages and Consequential Damages of such Person.

"GOVERNMENTAL AUTHORITY": Any federal, state, local, or foreign government or governmental, quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

"GREEN TOLERANCE LEVEL": An acceptable level of performance for a TSG Service that is specified in Exhibit E: Agreed SLAs.

"HIGH RISK TSG SERVICE": A TSG Service or system designated as "High Risk" in an SLA.

"HISTORICAL SLA STANDARD": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"HOST COMMUNICATIONS COMPLEX": Host Communications Complex (HCC) defined in Exhibit B: TSG Services Description.

"HOURLY LABOR RATE": The hourly rates charged by SDT and SCS for applicable development, maintenance, enhancement, and consulting services.

"IDS SOFTWARE": The Integrated Data Server software under development by TSG for AMERICAN as of the Disaffiliation Date funded by AMERICAN's Capacity Planning Group.

"INADEQUATE PERFORMANCE": TSG's failure to meet the applicable SLA Standard for a specific service that results in a Performance Decrease.

"INDEMNIFIABLE LOSSES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or incurred by a Person. "Indemnifiable Losses" consists only of the direct actual damages of a Person, and excludes any Consequential Damages and any punitive or exemplary damages (however described) of such Person. For the avoidance of doubt, the "Indemnifiable Losses" of an Indemnitee shall include any Consequential Damages and any punitive or exemplary damages (however described) awarded against such Indemnitee in favor of a Person making a Third-party Claim against such Indemnitee.

"INDEMNIFICATION CLAIM": A claim or demand of a Party, on its behalf or on behalf of one or more of its other Indemnitees, based on a Third-party Claim, for indemnification under Article XX -- Indemnification.

"INDEMNIFICATION CLAIM NOTICE": A Notice from the Indemnified Party describing an Indemnification Claim and the amount or the estimated amount of that Indemnification Claim to the extent then feasible (though that estimate shall not be determinative of the final amount of that Indemnification Claim).*

"INDEMNIFICATION RESPONSE PERIOD": The [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after an Indemnification Claim Notice is given during which the Indemnifying Party may investigate and determine its responsibility or liability for an Indemnification Claim and Notify the Indemnified Party of the Indemnifying Party's election to defend a Third-party Claim.

"INDEMNIFIED PARTY": A Party entitled to or seeking indemnification, on its own behalf or on behalf of one or more of its other Indemnitees, under Article XX -- Indemnification.

"INDEMNIFYING PARTY": A Party that has or is alleged to have an obligation to indemnify the other Party's Indemnitees under Article XX -- Indemnification in response to an Indemnification Claim.

"INDEMNITEES":  The Airline Group Indemnitees or the TSG Indemnitees, or both.

"INDEPENDENT CONTRACTOR": An individual who is an independent contractor and not an employee.

"INTEGRATION SERVICES": Integration testing and consulting services as defined in Exhibit B: TSG Services Description.

"INTELLECTUAL PROPERTY RIGHTS": collectively, patents, copyrights, trade secrets, trademarks, design rights and similar rights.

"JOINTLY OWNED SOFTWARE": Is all software (and work in progress software) developed by means of TSG Services or New/Out-of-scope Services performed by TSG after the Effective Date but prior to the Disaffiliation Date.

 "JOINT VENTURE": has the meaning set forth in Section 11.5 of this Agreement.

"KEY EMPLOYEE": A full-time employee of TSG designated by the Airline Group to be subject to certain restrictions and conditions described in Article XVI -- Key Employees and Related Provisions.

"KEY EMPLOYEE LIST": The group who are Key Employees. The TSG employees named in
Exhibit I: Key Employees are deemed to be Key Employees.

"LAN":  Local area network linking computers at a site or series of sites.

"LESS FAVORABLE TO TSG": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"LEVEL 5": A Party's employee-pay-grade Level 5 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"LEVEL 6": A Party's employee-pay-grade Level 6 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"LEVEL 7": A Party's employee-pay-grade Level 7 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"LOW RISK TSG SERVICE": A TSG Service or system designated as "Low Risk" in an SLA.

"MAIL DISTRIBUTION SERVICES": Mail Distribution Services defined in Exhibit B:
TSG Services Description.

"MAINTENANCE": Providing Error Corrections, Work-arounds, Updates, and services known as "SDT help desk services."

"MALFUNCTION": Any way in which the TSG Operated Software fails to perform in accordance with the TSG Operated Software's specifications or normal operations.

"MATERIAL ADVERSE IMPACT": The occurrence of one or more of the following:

         A.   An increase in the Fees;

         B. A more than DE MINIMIS increase in an expense incurred by the Airline Group;

         C. A material adverse effect on TSG's performance in accordance with TSG's actual, typical performance of the TSG Services; or

         D.   An increase in the Taxes payable by the Airline Group.

"MEDIUM RISK TSG SERVICE": A TSG Service or system designated as "Medium Risk" in an SLA.

"MESSAGE":  A processor instruction in a Real Time Application.

"MCDUI": Moves, changes, deinstalls, upgrades, and installs of Airline Group owned equipment as defined in Exhibit B: TSG Services Description.

"MFC CUSTOMER": Any most-favored customer of TSG, other than the Airline Group, for services similar to the TSG Services. For purposes hereof, an Air Carrier customer is "most favored" if in its agreement with TSG for TSG to provide such customer TSG Services, the customer obtains a clause similar to that set forth in Section "7.13, MOST FAVORED CUSTOMER."

"NEW BILLING SYSTEM": The billing system that TSG is to design, develop, and implement to replace the billing system in place upon the Effective Date.

"NEW HISTORICAL SLA STANDARD": The actual performance level of a TSG Service after the Effective Date, except for such periods of time when the performance levels may be reasonably construed as unacceptable.

"NEW/OUT-OF-SCOPE SERVICE": One or more of the services defined in the following
Subparagraphs:

                  (1) Services that are not described in Exhibit B: TSG Services Description and do not have a price specified in Exhibit C: Rate and Reset Schedule.

                  (2) Services that are not within the scope of the TSG Services; and

                  (3) New/Out-of-scope Services include, but are not limited to, services related to smart cards and intelligent voice response systems.

"NEW SOFTWARE": all software developed by means of the TSG Services or the New/ Out-of-scope Services performed by TSG after the Disaffiliation Date.

"NON-EXCLUSIVE SERVICES": Any services other than those specified in Section "3.10., EXCLUSIVITY." The Non-exclusive Services include those services described in Section "3.11., NON-EXCLUSIVE SERVICES."

"NOTICE": Prior, written notice or other communication complying with Article XXVIII -- Notices and Other Communications. Whenever a period of time is stated for Notice, such period of time is the minimum period and nothing in this Agreement shall be construed as prohibiting a greater period of time. ("Notify" has the correlative meaning.)

"ODD-NUMBERED YEAR":  1997 and every second year thereafter.

"OFF-THE-SHELF SOFTWARE": Software that can be implemented in production without any, or with only minimal, customization or modification.

"OPERATIONS MIXED SERVICES": Services provided by the Airline Group to AG Customers at or around airports, including ramp handling, passenger handling, training services, fueling, weight and balance determinations, weather forecasting, baggage handling, Admirals Club related services, ground handling, maintenance operations, and in-flight magazines.

"ORDINARY MISTAKE": Any action or omission of TSG, in the ordinary course of its business and in connection with rendering or providing TSG Services under the Agreement, constituting a mistake or error of a kind that is not uncommon, unusual, or atypical in the information technology business, such as a routine programming or operator error.

"OTHER MIXED SERVICES": All services provided by the Airline Group to AG Customers that include TSG Operated Software and/or TSG Services, other than Operations Mixed Services and Alliance Mixed Services.

"OTHER SERVICES": The following TSG Services:

                  (1) Data Network Services; and

                  (2) Voice Network Services.

"OTHER THIRD-PARTY SOFTWARE": Software used by TSG to provide TSG Services that is not the property of TSG and not TSG Transferred Third-party Software.

"OUTAGE": When a TSG Service is unavailable for the Airline Group's productive use, excluding any unavailability due to scheduled downtime. For avoidance of doubt, a TSG Service that entails the running of batch processes shall not be considered unavailable for the Airline Group's productive use solely by reason of the faulty or unsuccessful execution of one or more batch processes so long as the TSG Service remains generally capable of successful execution of such batch processes.

"PARTY": Each of the signatories to the Agreement, and their successors and assigns as permitted by the Agreement. ("Parties" has the correlative meaning.)

"PERFORMANCE DECREASE": A decrease of the Fees in the event of Inadequate Performance.

"PERFORMANCE INCREASE": An increase of the Fees in the event of Exceptional Performance.

"PERSON": An individual; a corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

"PLATFORM TECHNOLOGY": Computer and communications hardware, and operating system software for the software TSG designates as "commercial software," but not applications or other operating system software or end-user terminal devices (such as personal computers).

"PROJECTED ANNUAL NEGOTIATED FEES": The Fees projected to apply to the TSG Services for the next Even-numbered Year, calculated using the Projected Negotiated Rates, as described in Section "7.6, PROJECTED ANNUAL NEGOTIATED FEES."

"PROJECTED ANNUAL RESET FEES": The Fees projected to apply to the TSG Services for the next calendar year, calculated using the Reset Formulas then in effect, as described in Section "7.4, PROJECTED ANNUAL RESET FEES."

"PROJECTED ANNUAL VOLUME": The volume, scope, or extent of the TSG Services anticipated to be used or received by the Airline Group in the next calendar year, as agreed upon by the Parties.

"PROJECTED NEGOTIATED RATES": The Rates anticipated to apply to the TSG Services for the next Even-numbered Year, consisting of:

                  (1) Rates negotiated and agreed upon by the Parties for the next Even-numbered Year for TSG Services that are Benchmarked in an Odd-numbered Year; and

                  (2) Rates reset for the next Even-numbered Year by application of the Reset Formulas for TSG Services that are not so Benchmarked.

"PSS/FPC": The Real Time Services consisting of Passenger Services System (PSS), including QCP and Fare Pricing Complex (FPC), as described in Exhibit B: TSG Services Description.

"RATE": A rate charged to the Airline Group for any TSG Service, or for a unit of service or another increment of use or receipt of any TSG Service, as specified in the Rate and Reset Schedule.

"RATE AND RESET SCHEDULE":  Exhibit C:  Rate and Reset Schedule.

"REAL TIME APPLICATION": One of the following software applications described in Exhibit B: TSG Services Description:

                  (1) PSS/FPC;

                  (2) Flight Operating System (FOS) described in Exhibit B:
TSG Services Description; and

                  (3) Virtual Machine Test System (VM Test) described in Exhibit B: TSG Services Description.

"REAL TIME SERVICES": Real Time Application Services as described in Exhibit B:
TSG Services Description.

"RED TOLERANCE LEVEL": An unacceptable level of performance for a TSG Service that is specified in Exhibit E: Agreed SLAs that results in a Performance Decrease.

"REQUESTING PARTY": has the meaning in Section 11.5A.

"RE-RUN": TSG Services used in the re-performing and/or correcting of previously performed TSG Services by TSG for the Airline Group.

"RESERVATIONS 800 SERVICES": Domestic Reservations Inbound Services (including 800 Decision Tree Support) as described in Exhibit B: TSG Services Description.

"RESET FORMULA": A formula agreed by the Parties by which a Current Rate may be adjusted or reset for use in the next calendar year.

"RETAINED RIGHTS": Defined in the Bill of Contribution, Assignment and Assumption Agreement between AMERICAN and SABRE Properties, Inc. dated July 1, 1996.

"RFP":  Request for proposal.

"RFQ":  Request for quotation.

"RM/CP SOFTWARE": Jointly Owned Software or Transferred Software (1) that is not a Real Time Application and (2) that is used, as of the Disaffiliation Date, in AMERICAN's Revenue Management or Capacity Planning departments.

 "SCS":  SABRE Computer Services, a division of TSG.

"SDT":  SABRE Decision Technologies, a division of TSG.

"SHARED ENVIRONMENT": Hardware, software and telecommunications networks operated by TSG that TSG uses to provide services under this Agreement and that TSG also uses for its internal business operations or in its electronic travel distribution business (e.g., SABRE PSS).

"SIGNIFICANT SERVICES": Design, programming, and related services for customization and systems integration greater than twenty-five percent (25%) of the total fees incurred by the Airline Group in the acquisition of such software.

"SITA": Societe Internationale de Telecommunications Aeronautiques, a Belgian cooperative corporation.

"SITA AGREEMENTS": Agreements between AMERICAN and one or more members of the SITA Group as described in Exhibit H: SITA Relationship.

"SITA GROUP":  SITA and/or its affiliates or subsidiaries.

"SITA SABRENET SERVICES": Those SITA Services that are provided by SITA under the SABREnet Services Agreement dated as of July 1, 1996.

"SITA SERVICES": Services provided by the SITA Group that AMERICAN may purchase under the SITA Agreements.

"SLA": Each of the written statements of performance levels for services specified in Exhibit D: Services
Subject to SLA.

"SLA DATABASE": A database containing the information from which the Historical SLA Standards were derived and to which TSG shall add the actual performance data used to compare the performance of services to the SLA Standards.

"SLA SERVICE TERMINATION EVENT": An event described in an SLA that gives the Airline Group the right to terminate a specific TSG Service.

"SLA STANDARD": For a specific service, the Green Tolerance Level on a monthly basis for such service specified in the applicable SLA.

"SLA TERMINATION EVENT":  The occurrence of one or more of the following events:

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"SPIN-OFF COMPANY": An entity that was a member of the Airline Group, but was divested to the extent that less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates, or an entity resulting from the divestiture of a business unit or division of a member of the Airline Group of which less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates.

"STANDARD DEVELOPMENT": has the meaning set forth in Section 11.5 of this Agreement.

"STRATEGIC DEVELOPMENT": has the meaning set forth in Section 11.5 of this Agreement.

"STANDARD SOFTWARE": is all Jointly Owned Software and all New Software developed on a Standard Development basis or otherwise solely or jointly owned by TSG pursuant to a separate agreement between the Parties.

"STOCK AGREEMENT": Stock Transfer and Rights Agreement by and between AMERICAN and TSG dated as of July 1, 1996, regarding inter alia, the Depository Certificates.

"SUCCESSOR PROVIDER": The Airline Group's designee to provide services similar to the TSG Services.

"TAXES": Foreign, federal, state and local sales, use, excise, value added, or similar transfer taxes (including any related penalties, additions to tax, and interest), however designated or imposed, which are in the nature of a transaction tax.

 "TERMINATION DATE": The date on which termination of this Agreement is effective without regard to the duration of the Wind-down Period.

"TERMINATION FOR CAUSE": Termination of this Agreement pursuant to Section "24.1, TERMINATION FOR BREACH" or "24.2, TERMINATION FOR INADEQUATE PERFORMANCE."

"TERMINATION LIQUIDATED DAMAGES": The amount calculated in accordance with Exhibit K: Termination Liquidated Damages Calculation.

"THIRD-PARTY CLAIM": A claim of liability asserted against a Party by a Person other than the other Party or either Party's Affiliates.

"THIRD-PARTY PASS-THROUGH CHARGES": Charges to TSG for certain services or products that it acquires from third party vendors to enable it (in part) to provide TSG Services, which charges TSG passes through as Fees charged to the Airline Group for the following TSG Services:

                  (1) Reservation 800 Services;

                  (2) Corporate Inbound;

                  (3) ICS Services;

                  (4) Telecommunications services under the telecommunications agreements that were assigned by AMERICAN to TSG on the Effective Date, as part of the Procurement Agreements, under the Bill of Contribution, Assignment and Assumption Agreement dated as of the Effective Date between AMERICAN and SABRE Properties, Inc. (a predecessor by merger to TSG); and

                  (5) SITA Services.

"THIRD-PARTY STANDARD SUPPORT": For hardware, Third-party Standard Support is the preventive and remedial maintenance that the third party vendor of such hardware offers its customers. For software, Third-party Standard Support is such combination of Telephone Support, Error Corrections, Updates, and Enhancements that the third party vendor of such software offers its customers.

"THIRD-PARTY SUPPORTED PRODUCT": Any hardware or software provided by a third party vendor and used by TSG to provide the TSG Services except for hardware and software that constitute the Commercial Services, Real Time Applications, and Connectivity Systems.

"THIRD-PARTY SOFTWARE": Software owned by a third party and licensed to TSG or AMERICAN and used in performing a TSG Service.

"THIRD-PARTY SYSTEM": Software, computers, networks or other devices licensed or purchased by the Airline Group for use in connection with TSG Services.

"TORT DAMAGES": Bodily or personal injury or death or damage to real or tangible personal property.

"TRANSFERRED SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSFERRED THIRD-PARTY SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSITION ASSISTANCE": The services provided by TSG to the Airline Group, in addition to the TSG Services and in accordance with Article XXV -- Transition Assistance; Survival, to enable the Airline Group to obtain services to replace the TSG Services.

"TSG": Sabre, Inc., formerly known as The SABRE Group, Inc., a Delaware corporation.

"TSG CUSTOMER": Any customer of TSG, other than the Airline Group, for services similar to TSG Services.

"TSG DEVELOPMENT":  Development performed by TSG.
                                                                         Page 20

"TSG HIGHLY CONFIDENTIAL INFORMATION": Source code and technical documentation (to the extent they constitute trade secrets or information not containing trade secrets, but from which TSG's trade secrets can be derived), trade secrets, and other information not containing TSG's trade secrets, but from which TSG's trade secrets can be derived. For the avoidance of doubt, TSG and the Airline Group agree that user manuals are generally not TSG Highly Confidential Information and that file formats for input and/or output are not TSG Highly Confidential Information. For the avoidance of doubt, decision support source code and technical documentation are deemed to be TSG Highly Confidential Information.

"TSG INDEMNITEES": TSG and its directors, officers, employees, and agents and the heirs, executors, successors, and permitted assigns of any of those Persons.

"TSG OPERATED SOFTWARE": All software used by TSG to provide the TSG Services, including TSG Owned Software, Transferred Software, Jointly Owned Software, New Software, Transferred Third Party Software and Other Third Party Software.

 "TSG OWNED SOFTWARE": All software owned by TSG and used by TSG to provide the TSG Services, other than Transferred Software, Jointly Owned Software and New Software.

"TSG PORTFOLIO SOFTWARE": All software that is (A) made available to U.S. Airways [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


"TSG PRIMARY RESPONSIBILITIES": Any such responsibilities to which the Airline Group and TSG agree in writing are TSG's Primary Responsibilities and the following TSG Services:

         A.       Management of Reservations 800 Services;

         B.       Device Support provided in the System Operations Control
Center;

         C.       Commercial Services;

         D.       Real Time Services; and

         E. Integration Services as defined in Exhibit B: TSG Services Description.

"TSG SERVICES": Services consisting of the Data Processing Services, the Enhanced Data Processing Services, and the other services as described in Exhibit B: TSG Services Description or in this Agreement.

"TSG SOFTWARE INCOME": The license fees or equivalent compensation that TSG receives for granting the right to use the Jointly Owned Software and the license fees or equivalent compensation that TSG receives for operating the Jointly Owned Software for the benefit of a TSG Customer.

                  (1) For the avoidance of doubt, TSG Software Income does not include the following:

                           a.       Income to TSG for providing maintenance;

                           b.       Income to TSG for modifying software to meet
TSG Customer specifications;

                           c.       Taxes; and

                           d.       Implementation fees, training fees, and
consulting fees.

                  (2) For the avoidance of doubt, TSG Software Income includes the following:

                           a.       Compensation TSG receives in kind as some or
all of license fees; and

                           b.       The present value of license fees to be paid
in installments.

 "TSG SYSTEM": The TSG Operated Software and all TSG owned or operated hardware and voice and data networks used to provide the TSG Services.

"UNAPPLIED CAPPED ADJUSTMENT": The excess of the Unrealized Aggregate Adjustment over the Capped Adjustment.

"UNREALIZED AGGREGATE ADJUSTMENT": The excess of the difference (expressed as an absolute value) between the Projected Annual Reset Fees and the Projected Annual Negotiated Fees over the Adjustment Amount.

"UNSUPPORTED PRODUCT": A Third-party Supported Product that is no longer supported by a third party vendor.

"UPDATE": Any modification to the TSG Operated Software for one or more of the following reasons:

                  (1) A modification of the TSG Operated Software because of a change made to the operating system environment in which the TSG Operated Software executes;

                  (2) Periodic installation of a collection of such Error Corrections that have been provided to any user or licensee of the TSG Operated Software since the last Update;

                  (3) A modification of the TSG Operated Software because of a change in the law or regulations applicable to the TSG Operated Software;

                  (4) A modification to Third-party Software that TSG chooses to install;

                  (5) A modification of the TSG Operated Software to remove a Work-around and install an Error Correction; and

                  (6) A modification of the TSG Operated Software because of a change to the hardware environment in which the TSG Operated Software executes.

"VAX SERVICES":  VAX Services defined in Exhibit B:  TSG Services Description.

"VOICE MAIL":  Voice Mail as described in Exhibit B:  TSG Services Description.

"VOICE NETWORK SERVICES": The following services:

                  (1) Reservation 800 Services;

                  (2) Corporate Inbound described in Exhibit B: TSG Services Description;

                  (3) ICS (Inter City System) described in Exhibit B: TSG Services Description;

                  (4) Domestic/International Telephone Support described in Exhibit B: TSG Services Description;

                  (5) Voice Mail described in Exhibit B: TSG Services Description; and

                  (6) Video Conferencing described in Exhibit B: TSG Services Description.

"WIND-DOWN COSTS": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"WIND-DOWN PERIOD": [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] following any Expiration or termination of the Agreement.

"WORK-AROUND": A modification to the TSG Operated Software to disable a function in the TSG Operated Software in order to bypass a Malfunction temporarily.

"X.400": Corporate Standard E-mail interface service as defined in Exhibit B:
TSG Services Description.

                            II. Interpretive Matters.

The Agreement is the result of the Parties' negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

                  (1) "including" or "include" does not denote or apply any limitation;

                  (2)  "or" has the inclusive meaning "and/or";

                  (3) "and/or" means "or" and is used for emphasis only;

                  (4) "$" refers to United States dollars;

                  (5) the singular includes the plural, and vice versa, and each gender includes each of the others;

                  (6) captions or headings are only for reference and are not to be considered in interpreting the Agreement;

                  (7) "Article," "Section," and "Subsection" refer to an Article, Section and Subsection, respectively, of the Agreement, unless otherwise stated in the Agreement;

         (8) if an ambiguity arises in a Subsection's, Section's, or Article's cross-reference to another Section or Article, the cross-referenced heading controls over the cross-referenced Section or Article number.


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